                                                                    EXHIBIT 4.23


                                  AMVESCAP PLC



                                       and



                          TRIMARK FINANCIAL CORPORATION


                              --------------------

                              AMENDED AND RESTATED
                                MERGER AGREEMENT

                                   May 9, 2000

                              --------------------

                                TABLE OF CONTENTS


                                                   ARTICLE 1
                                                INTERPRETATION

Section 1.1       Definitions................................................................................1
Section 1.2       Interpretation Not Affected by Headings, etc..............................................10
Section 1.3       Currency..................................................................................10
Section 1.4       Number, etc...............................................................................10
Section 1.5       Date For Any Action.......................................................................11
Section 1.6       Entire Agreement..........................................................................11
Section 1.7       Schedules.................................................................................11
Section 1.8       Accounting Matters........................................................................11
Section 1.9       Knowledge.................................................................................11

                                                   ARTICLE 2
                                                THE ARRANGEMENT

Section 2.1       Implementation Steps by Trimark...........................................................12
Section 2.2       Implementation Steps by AMVESCAP..........................................................13
Section 2.3       Interim Order.............................................................................14
Section 2.4       Articles of Arrangement...................................................................15
Section 2.5       Trimark Circular..........................................................................15
Section 2.6       AMVESCAP Circular.........................................................................15
Section 2.7       Securities Compliance.....................................................................15
Section 2.8       Preparation of Filings, etc...............................................................16
Section 2.9       Holdco Alternative........................................................................18

                                                   ARTICLE 3
                                        REPRESENTATIONS AND WARRANTIES

Section 3.1       Representations and Warranties of Trimark.................................................18
Section 3.2       Representations and Warranties of AMVESCAP................................................18
Section 3.3       Survival..................................................................................18

                                                   ARTICLE 4
                                                   COVENANTS

Section 4.1       Retention of Goodwill.....................................................................18
Section 4.2       Treatment of Options, etc.................................................................19
Section 4.3       Covenants of Trimark......................................................................20
Section 4.4       Covenants of AMVESCAP.....................................................................25
Section 4.5       Covenants Regarding Non-Solicitation......................................................28
Section 4.6       Notice by Trimark of Superior Proposal Determination......................................30
Section 4.7       Access to Information.....................................................................31


                                      (i)

Section 4.8       Closing Matters...........................................................................32
Section 4.9       Indemnification...........................................................................32

                                                   ARTICLE 5
                                                  CONDITIONS

Section 5.1       Mutual Conditions Precedent...............................................................32
Section 5.2       Additional Conditions Precedent to the Obligations of AMVESCAP............................34
Section 5.3       Additional Conditions Precedent to the Obligations of Trimark.............................35
Section 5.4       Notice and Cure Provisions................................................................36
Section 5.5       Satisfaction of Conditions................................................................37

                                                   ARTICLE 6
                                           AMENDMENT AND TERMINATION

Section 6.1       Amendment.................................................................................37
Section 6.2       Mutual Understanding Regarding Amendments.................................................38
Section 6.3       Termination...............................................................................38
Section 6.4       Break and Other Fees......................................................................40
Section 6.5       Effect of Break Fee Payment...............................................................41
Section 6.6       Remedies..................................................................................41

                                                   ARTICLE 7
                                                    GENERAL

Section 7.1       Notices...................................................................................42
Section 7.2       Assignment................................................................................43
Section 7.3       Binding Effect............................................................................43
Section 7.4       Waiver and Modification...................................................................43
Section 7.5       Further Assurances........................................................................44
Section 7.6       Expenses..................................................................................44
Section 7.7       Consultation..............................................................................44
Section 7.8       Governing Laws............................................................................45
Section 7.9       Time of Essence...........................................................................45
Section 7.10      Counterparts..............................................................................45



                                      (ii)

                              AMENDED AND RESTATED
                                MERGER AGREEMENT

         MEMORANDUM OF AGREEMENT made as of the 9th day of May, 2000.

BETWEEN :

                           AMVESCAP PLC

                           a corporation existing under the laws of England (hereinafter referred to as "AMVESCAP")

                                     - and -

                           TRIMARK FINANCIAL CORPORATION

                           a corporation existing under the laws of Ontario (hereinafter referred to as "TRIMARK")

         THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

SECTION 1.1 DEFINITIONS.

         In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings respectively:

         "ACQUISITION PROPOSAL" means any proposal or offer with respect to any merger, amalgamation, arrangement, business combination, liquidation, dissolution, recapitalization, take-over bid, purchase of all or any material assets of, or any purchase of more than 20% of the equity (or rights thereto) of, or similar transactions involving, Trimark or any Trimark Material Subsidiary, excluding the Arrangement;

         "AFFILIATE" shall have the meaning ascribed thereto under the Securities Act;

         "AGENT" has the meaning ascribed to such term in Section 1.1 of the Plan of Arrangement;

         "AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES" has the meaning ascribed thereto in Section 1.1 of the Plan of Arrangement;

         "AMVESCAP CIRCULAR" means the circular to be sent to the AMVESCAP Shareholders, including the notice of the AMVESCAP Meeting and all appendices thereto, containing information relating to the transactions contemplated herein together with accompanying listing particulars for the AMVESCAP Ordinary Shares to be issued pursuant to the Arrangement;

         "AMVESCAP EQUITY SUBORDINATED DEBENTURES" means the equity subordinated debentures of Exchangeco containing the terms ascribed thereto in Schedule F;

         "AMVESCAP MATERIAL SUBSIDIARY" means each subsidiary of AMVESCAP the total assets of which constituted more than ten percent of the consolidated assets of AMVESCAP or the total revenues of which constituted more than ten percent of the consolidated revenues of AMVESCAP, in each case as set out in the financial statements of AMVESCAP for the year ended December 31, 1999, and including each affiliate of AMVESCAP that directly or indirectly holds an equity interest in each such subsidiary;

         "AMVESCAP MEETING" means the extraordinary general meeting of AMVESCAP Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with applicable Laws to consider certain matters in connection with the Arrangement;

         "AMVESCAP ORDINARY SHARES" means the ordinary shares in the capital of AMVESCAP;

         "AMVESCAP RESOLUTION" means the special resolution of the AMVESCAP Shareholders to implement the matters referred to in this Agreement including, to the extent required, the acquisition of Trimark Common Shares, the creation of the AMVESCAP Special Voting Share, the allotment of AMVESCAP Ordinary Shares to be issued at the Effective Time in connection with the Arrangement and the reservation of AMVESCAP Ordinary Shares for issuance from time to time: (i) upon the exchange of Exchangeable Shares; and (ii) upon the exercise of the Replacement Options;

         "AMVESCAP SHAREHOLDERS" means the holders of AMVESCAP Ordinary Shares;

         "AMVESCAP SPECIAL VOTING SHARE" has the meaning ascribed thereto in the Voting and Exchange Trust Agreement;

         "ARRANGEMENT" means an arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with
         Section 6.1 or Article 6 of the Plan of Arrangement or made at the direction of the Court;

         "ARRANGEMENT RESOLUTION" means the special resolution of the Trimark Securityholders, to be substantially in the form and content of Schedule A annexed hereto;

         "ARTICLES OF ARRANGEMENT" means the articles of arrangement of Trimark in respect of the Arrangement that are required by the OBCA to be sent to the Director after the Final Order is made;

         "BUSINESS DAY" means any day on which commercial banks are generally open for business in Toronto, Ontario and London, England other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under applicable laws or in London, England under applicable laws;

         "CALLCO" means a company to be incorporated by AMVESCAP under the laws of Canada or one of the Provinces of Canada which will be a direct or indirect wholly-owned subsidiary of AMVESCAP;

         "CANADIAN SECURITIES REGULATORY AUTHORITIES" means collectively, the securities commission or other securities regulatory authority in each of the provinces and territories of Canada, and "CANADIAN SECURITIES REGULATORY AUTHORITY" means any one of the foregoing.

         "CONFIDENTIALITY AGREEMENT" means the confidentiality letter agreement dated April 29, 2000 between AMVESCAP and Trimark;

         "COURT" means the Superior Court of Justice (Ontario);

         "DIRECTOR" means the Director appointed pursuant to Section 278 of the OBCA;

         "DISSENT RIGHTS" means the rights of dissent in respect of the Arrangement described in Section 3.1 of the Plan of Arrangement;

         "DISSENTING SHAREHOLDER" has the meaning ascribed thereto in the Plan of Arrangement;

         "EFFECTIVE DATE" means the date shown on the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement;

         "EFFECTIVE TIME" has the meaning ascribed thereto in the Plan of Arrangement;

         "ELECTION DEADLINE" has the meaning ascribed to such term in Section
         1.1 of the Plan of Arrangement;

         "EXCHANGE RATIO" has the meaning ascribed thereto in the Plan of Arrangement;

         "EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the capital of Exchangeco, having the rights, privileges, restrictions and conditions set out in Appendix I to the Plan of Arrangement;

         "EXCHANGECO" means a corporation to be incorporated by AMVESCAP under the laws of Canada or one of the Provinces of Canada which will be a direct or indirect wholly-owned subsidiary of AMVESCAP and which will issue the Exchangeable Shares;

         "FINAL ORDER" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

         "FUNDS" means the mutual funds, investment funds and collective investment vehicles established, managed or distributed by Trimark or any of its affiliates, other than the Optima Strategy Canadian Diversified Pool and any other funds managed by Trimark for third parties, and "FUND" means any one of the foregoing;

         "GOVERNMENTAL ENTITY" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) self-regulatory organization or stock exchange (including without limitation the LSE, the UKLA and the Toronto Stock Exchange), (c) any subdivision, agent, commission, board, or authority of any of the foregoing, or (d) any quasi- governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

         "HOLDCO AGREEMENT" means an agreement satisfactory to AMVESCAP, in its sole discretion, pursuant to which all of the holders of shares in the capital of a Holding Company agree to, among other things, transfer all of the shares in the capital of such company to Exchangeco under the Arrangement and agree to deposit with the Agent prior to the Election Deadline a duly completed Holdco Letter of Transmittal and Election Form;

         "HOLDCO ALTERNATIVE" means the option of all of the holders of shares in the capital of a Holding Company to enter into a Holdco Agreement with AMVESCAP and to transfer all of the issued and outstanding shares in the capital of such company to Exchangeco under the Arrangement and to receive the consideration specified in the Plan of Arrangement;

         "HOLDCO LETTER OF TRANSMITTAL AND ELECTION FORM" means the letter of transmittal and election form for use by holders of Holdco Shares who choose the Holdco Alternative, which will provide, among other things, that the Holdco Alternative is available only in respect of a Holding Company that is a single-purpose holding company: (a) which is resident in Canada and a taxable Canadian corporation for purposes of the Tax Act, (b) which has no assets other than Trimark Shares and/or the shares of no more than one other Holding Company and no liabilities whatsoever, and (c) either (i) which is a newly incorporated corporation, or (ii) in respect of which AMVESCAP has had full access to all of the books and records by such date that is no later than 10 calendar days prior to the date of the Trimark Meeting and AMVESCAP is satisfied that the shareholders of such Holding Company are not able to utilize a newly incorporated corporation on a tax effective basis;

         "HOLDCO SHARES" means, in respect of a Holding Company, all of the issued and outstanding shares in the capital of such Holding Company;

         "HOLDERS" means, when used with reference to the Trimark Common Shares, the holders of Trimark Common Shares shown from time to time in the register maintained by or on behalf of Trimark in respect of the Trimark Common Shares and, when used with reference to the Exchangeable Shares or the AMVESCAP Equity Subordinated Debentures, means the holders of Exchangeable Shares or the AMVESCAP Equity Subordinated Debentures, respectively, shown from time to time in the register maintained by or on behalf of Exchangeco in respect of the Exchangeable Shares or the AMVESCAP Equity Subordinated Debentures, respectively;

         "HOLDING COMPANY" means a company which is a holder of shares in the capital of Trimark and in respect of which all of the holders of shares in the capital of such company have validly exercised the Holdco Alternative and duly completed and deposited with the Agent prior to the Election Deadline a Holdco Letter of Transmittal and Election Form;

         "INCLUDING" means including without limitation;

         "INFORMATION" has the meaning ascribed thereto in Section 4.7(2);

         "INTERIM ORDER" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by Section 2.3;

         "LAWS" means all statutes, regulations, statutory rules, orders, and terms and conditions of any grant of approval, permission, authority or license of any court or Governmental Entity, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

         "LETTER OF TRANSMITTAL AND ELECTION FORM" means the letter of transmittal and election form for use by holders of Trimark Common Shares, in the form accompanying the Trimark Circular;

         "LSE" means the London Stock Exchange Limited or its successors;

         "MATERIAL ADVERSE CHANGE", when used in connection with AMVESCAP or Trimark, means any change, effect, event or occurrence with respect to its condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations or results of operations or those of its subsidiaries that is, or could reasonably be expected to be, material and adverse to the business, operations or financial condition of such party and its subsidiaries taken as a whole other than any change, effect, event or occurrence (i) relating to the Canadian, United States or United Kingdom economy or securities markets in general, (ii) affecting the Canadian, United States or United Kingdom fund management industry in general and which does not have a materially disproportionate impact on such party, or (iii) relating to any change in the trading price of the AMVESCAP Ordinary Shares or the Trimark Common Shares, respectively, related to the Arrangement or unrelated to any change, effect, event or occurrence that is, or would reasonably be expected to be, material and adverse to the condition, operations or financial condition of such party and its subsidiaries taken as a whole. For greater certainty, Material Adverse Change in respect of Trimark shall be deemed to include, without limitation, the net redemption of securities of the Funds (calculated from the date hereof) having an aggregate value of at least 10% of the greater of:
         (A) the aggregate net asset value of all of the Funds as at March 31, 2000; and (B) the aggregate net asset value of all of the Funds as at the date which is three Business Days prior to the Effective Date;

         "MATERIAL ADVERSE EFFECT" when used in connection with AMVESCAP or Trimark means any effect of a Material Adverse Change relating to such party;

         "MATERIAL FACT" shall have the meaning ascribed thereto under the Securities Act;

         "OBCA" means the Business Corporations Act (Ontario) as now in effect and as it may be amended from time to time prior to the Effective Date;

         "OSC" means the Ontario Securities Commission;

         "OUTSIDE DATE" means November 15, 2000, or such later date as may be mutually agreed by the parties to this Agreement;

         "PERSON" includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity whether or not having legal status;

         "PLAN OF ARRANGEMENT" means the plan of arrangement in the form and content of Schedule B annexed hereto and any amendments or variations thereto made in accordance with Section 6.1 or Article 6 of the Plan of Arrangement or made at the direction of the Court;

         "PRE-EFFECTIVE DATE PERIOD" shall mean the period from and including the date hereof to and including the Effective Time on the Effective Date;

         "PUBLICLY DISCLOSED BY AMVESCAP" means disclosed by AMVESCAP in a public filing made by it with the Company Announcement Office of the LSE or with the Registrar of Companies in England and Wales from January 1, 1999 to April 30, 2000;

         "PUBLICLY DISCLOSED BY TRIMARK" means disclosed by Trimark in a public filing made by it with the OSC from January 1, 1999 to April 30, 2000;

         "PUBLICLY DISCLOSED BY THE FUNDS" means disclosed by the applicable Fund in a public filing made by it with the OSC from January 1, 1999 to April 30, 2000;

         "REGULATORY APPROVALS" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, regulatory agencies or self-regulatory organizations, as set out in Schedule C hereto;

         "REPLACEMENT OPTION" has the meaning ascribed thereto in Section 2.2 of the Plan of Arrangement;

         "REPRESENTATIVES" has the meaning ascribed thereto in Section 4.7(1);

         "SECURITIES ACT" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

         "SENIOR OFFICER" has the meaning ascribed thereto in the Securities
         Act;

         "SUBSIDIARY" means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a subsidiary;

         "SUPERIOR PROPOSAL" means any bona fide written Acquisition Proposal that in the good faith determination of the Board of Directors of Trimark, after consultation with its financial advisors and with outside counsel (a) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal, and (b) would, if consummated in accordance with its terms, reasonably be expected to result in a transaction more favourable to the shareholders of Trimark from a financial point of view than the transaction contemplated by this Agreement;

         "SUPPORT AGREEMENT" means an agreement to be made between AMVESCAP, Callco and Exchangeco in the form and content of Schedule D annexed hereto, with such changes thereto as the parties hereto, acting reasonably, may agree;

         "TAX" and "TAXES" have the respective meanings ascribed thereto in Section j(v) of Schedule G;

         "TAX ACT" means the Income Tax Act (Canada) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

         "TAX RETURNS" means all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes;

         "TRIMARK CIRCULAR" means the management information circular, and accompanying notice of the Trimark Meeting and including all appendices thereto, to be sent to holders of Trimark Common Shares and Trimark Options in connection with the Trimark Meeting;

         "TRIMARK COMMON SHARES" means the common shares in the capital of Trimark;

         "TRIMARK DOCUMENTS" has the meaning ascribed thereto in Section (l) of Schedule G;

         "TRIMARK EMPLOYEE PROFIT SHARING PLAN" means the Profit Sharing Plan for Trimark Employees;

         "TRIMARK EMPLOYEE SHARE PURCHASE PLAN" means the 1987 Employee Share Purchase Plan for Trimark employees, as amended;

         "TRIMARK MATERIAL SUBSIDIARY" means each subsidiary of Trimark the total assets of which constituted more than ten percent of the consolidated assets of Trimark or the total revenues of which constituted more than ten percent of the consolidated revenues of Trimark, in each case as set out in the financial statements of Trimark for the year ended March 31, 2000, and including each affiliate of Trimark that directly or indirectly holds an equity interest in each such subsidiary;

         "TRIMARK MEETING" means the annual and special meeting of Trimark Securityholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement;

         "TRIMARK OPTIONS" means the Trimark Common Share purchase options granted under the Trimark Stock Option Plan;

         "TRIMARK PLANS" has the meaning ascribed thereto in Section k(i) of Schedule G;

         "TRIMARK SECURITYHOLDERS" means the holders of Trimark Common Shares and Trimark Options;

         "TRIMARK STOCK OPTION PLAN" means the Executive Stock Option Plan established by Trimark's board of directors on February 25, 1992, as amended;

         "TRUSTEE" means the trustee to be chosen by AMVESCAP, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement;

         "UKLA" means the Financial Services Authority in its capacity as the competent authority for the purposes of Part IV of the Financial Services Act 1986 of the United Kingdom (or any successor Act); and

         "VOTING AND EXCHANGE TRUST AGREEMENT" means an agreement to be made between AMVESCAP, Exchangeco and the Trustee in connection with the Plan of Arrangement in the form and content of Schedule E annexed hereto, with such changes thereto as the parties hereto, acting reasonably, may agree.

SECTION 1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

         The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

SECTION 1.3 CURRENCY.

         Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in lawful money of Canada.

SECTION 1.4 NUMBER, ETC.

         Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

SECTION 1.5 DATE FOR ANY ACTION.

         In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

SECTION 1.6 ENTIRE AGREEMENT.

         This Agreement and the agreements and other documents herein referred to constitute the entire agreement between the parties hereto pertaining to the terms of the Arrangement and supersede all other prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to the terms of the Arrangement.

SECTION 1.7 SCHEDULES.

         The following Schedules are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form part hereof:

         Schedule A - Arrangement Resolution
         Schedule B - Plan of Arrangement
         Schedule C - Regulatory Approvals
         Schedule D - Support Agreement
         Schedule E - Voting and Exchange Trust Agreement
         Schedule F - AMVESCAP Equity Subordinated Debentures Term Sheet Schedule G - Trimark Representations and Warranties
         Schedule H - AMVESCAP Representations and Warranties

SECTION 1.8 ACCOUNTING MATTERS.

         Unless otherwise stated, all accounting terms used in this Agreement in respect of Trimark shall have the meanings attributable thereto under Canadian generally accepted accounting principles and all determinations of an accounting nature in respect of Trimark required to be made shall be made in a manner consistent with Canadian generally accepted accounting principles and practices, consistently applied. Unless otherwise stated, all accounting terms used in this Agreement in respect of AMVESCAP shall have the meanings attributable thereto under United Kingdom generally accepted accounting principles and all determinations of an accounting nature required to be made in respect of AMVESCAP shall be made in a manner consistent with United Kingdom generally accepted accounting principles and practices, consistently applied.

SECTION 1.9 KNOWLEDGE.

         Each reference herein to the knowledge of a party means, unless otherwise specified, the knowledge of such party's Senior Officers following due inquiry.

                                   ARTICLE 2
                                THE ARRANGEMENT

SECTION 2.1 IMPLEMENTATION STEPS BY TRIMARK.

         Trimark covenants in favour of AMVESCAP that, on or prior to the Effective Date and subject to the satisfaction or waiver of the other conditions herein contained in favour of each such party, Trimark shall:

         (a) as soon as reasonably practicable, apply in a manner acceptable to AMVESCAP, acting reasonably, under Section 182 of the OBCA for an order approving the Arrangement and for the Interim Order, and thereafter proceed with and diligently seek the Interim Order;

         (b) convene and hold the Trimark Meeting not later than July 24, 2000 subject to adjournments permitted in accordance with
                  Section 4.6 (provided that, in any event, the Trimark Meeting shall be at least one clear Business Day after the date upon which the AMVESCAP Meeting takes place) for the purpose of considering the Arrangement Resolution, the election of directors, the appointment of Trimark's auditors and the presentation of the financial statements of Trimark for the year ended March 31, 2000 (and for any other proper purpose approved by AMVESCAP, acting reasonably, as may be set out in the notice for such meeting) (provided however that if there is another Acquisition Proposal to be considered at the Trimark Meeting, the order of presentation, signage, proxy forms and other matters related thereto shall be acceptable to AMVESCAP, acting reasonably);

         (c) subject to Section 4.6, not adjourn, postpone or cancel (or propose for adjournment, postponement or cancellation) the Trimark Meeting without AMVESCAP's prior written consent except as required by Laws or required by Trimark's Securityholders, provided that Trimark shall be entitled to adjourn or postpone the Trimark Meeting to ensure that such meeting takes place at least one clear Business Day after the AMVESCAP Meeting takes place;

         (d) at the request of AMVESCAP, solicit from the Trimark Securityholders proxies in favour of the approval of the Arrangement Resolution (in a commercially reasonable manner) and use all commercially reasonable efforts to take all other action that is necessary or desirable to secure the approval of the Arrangement Resolution by the Trimark Securityholders, except to the extent that the Board of Directors has changed its recommendation in accordance with the terms of this Agreement (and subject in all cases to Section 6.4 hereof);

         (e) subject to obtaining the approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order;

         (f) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the OBCA to give effect to the Arrangement; and

         (g) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in its favour, execute the Support Agreement and the Voting and Exchange Trust Agreement.

SECTION 2.2 IMPLEMENTATION STEPS BY AMVESCAP.

         AMVESCAP covenants in favour of Trimark that, on or prior to the Effective Date and subject to the satisfaction or waiver of the other conditions herein contained in favour of each such party:

         (a) AMVESCAP shall convene and hold the AMVESCAP Meeting within 35 days of the date of the mailing of the AMVESCAP Circular and prior to the Trimark Meeting, for the purpose of considering matters related to the Arrangement as are required to be approved by the AMVESCAP Shareholders as are referred to in the AMVESCAP Resolution (and for any other proper purpose as may be set out in the notice for such meeting);

         (b) AMVESCAP shall not adjourn, postpone or cancel (or propose for adjournment, postponement or cancellation) the AMVESCAP Meeting without Trimark's prior written consent except as required by Laws, U.K. common law principles or required by AMVESCAP's Shareholders;

         (c) AMVESCAP shall solicit from the AMVESCAP Shareholders proxies in favour of the approval of the AMVESCAP Resolution (in a commercially reasonable manner) and use all commercially reasonable efforts to take all other action that is necessary or desirable to secure the approval of the AMVESCAP Resolution by the AMVESCAP Shareholders, except to the extent that the Board of Directors of AMVESCAP has changed its recommendation in accordance with its fiduciary duties;

         (d) AMVESCAP shall incorporate and organize Callco and Exchangeco and provide for Exchangeco to have its share capital include the Exchangeable Shares;

         (e) in the accordance with the terms of the Plan of Arrangement, in the event that the Aggregate Principal Amount of Debentures is greater than $100,000,000, then AMVESCAP shall, and shall cause Exchangeco to, execute an indenture governing the AMVESCAP Equity Subordinated Debentures in a form consistent with the terms contained in Schedule F hereto;

         (f) AMVESCAP, Callco and Exchangeco shall execute and deliver the Support Agreement;

         (g) AMVESCAP and Exchangeco shall execute and deliver the Voting and Exchange Trust Agreement; and

         (h) AMVESCAP shall create and issue to the Trustee the AMVESCAP Special Voting Share.

SECTION 2.3 INTERIM ORDER.

         The notice of motion for the application referred to in Section 2.1(a) shall request that the Interim Order provide:

         (a) for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Trimark Meeting and for the manner in which such notice is to be provided;

         (b) that the requisite approval for the Arrangement Resolution shall be 66 2/3% of the votes cast on the Arrangement Resolution by Trimark Securityholders present in person or by proxy at the Trimark Meeting (such that each holder of Trimark Common Shares is entitled to one vote for each Trimark Common Share held) and each holder of Trimark Options is entitled to the number of votes represented by the number of Trimark Common Shares into which such holder's Trimark Option is convertible, rounded down to the nearest whole number of Trimark Common Shares and without regard to vesting requirements, if any);

         (c) that, in all other respects, the terms, restrictions and conditions of the by-laws and articles of Trimark, including quorum requirements and all other matters, shall apply in respect of the Trimark Meeting, except, in respect of the by-laws, as AMVESCAP and Trimark reasonably agree; and

         (d)      for the grant of the Dissent Rights.

SECTION 2.4 ARTICLES OF ARRANGEMENT.

         The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, implement the Plan of Arrangement.

SECTION 2.5 TRIMARK CIRCULAR.

         As promptly as reasonably practicable after the execution and delivery of this Agreement, Trimark shall complete the Trimark Circular, the Letter of Transmittal and Election Form and the Holdco Letter of Transmittal and Election Form together with any other documents required by the Securities Act or other applicable Laws in connection with the Arrangement, and as promptly as practicable after the execution and delivery of this Agreement and after obtaining the Interim Order, and in any event, before June 23, 2000 (unless an extension of such date is consented to in writing by AMVESCAP, acting reasonably), Trimark shall, subject to the contemporaneous mailing of the AMVESCAP Circular or as otherwise agreed by the parties, cause the Trimark Circular, the Letter of Transmittal and Election Form and the Holdco Letter of Transmittal and Election Form and other documentation required in connection with the Trimark Meeting to be sent to each holder of Trimark Common Shares and filed as required by the Interim Order and applicable Laws.

SECTION 2.6 AMVESCAP CIRCULAR.

         AMVESCAP shall, subject to the obtaining of required Regulatory Approvals in connection therewith, complete the AMVESCAP Circular together with any other documents required by the LSE and UKLA requirements or applicable Laws in connection with the AMVESCAP Meeting and shall, subject to the contemporaneous mailing of the Trimark Circular or as otherwise agreed by the parties, cause the AMVESCAP Circular and other documentation required in connection with the AMVESCAP Meeting to be sent to each AMVESCAP Shareholder as required by applicable Laws.

SECTION 2.7 SECURITIES COMPLIANCE.

         AMVESCAP shall use its best efforts to (which, for greater certainty, shall not require AMVESCAP to consent to a term or condition of an approval or consent which AMVESCAP reasonably determines could have a material adverse impact on AMVESCAP) obtain all orders required from the applicable Canadian Securities Regulatory Authorities to permit the issuance and first resale of:
(a) the Exchangeable Shares issued pursuant to the Arrangement and to holders of the AMVESCAP Equity Subordinated Debentures in accordance with the terms of such debentures; (b) the AMVESCAP Ordinary Shares issued at the Effective Time and from time to time (i) upon exchange of the Exchangeable Shares; and (ii) upon exercise of the Replacement Options; and (c) the AMVESCAP Equity Subordinated

Debentures, in each case without qualification with or approval of or the filing of any prospectus, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Entity in any of the provinces of Canada, or the fulfilment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of AMVESCAP or Exchangeco for purposes of Canadian federal, provincial or territorial securities Laws or equivalent United Kingdom Laws).

SECTION 2.8 PREPARATION OF FILINGS, ETC.

(1) AMVESCAP and Trimark shall use their reasonable best efforts to cooperate in the preparation, seeking and obtaining of all circulars, filings, consents, Regulatory Approvals and other approvals and other matters in connection with this Agreement and the Arrangement, provided, however, that, with respect to Canadian provincial or territorial qualifications, AMVESCAP shall not be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where it is not now so subject, except as to matters and transactions arising solely from the offer and sale of the Exchangeable Shares and the AMVESCAP Ordinary Shares and the AMVESCAP Equity Subordinated Debentures.

(2) Each of AMVESCAP and Trimark shall furnish to the other all such information concerning it and its shareholders as may be required (and, in the case of its shareholders, available to it) for the effectuation of the actions described in Sections 2.5, 2.6 and 2.7 and the foregoing provisions of this Section 2.8, and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

(3) Each of AMVESCAP and Trimark covenant to provide the other with a draft copy of the AMVESCAP Circular and the Trimark Circular, respectively, and any other documentation to be sent to the AMVESCAP Shareholders and Trimark Securityholders, respectively, in connection with this Agreement and the Arrangement from time to time prior to the mailing thereof on a confidential basis, and to provide the other with a reasonable opportunity to review and provide comments thereon.

(4) AMVESCAP and Trimark shall each promptly notify the other if at any time before the Effective Time it becomes aware that the Trimark Circular or the AMVESCAP Circular, an application for an order or any other document described in Section 2.7 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Trimark Circular or the AMVESCAP Circular or such application or other document. In any such event, AMVESCAP and Trimark shall cooperate in the preparation of a supplement or amendment to the Trimark Circular or the AMVESCAP Circular or such application or other document, as required and as the case may be, and, if required, shall cause the same to be distributed to shareholders of AMVESCAP or Trimark and/or filed with the relevant securities regulatory authorities and/or stock exchanges.

(5) Trimark shall ensure that the Trimark Circular complies with all applicable Laws and, without limiting the generality of the foregoing, that the Trimark Circular does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by AMVESCAP or any third party that is not an affiliate of Trimark). Without limiting the generality of the foregoing, Trimark shall ensure that the Trimark Circular provides holders of Trimark Common Shares with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Trimark Meeting, and AMVESCAP shall provide all information in respect of AMVESCAP reasonably necessary in order to do so.

(6) AMVESCAP shall ensure that the AMVESCAP Circular complies with all applicable Laws and, without limiting the generality of the foregoing, that the AMVESCAP Circular does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by Trimark or any third party that is not an affiliate of AMVESCAP). Without limiting the generality of the foregoing, AMVESCAP shall ensure that the AMVESCAP Circular provides AMVESCAP Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the AMVESCAP Meeting, and Trimark shall provide all information in respect of Trimark reasonably necessary in order to do so.

SECTION 2.9 HOLDCO ALTERNATIVE.

         Persons who hold shares in the capital of Trimark indirectly through a Holding Company may have all of the outstanding Holdco Shares acquired by Exchangeco pursuant to the Plan of Arrangement in accordance with the terms of a Holdco Agreement provided that (i) such persons provide a written request to that effect to the Agent no later than 12 calendar days prior to the date of the Trimark Meeting, (ii) all of the holders of shares in the capital of such Holding Company execute such Holdco Agreement, (iii) all of the holders of shares in the capital of such Holding Company duly complete and deposit with the Agent prior to the Election Deadline a Holdco Letter of Transmittal and Election Form, and (iv) such other documents as AMVESCAP may require pursuant to the terms of such Holdco Agreement are delivered on or prior to the Effective Date.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF TRIMARK.

         Trimark represents and warrants to and in favour of AMVESCAP as set out in Schedule G and acknowledges that AMVESCAP is relying upon such representations and warranties in connection with the matters contemplated by this Agreement.

SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF AMVESCAP.

         AMVESCAP represents and warrants to and in favour of Trimark as set out in Schedule H and acknowledges that Trimark is relying upon such representations and warranties in connection with the matters contemplated by this Agreement.

SECTION 3.3 SURVIVAL.

         For greater certainty, the representations and warranties of Trimark and AMVESCAP contained herein shall survive the execution and delivery of this Agreement and shall terminate on the earlier of the termination of this Agreement in accordance with its terms and the Effective Time. Any investigation by a party hereto and its advisors shall not mitigate, diminish or affect the representations and warranties of another party to this Agreement.

                                   ARTICLE 4
                                   COVENANTS

SECTION 4.1 RETENTION OF GOODWILL.

         During the Pre-Effective Date Period, Trimark will, subject to the fact that a transaction involving its businesses is contemplated hereby, continue to carry on the business of Trimark and its subsidiaries in a manner consistent with prior practice, working to preserve the attendant goodwill of such entities and to contribute to retention of that goodwill to and after the Effective Date, but subject to the following provisions of this Article 4. The following provisions of this Article 4 are intended to be in furtherance of this general commitment.

SECTION 4.2 TREATMENT OF OPTIONS, ETC.

         (a) The Trimark Options will be dealt with as provided in the Plan of Arrangement.

         (b)      In connection with the Trimark Employee Profit Sharing Plan:
                  (i) all Trimark Common Shares purchased by or on behalf of a participant and not vested as of the date hereof shall be deemed to vest immediately prior to the Effective Time, and
                  (ii) the Trimark Common Shares of each participant therein shall be delivered to AMVESCAP or the participant in accordance with the instructions of such participant. Trimark shall, forthwith after the date hereof, terminate or suspend the Trimark Employee Share Purchase Plan and each participant therein who has purchased any Trimark Common Shares thereunder with the benefit of a loan from Trimark or any subsidiary shall be offered the opportunity to either prepay or repay the loan in full, plus interest accrued thereon (if any), and receive such Trimark Common Shares, or to replace the Trimark Common Shares pledged as security therefor with all of the cash proceeds of the exchange thereof under the Arrangement, the Exchangeable Shares and/or AMVESCAP Equity Subordinated Debentures and/or AMVESCAP Ordinary Shares into which they are exchanged under the Arrangement as substitute collateral security on the same terms in each case, within 30 business days of the Effective Date, and Trimark shall adopt such requirements as changes, regulations or administrative provisions in form and substance satisfactory to AMVESCAP, acting reasonably, forthwith after the date hereof in accordance with the terms of the Trimark Employee Share Purchase Plan. In connection with the Trimark Deferred Share Unit Plan for Non-Employee Directors, Trimark will ensure that, notwithstanding any provisions to the contrary in such plan, that (i) the Settlement Date (as defined in such plan) for each of the directors of Trimark that has elected to participate in the plan is deemed to be the day prior to the Effective Date and (ii) all Deferred Shares Units that have been allocated to the account of a director of Trimark under such plan are settled on such date in cash as provided for in section 10 of the plan (and, for greater certainty, not in Trimark Common Shares as provided for in section 9 of the plan).

SECTION 4.3 COVENANTS OF TRIMARK.

         (a) Trimark covenants and agrees that, until the Effective Date or the earlier termination of this Agreement in accordance with
                  Article 6, except (i) with the consent of AMVESCAP to any deviation therefrom; (ii) as has been disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP; or (iii) with respect to any matter expressly contemplated by this Agreement or the Plan of Arrangement, including the transactions involving the businesses of Trimark and AMVESCAP contemplated hereby, Trimark will, and will cause the Trimark Material Subsidiaries and the Funds to:

                  (i) carry on its business in, and only in, the ordinary and regular course in substantially the same manner as heretofore conducted and in compliance with all applicable Laws and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization and keep available the services of its present officers and employees and others having business dealings with it to the end that its goodwill and business shall be maintained; provided that, for greater certainty, nothing herein shall restrict Trimark's ability to, with prior consultation with AMVESCAP, develop and launch new products;

                  (ii) not split, consolidate or reclassify any of the outstanding shares of Trimark or any of the outstanding securities of a Fund, nor declare, set aside or pay any dividends on or make any other distributions on or in respect of the outstanding shares of Trimark, other than normal and customary quarterly dividends on the Trimark Common Shares, and for greater certainty, any such normal and customary quarterly dividend declared prior to, but with a payment date after, the Effective Date, shall remain payable on the payment date to the shareholder of Trimark as of the record date for such dividend;

                  (iii) not amend the articles or by-laws of Trimark or any material contracts or constating documents of a Fund or materially amend the articles or by-laws of any subsidiary;

                  (iv) not sell, pledge, encumber, allot, reserve, set aside or issue, authorize or propose the sale, pledge, encumbrance, allotment, reservation, setting aside or issuance of, or purchase or redeem or propose the purchase or redemption of, any shares in its capital stock (including under its normal course issuer bid) or of any Trimark Material Subsidiary thereof or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities, except for (a) transactions between two or more wholly-owned Trimark subsidiaries or between a wholly-owned subsidiary of Trimark and Trimark, and
                           (b) the issuance of Trimark Common Shares pursuant to Trimark Options granted prior to the date hereof which are or become fully vested and are duly exercised;

                  (v) not amend, vary or modify the Trimark Employee Share Purchase Plan, the Trimark Employee Profit Sharing Plan or the Trimark Stock Option Plan or any Trimark Options except to cause the unvested Trimark Common Shares under the Trimark Employee Profit Sharing Plan to vest as contemplated hereby;

                  (vi) not reorganize, amalgamate or merge Trimark or any of the Trimark Material Subsidiaries or any of the Funds with any other Person, nor acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing substantially all of the assets or shares of or otherwise, any business of any corporation, partnership, association or other business organization or division thereof, which acquisition would be material to its business or financial condition on a consolidated basis;

                  (vii) not to acquire any property or assets aggregating 10% or more of Trimark's total consolidated property and assets as at March 31, 1999 other than in the ordinary course of business consistent with past practice;

                  (viii) except with respect to the sale of assets of Trimark or any subsidiary or any Fund in the ordinary and regular course of business consistent with past practice, not sell or otherwise dispose of any material assets (other than relating to transactions between two or more wholly-owned Trimark subsidiaries or between a wholly-owned subsidiary of Trimark and Trimark);

                  (ix) carry out the terms of the Interim Order and the Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on Trimark or its subsidiaries with respect to the transactions contemplated hereby and by the Arrangement;

                  (x) not, and cause each of the Trimark Material Subsidiaries not:

                           (A) other than pursuant to existing employment, termination, compensation arrangements or policies, enter into or modify any employment, severance, collective bargaining or similar agreements, policies or arrangements with, or grant any material bonuses, salary increases, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay to or any other form of compensation or with respect to any increase of benefits payable to, or make any loan to, any officers or directors of Trimark or any Trimark Material Subsidiary; or

                           (B) other than in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing employment, termination, compensation arrangements or policies, in the case of employees who are not officers or directors of Trimark or any Trimark Material Subsidiary, take any action with respect to the entering into or material modifying of any material employment, severance, collective bargaining or similar agreements, policies or arrangements or grant any material bonuses, salary increases, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay or any other form of compensation or with respect to any material increase of benefits payable, or make any material loans to employees;

                  (xi) not, and will cause its subsidiaries and the Funds to not, settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the Arrangement prior to the Effective Date;

                  (xii) not guarantee the payment of material indebtedness or incur material indebtedness for money borrowed or issue or sell any debt securities except in the ordinary and regular course of business consistent with past practice, other than as has been set forth in writing on the date hereof by Trimark to AMVESCAP in a form acceptable to AMVESCAP;

                  (xiii) not, except in the usual, ordinary and regular course of business and consistent with past practice: (A) satisfy or settle any claims or liabilities prior to the same being due, except such as have been reserved against in the financial statements of Trimark and its subsidiaries or as has been disclosed in writing to AMVESCAP by Trimark in a form acceptable to AMVESCAP, which are, individually or in the aggregate, material; (B) grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material; (C) permit any of the Funds to do any of the foregoing; or (D) enter into any interest rate, currency or commodity swaps, hedges or other similar financial instruments;

                  (xiv) use its reasonable commercial efforts (or cause each of its subsidiaries to use reasonable commercial efforts) to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

                  (xv) not make any changes to existing accounting practices relating to Trimark or any subsidiary or any Fund except as required by Canadian Law or required by generally accepted accounting principles or make any material tax election inconsistent with past practice; and

                  (xvi) promptly advise AMVESCAP orally and, if then requested, in writing:

                           (A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Trimark contained in this Agreement (except any such representation or warranty which speaks solely as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

                           (B) of any Material Adverse Change in respect of Trimark or any Fund; and

                           (C) of any material breach by Trimark of any covenant or agreement contained in this Agreement;

         (b) Trimark shall and shall cause its subsidiaries and the Funds to perform all obligations required or desirable to be performed by Trimark or any of its subsidiaries or the Funds under this Agreement, co-operate with AMVESCAP in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, Trimark shall and where appropriate shall cause its subsidiaries and the Funds to:

                  (i) use all reasonable efforts to obtain the requisite approvals of holders of Trimark Securityholders to the Arrangement as contemplated in Section 2.1(d) and the requisite approvals of unitholders of the Funds to the Arrangement;

                  (ii) apply for and use all reasonable efforts to obtain all Regulatory Approvals relating to Trimark or any of its subsidiaries or any of the Funds and, in doing so, to keep AMVESCAP reasonably informed as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, providing AMVESCAP with copies of all related applications and notifications, in draft form, in order for AMVESCAP to provide its reasonable comments;

                  (iii) give or file, as the case may be, in a timely fashion, all notices required in connection with the transactions contemplated hereby, in each case in form and substance satisfactory to AMVESCAP including, without limitation, notice to all security holders of the Funds of the change in control of the manager (as required under National Instrument 81-102);

                  (iv) apply for and use all reasonable efforts to obtain the Interim Order and the Final Order;

                  (v) defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

                  (vi) use its reasonable efforts to have lifted or rescinded any injunction or restraining order or other order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

                  (vii) effect all necessary registrations, filings and submissions of information required by Governmental Entities from Trimark or any of its subsidiaries or any of the Funds; and

                  (viii) use its reasonable efforts to obtain all necessary waivers, consents and approvals required to be obtained by Trimark or a subsidiary from other parties to loan agreements, leases or other contracts; and

         (c) Trimark shall carry out the terms of the Interim Order and Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on Trimark or its subsidiaries with respect to the transactions contemplated hereby and by the Arrangement.

SECTION 4.4 COVENANTS OF AMVESCAP.

         AMVESCAP hereby covenants and agrees (and, if applicable, will cause its subsidiaries):

         (a) to perform all obligations required or desirable to be performed by it under this Agreement, to co-operate with Trimark in connection therewith, and to do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, to:

                  (i) use all reasonable efforts to obtain the requisite approvals of the AMVESCAP Shareholders as contemplated in Section 2.2(c);

                  (ii) apply for and use all reasonable efforts to obtain all Regulatory Approvals required to be obtained by AMVESCAP, and, in doing so, to keep Trimark reasonably informed as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, providing Trimark with copies of all related applications and notifications, in draft form, in order for Trimark to provide its reasonable comments;

                  (iii) defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

                  (iv) use all reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to AMVESCAP which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

                  (v) effect all necessary registrations, filings and submissions of information required by Governmental Entities from AMVESCAP or its subsidiaries;

                  (vi) reserve a sufficient number of AMVESCAP Ordinary Shares for issuance (A) to the Trimark Securityholders at the Effective Time pursuant to the Arrangement; and (B) from time to time (I) upon the exchange of Exchangeable Shares; and (II) upon the exercise of the Replacement Options; and

                  (vii) to cause Exchangeco to reserve a sufficient number of Exchangeable Shares for issuance (A) to the Trimark Securityholders at the Effective Time pursuant to the Arrangement; and (B) from time to time in accordance with the terms of the AMVESCAP Equity Subordinated Debentures;

         (b) to use its best efforts to (which, for greater certainty, shall not require AMVESCAP to consent to a term or condition of an approval or consent which AMVESCAP reasonably determines could have a material adverse impact on AMVESCAP):

                  (i) cause the Exchangeable Shares (including the Exchangeable Shares that may be issued from time to time in accordance with the terms of the AMVESCAP Equity Subordinated Debentures) and the AMVESCAP Equity Subordinated Debentures to be listed and posted for trading on the Toronto Stock Exchange by the Effective Date and to maintain such listings for so long as there are Exchangeable Shares or AMVESCAP Equity Subordinated Debentures, as applicable, outstanding (other than those securities held by AMVESCAP or any of its affiliates);

                  (ii) ensure that Exchangeco has, at the Effective Time and for so long as there are Exchangeable Shares outstanding (other than those Exchangeable Shares held by AMVESCAP or any of its affiliates), a "substantial Canadian presence" within the meaning of subsection 206(1.1) of the Tax Act;

                  (iii) cause the listing on the Official List of UKLA and admission to trading on the LSE of the AMVESCAP Ordinary Shares to be issued at the Effective Time and from time to time (A) upon exchange of the Exchangeable Shares; and (B) upon the exercise of the Replacement Options; and

                  (iv) ensure that Exchangeco is, at the Effective Time and for so long as there are Exchangeable Shares outstanding (other than those Exchangeable Shares held by AMVESCAP or any of its affiliates), a "taxable Canadian corporation" and not a "mutual fund corporation", each within the meaning of the Tax Act;

         (c) to cause Exchangeco to enter into elections with holders of Trimark Common Shares who receive Exchangeable Shares under section 85 of the Tax Act and the applicable provincial legislation, where necessary, under the Arrangement and, where applicable, an election under section 57.9 of the Corporations Tax Act (Ontario) (or such similar elections as may be applicable under the analogous provisions of any other provincial corporation tax law);

         (d) to carry out the terms of the Interim Order and Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on AMVESCAP or its subsidiaries with respect to the transactions contemplated hereby and by the Arrangement;

         (e) that it has read and accepts the terms of the executive severance agreements between Trimark and each of B.J. Badeau, M.K. Feeny, O. Murray, M. Taylor, N. Mancini, W. Kanko, A. Hall, B. Deegan, R. Bradeen, K.E. Ash and E. Hoyle, each dated April 28, 2000, and AMVESCAP will cause Trimark to abide by and perform (and not to challenge or contest) the provisions thereof and the obligations of Trimark thereunder following the Arrangement;

         (f) until the Effective Date or the earlier termination of this Agreement in accordance with Article 6, promptly advise Trimark orally and, if then requested, in writing:

                  (i) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of AMVESCAP contained in this Agreement (except any such representation or warranty which speaks solely as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

                  (ii) of any Material Adverse Change in respect of AMVESCAP; and

                  (iii) of any material breach by AMVESCAP of any covenant or agreement contained in this Agreement; and

         (g) until the Effective Date, and other than to implement the transactions in the manner contemplated by the Arrangement, not to amend its articles or by-laws or enter into any transaction, if such amendment or transaction would materially adversely affect the treatment under the Tax Act or U.K. tax legislation (as in effect on the date hereof) of the consideration to be received by the holders of Trimark Common Shares pursuant to the Arrangement, who are resident in Canada.

SECTION 4.5 COVENANTS REGARDING NON-SOLICITATION.

(1) Subject to Section 4.6, Trimark shall not, directly or indirectly, through any officer, director, employee, representative (including for greater certainty any investment banker, lawyer or accountant) or agent of Trimark or any of its subsidiaries, (i) solicit, initiate, knowingly encourage or otherwise facilitate (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iii) approve or recommend any Acquisition Proposal or (iv) enter into any agreement, arrangement or understanding related to any Acquisition Proposal. Notwithstanding the preceding part of this Section 4.5(1) and any other provision of this Agreement, nothing shall prevent the Board of Directors of Trimark from considering, participating in any discussions or negotiations, or entering into a confidentiality agreement and providing information pursuant to Section 4.5(3) (but subject to Section 4.6 not approve, recommend or enter into any agreement, arrangement or understanding), regarding an unsolicited bona fide written Acquisition Proposal (a) in respect of which any required financing has been demonstrated to the satisfaction of the Board of Directors, acting in good faith, to be reasonably likely to be obtained, (b) that did not otherwise result from a breach of this
         Section 4.5, and (c) which the Board of Directors of Trimark has determined in good faith, after consultation with financial advisors and with outside counsel, is a Superior Proposal. Trimark shall, and shall cause the officers, directors, employees, representatives and agents of Trimark and its subsidiaries to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition

         Proposal, and request the return or destruction of all information provided in connection therewith. For greater certainty, a bona fide written Acquisition Proposal shall not be considered to be solicited solely because it is proposed by a party with whom Trimark had held discussions or negotiations with respect to a potential Acquisition Proposal prior to May 5, 2000.

(2) Trimark shall forthwith notify AMVESCAP, at first orally and then in writing, of any Acquisition Proposal and any inquiry that could lead to an Acquisition Proposal, or any amendments to the foregoing, or any request for non-public information relating to Trimark or any Trimark Material Subsidiary in connection with an Acquisition Proposal or for access to the properties, books or records of Trimark or any Trimark Material Subsidiary by any Person that informs Trimark or such Trimark Material Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice shall include a description of the material terms and conditions of any proposal, the identity of the Person making such proposal, inquiry or contact and provide such other details of the proposal, inquiry or contact as AMVESCAP may reasonably request. Trimark shall keep AMVESCAP informed of the status including any change to the material terms of any such Acquisition Proposal or inquiry.

(3) If Trimark receives a request for material non-public information from a Person who has made an unsolicited bona fide written Acquisition Proposal and Trimark is permitted, subject to and as contemplated under the second sentence of Section 4.5(1), to negotiate the terms of such Acquisition Proposal, then, and only in such case, the Board of Directors of Trimark may, subject to the execution by such Person of a confidentiality agreement containing employee non-solicitation and standstill provisions substantially similar to those contained in the confidentiality agreement then in effect between Trimark and AMVESCAP (which standstill provision may be waived by the Board of Directors of Trimark in its sole and unfettered discretion), provide such Person with access to information regarding Trimark; provided, however, that the Person making the Acquisition Proposal shall not be precluded under such confidentiality agreement from making the Acquisition Proposal (or, subject to Section 4.6(4), any material amendment thereto) and provided further that Trimark sends a copy of any such confidentiality agreement to AMVESCAP promptly upon its execution and AMVESCAP is provided with a list of or copies of the information provided to such Person and immediately provided with access to similar information to which such Person was provided.

(4) Trimark shall ensure that its officers, directors and employees and its subsidiaries and their officers, directors and employees and any financial advisors or other advisors or representatives retained by it or its subsidiaries are aware of the provisions of this Section 4.5, and it shall be responsible for any breach of this Section 4.5 by its and its subsidiaries' officers, directors, employees, representatives or agents.

SECTION 4.6 NOTICE BY TRIMARK OF SUPERIOR PROPOSAL DETERMINATION.

(1) Notwithstanding Sections 4.5(1), (2) and (3), but subject to AMVESCAP's rights under Section 6.3(3)(c) and Section 6.4, Trimark may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of a Superior Proposal if, and only if: (i) it has provided AMVESCAP with a copy of the Superior Proposal document; and (ii) four calendar days (the "MATCH PERIOD") shall have elapsed from the later of the date AMVESCAP received written notice ("SECTION
         4.6 NOTICE") advising AMVESCAP that Trimark's Board of Directors has resolved, subject only to compliance with this Section 4.6, to accept, approve, recommend or enter into an agreement, understanding or arrangement in respect of such Superior Proposal, specifying the terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal and the date AMVESCAP received a copy of such Superior Proposal. In the event that Trimark provides AMVESCAP with Section 4.6 Notice on a date which is less than four calendar days prior to the Trimark Meeting, Trimark shall adjourn the Trimark Meeting to a date which is not less than four calendar days and not more than 10 calendar days after the date of the Section 4.6 Notice. Any information provided by Trimark to AMVESCAP pursuant to this Section
         4.6 or pursuant to Section 4.5 shall constitute "Information" under
         Section 4.7(2).

(2) During a Match Period, Trimark agrees that AMVESCAP shall have the right, but not the obligation, to offer to amend the terms of this Agreement. The Board of Directors of Trimark will review any offer by AMVESCAP to amend the terms of this Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether AMVESCAP's offer upon acceptance by Trimark would result in such Superior Proposal ceasing to be a Superior Proposal. If the Board of Directors of Trimark so determines, it will enter into an amended agreement with AMVESCAP reflecting AMVESCAP's amended proposal. If the Board of Directors of Trimark continues to believe, in good faith, after consultation with its financial advisors and outside counsel, that such Superior Proposal remains a Superior Proposal and therefore rejects AMVESCAP's offer to amend the terms of this Agreement, Trimark may approve, recommend, accept or enter into an agreement, understanding or arrangement with respect to the Superior Proposal provided that such acceptance or agreement does not obligate Trimark or any other Person to seek to interfere with the completion of the Arrangement or impose any "break", "hello" or other fees or options or rights to acquire assets or securities, or any other obligations that would survive the

         Effective Date, on Trimark or any subsidiary unless and until this Agreement is terminated in accordance with its terms. In addition, in such circumstances, Trimark may proceed with such approvals, consents, filings of or required by Governmental Entities and such other Persons as Trimark shall consider appropriate in order to consummate such Superior Proposal, provided that such activity does not interfere with the completion of the Arrangement.

(3) Subject to Section 4.6(1), nothing contained in this Section 4.6 shall limit in any way the obligation of Trimark to convene and hold the Trimark Meeting in accordance with Section 2.1 of this Agreement.

(4) Trimark also acknowledges and agrees that each successive material amendment to any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of the requirement under clause (ii) of Section 4.6(1) to initiate an additional Section 4.6 Notice and Match Period.

SECTION 4.7 ACCESS TO INFORMATION.

(1) Subject to Sections 4.7(2) and applicable Laws, upon reasonable notice, Trimark shall (and shall cause each of its subsidiaries to) afford AMVESCAP's officers, employees, counsel, accountants and other authorized representatives and advisors ("REPRESENTATIVES") access, during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to its and its subsidiaries' and the Funds' properties, books, contracts and records as well as to its management personnel, and, during such period, Trimark shall (and shall cause each of its subsidiaries and the Funds to) furnish promptly to AMVESCAP all information concerning Trimark's and its subsidiaries' and the Funds' businesses, properties and personnel as AMVESCAP may reasonably request. Subject to Sections 4.7(2) and applicable Laws, upon reasonable notice, AMVESCAP shall afford Trimark's Representatives access, upon reasonable notice and during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to such of AMVESCAP's management personnel as AMVESCAP may determine, acting reasonably, and, during such period, AMVESCAP shall furnish promptly to Trimark all information respecting material changes in AMVESCAP's and AMVESCAP Material Subsidiaries' businesses, properties and personnel as Trimark may reasonably request.

(2) Each of AMVESCAP and Trimark acknowledges that certain information provided to it under Section 4.7(1) above will be non-public and/or proprietary in nature (the "INFORMATION") and will be subject to the terms of the Confidentiality Agreement. For greater certainty, the provisions of the

         Confidentiality Agreement shall survive the termination of this Agreement, provided that the Confidentiality Agreement shall terminate at the Effective Time notwithstanding anything to the contrary contained therein.

SECTION 4.8 CLOSING MATTERS.

         Each of AMVESCAP and Trimark shall deliver, at the closing of the transactions contemplated hereby, such customary certificates, resolutions and other closing documents as may be required by the other party hereto, acting reasonably.

SECTION 4.9 INDEMNIFICATION.

(1) AMVESCAP agrees that all rights to indemnification or exculpation now existing in favour of the directors or officers of Trimark or any subsidiary as provided in its articles of incorporation or by-laws thereof or in any agreement in effect on the date hereof shall survive the Arrangement and shall continue in full force and effect for a period of not less than seven years from the Effective Time.

(2) There shall be maintained in effect, for not less than seven years from the Effective Time, coverage substantially equivalent to that in effect under the current policies of the directors' and officers' liability insurance maintained by Trimark or any of its subsidiaries, as the case may be, which is no less advantageous, and with no gaps or lapses in coverages with respect to matters occurring prior to the Effective Time. Alternatively, at AMVESCAP's option, it may cause Trimark to purchase "run-off" directors' and officers' liability insurance providing coverage substantially as favourable to such directors and officers as that in effect under such current policies to cover prior events during such seven year period or the balance thereof.

                                   ARTICLE 5
                                   CONDITIONS

SECTION 5.1 MUTUAL CONDITIONS PRECEDENT.

         The respective obligations of the parties hereto to complete the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Date, of the following conditions precedent, each of which may only be waived by the mutual consent of AMVESCAP and Trimark:

         (a) the Arrangement shall have been approved at the Trimark Meeting by not less than two-thirds of the votes cast by the Trimark Securityholders who are represented at the Trimark Meeting;

         (b) the Arrangement shall have been approved at the Trimark Meeting in accordance with any conditions in addition to those set out in Section 5.1(a) which may be imposed by the Interim Order;

         (c) the Interim Order and the Final Order shall each have been obtained in form and on terms satisfactory to each of Trimark and AMVESCAP, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise;

         (d) the AMVESCAP Shareholders shall have approved the AMVESCAP Resolution at the AMVESCAP Meeting by the requisite levels required by applicable Laws;

         (e) there shall not be in force any final and non-appealable injunction, order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and there shall be no proceeding (other than an appeal made in connection with the Arrangement), of a judicial or administrative nature or otherwise, brought by a Governmental Entity in progress or threatened that relates to or results from the transactions contemplated by this Agreement that would, if successful, result in an order or ruling that would preclude completion of the transactions contemplated by this Agreement in accordance with the terms hereof or would otherwise be inconsistent with the Regulatory Approvals which have been obtained;

         (f)      this Agreement shall not have been terminated pursuant to
                  Article 6;

         (g) the Exchangeable Shares including those issuable in accordance with the terms of the AMVESCAP Equity Subordinated Debentures and the AMVESCAP Equity Subordinated Debentures issuable pursuant to the Arrangement shall have been conditionally approved for listing on the Toronto Stock Exchange (or its successor), the LSE shall have agreed (subject to allotment) to admit to trading on the LSE the AMVESCAP Ordinary Shares issuable pursuant to the Arrangement on the Effective Date and the UKLA shall have agreed (subject to allotment) to admit to the Official List of the UKLA the AMVESCAP Ordinary Shares issuable pursuant to the Arrangement on the Effective Date, in each case, subject to the filing of required documentation and other usual requirements;

         (h) other than the Regulatory Approvals, all consents, waivers, permits, orders and approvals of any Governmental Entity, and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Arrangement, the failure of which to obtain or the non-expiry of which would constitute a criminal offense, or would have a Material Adverse Effect on AMVESCAP or Trimark, as the case may be, shall have been obtained or received on terms that will not have a Material Adverse Effect on AMVESCAP and/or Trimark; there shall not be pending or threatened any suit, action or proceeding by any Governmental
                  Entity: (i) seeking to prohibit or restrict the acquisition by AMVESCAP or any of its subsidiaries of any Trimark Common Shares or Trimark Options, seeking to restrain or prohibit the consummation of the Plan of Arrangement or seeking to obtain from Trimark or AMVESCAP any damages directly or indirectly in connection with the Arrangement, (ii) seeking to prohibit or materially limit the ownership or operation by AMVESCAP or any of its subsidiaries of any material portion of the business or assets of Trimark or any of its subsidiaries or to compel AMVESCAP or any of its subsidiaries to dispose of or hold separate any material portion of the business or assets of Trimark or any of its subsidiaries, (iii) seeking to impose limitations on the ability of AMVESCAP or any of its subsidiaries to acquire or hold, or exercise full rights of ownership of, any Trimark Common Shares or Trimark Options, including the right to vote the Trimark Common Shares purchased by them on all matters properly presented to the shareholders of Trimark, (iv) seeking to prohibit AMVESCAP or any of its subsidiaries from effectively controlling in any material respect the business or operations of Trimark or any of its subsidiaries or (v) which otherwise is reasonably likely to have a Material Adverse Effect on Trimark or AMVESCAP; and

         (i) the Regulatory Approvals shall have been obtained or satisfied on terms and conditions satisfactory to AMVESCAP and Trimark (but only insofar as it would directly affect Trimark Securityholders) acting reasonably.

SECTION 5.2 ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
            AMVESCAP.

(1) The obligations of AMVESCAP to complete the transactions contemplated by this Agreement shall also be subject to the fulfilment of each of the following conditions precedent (each of which is for AMVESCAP's exclusive benefit and may be waived by AMVESCAP):

         (a) all covenants of Trimark under this Agreement to be performed on or before the Effective Date shall have been duly performed by Trimark in all material respects;

         (b) the representations and warranties of Trimark shall have been true and correct in all material respects on the date hereof and shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak solely as of an earlier date, in which event such representations and warranties shall be true and correct in all material respects as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement) and AMVESCAP shall have received a certificate of Trimark addressed to AMVESCAP and dated the Effective Date, signed on behalf of Trimark by the Chief Executive Officer and the Chief Financial Officer of Trimark (on Trimark's behalf and without personal liability in the absence of fraud or fraudulent concealment), confirming the same as at the Effective Date;

         (c) between the date hereof and the Effective Date, there shall not have occurred a Material Adverse Change to Trimark;

         (d) the Board of Directors of Trimark shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Trimark and the subsidiaries to permit the consummation of the Arrangement;

         (e) the transactions contemplated by this Agreement shall have been approved by unitholders of each of the Funds, to the extent and in the manner required under the terms of such Fund's constating documents and material agreements and upon such terms and conditions as are satisfactory to AMVESCAP, acting reasonably; and

         (f) the holders of Trimark Common Shares representing in excess of 10% of the outstanding Trimark Common Shares shall not have exercised (and not withdrawn such exercise to the satisfaction of AMVESCAP by the close of business on the day after the day of the Trimark Meeting) dissent or similar rights in connection with the Arrangement.

(2) AMVESCAP may not rely on the failure to satisfy any of the above conditions precedent if the condition precedent would have been satisfied but for a default by AMVESCAP in complying with its obligations hereunder.

SECTION 5.3 ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TRIMARK.

(1) The obligations of Trimark to complete the transactions contemplated by this Agreement shall also be subject to the following conditions precedent (each of which is for the exclusive benefit of Trimark and may be waived by Trimark):

         (a) all covenants of AMVESCAP under this Agreement to be performed on or before the Effective Date shall have been duly performed by AMVESCAP in all material respects;

         (b) all representations and warranties of AMVESCAP under this Agreement shall have been true and correct in all material respects on the date hereof and shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak solely as of an earlier date, in which event such representations and warranties shall be true and correct in all material respects as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement) and Trimark shall have received a certificate of AMVESCAP addressed to Trimark and dated the Effective Date, signed on behalf of AMVESCAP by two Senior Officers of AMVESCAP (on its behalf and without personal liability in the absence of fraud or fraudulent concealment), confirming the same as at the Effective Date;

         (c) the Board of Directors of AMVESCAP shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by AMVESCAP to permit the consummation of the Arrangement; and

         (d) between the date hereof and the Effective Date, there shall not have occurred a Material Adverse Change to AMVESCAP.

(2) Trimark may not rely on the failure to satisfy any of the above conditions precedent if the condition precedent would have been satisfied but for a material default by Trimark in complying with its obligations hereunder.

SECTION 5.4 NOTICE AND CURE PROVISIONS.

(1) AMVESCAP and Trimark will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, or would be likely to:

         (a) cause any of the representations or warranties of the other party contained herein to be untrue or inaccurate in any material respect on the date hereof or on the Effective Date; or

         (b) result in the failure in any material respect to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the other hereunder prior to the Effective Date.

(2) Neither AMVESCAP nor Trimark may elect not to complete the transactions contemplated hereby pursuant to the conditions precedent contained in Sections 5.1, 5.2 or 5.3, or exercise any termination right arising therefrom, unless forthwith and in any event prior to the filing of the Articles of Arrangement for acceptance by the Director, AMVESCAP or Trimark, as the case may be, has delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which AMVESCAP or Trimark, as the case may be, are asserting as the basis for the non-fulfilment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that Trimark or AMVESCAP, as the case may be, is proceeding diligently to cure such matter, if such matter is susceptible to being cured (for greater certainty, except by way of disclosure in the case of representations and warranties), the other may not terminate this Agreement as a result thereof until the later of 30 days prior to the Outside Date and the expiration of a period of 30 days from such notice. If such notice has been delivered prior to the date of the Trimark Meeting and/or the AMVESCAP Meeting, such meeting(s) shall, unless the parties agree otherwise, be postponed or adjourned until the expiry of such period. If such notice has been delivered prior to the making of the application for the Final Order or the filing of the Articles of Arrangement with the Director, such application and such filing shall be postponed until the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein without a Material Adverse Effect on the curing party, this Agreement may not be terminated as a result of the cured breach.

SECTION 5.5 SATISFACTION OF CONDITIONS.

         The conditions precedent set out in Sections 5.1, 5.2 and 5.3 shall be conclusively deemed to have been satisfied, waived or released when, with the agreement of AMVESCAP and Trimark, a certificate of arrangement in respect of the Arrangement is issued by the Director.

                                   ARTICLE 6
                            AMENDMENT AND TERMINATION

SECTION 6.1 AMENDMENT.

         This Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Trimark Meeting or the AMVESCAP Meeting but not later than the Effective Date, be amended by mutual written agreement of the parties hereto, and any such amendment may, subject to applicable Laws and the Interim Order, without limitation:

         (a) change the time for performance of any of the obligations or acts of the parties;

         (b) waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

         (c) waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties;

         (d) provide for or assist mitigation of any liability for Tax imposed on any person as a result of this Agreement, the Plan of Arrangement, and/or any transactions or documents contemplated therein;

         (e) assist in obtaining the final consent of the UK Treasury as contemplated in Schedule C to this Agreement; and/or

         (f) waive compliance with or modify any conditions precedent herein contained.

SECTION 6.2 MUTUAL UNDERSTANDING REGARDING AMENDMENTS.

         The parties agree that if AMVESCAP or Trimark, as the case may be, propose any amendment or amendments to this Agreement or to the Plan of Arrangement, the other will act reasonably in considering such amendment and if the other and its security holders are not prejudiced by reason of any such amendment the other will co-operate in a reasonable fashion with AMVESCAP or Trimark, as the case may be, so that such amendment can be effected subject to applicable Laws and the rights of the security holders.

SECTION 6.3 TERMINATION.

(1) If any condition contained in Sections 5.1 or 5.2 is not satisfied at or before the Outside Date to the satisfaction of AMVESCAP, acting reasonably, then AMVESCAP may, subject to Section 5.4 and to Section 5.2(2) in the case of Section 5.2, by notice to Trimark terminate this Agreement and the obligations of the parties hereunder (except as otherwise herein provided, including under Section 6.4), but without detracting from the rights of AMVESCAP arising from any breach by Trimark but for which the condition would have been satisfied.

(2) If any condition contained in Sections 5.1 or 5.3 is not satisfied at or before the Outside Date to the satisfaction of Trimark, acting reasonably, then Trimark may, subject to Section 5.4 and to Section 5.3(2) in the case of Section 5.3, by notice to AMVESCAP terminate this Agreement and the obligations of the parties hereunder (except as otherwise herein provided, including under

         Section 6.4), but without detracting from the rights of Trimark arising from any breach by AMVESCAP but for which the condition would have been satisfied.

(3)      This Agreement may:

         (a) be terminated by the mutual agreement of Trimark and AMVESCAP (for greater certainty, without further action on the part of the Trimark Securityholders or AMVESCAP Shareholders if terminated after the holding of the Trimark Meeting or the AMVESCAP Meeting, as applicable);

         (b) be terminated by either Trimark or AMVESCAP if there shall be passed any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited;

         (c) be terminated by AMVESCAP if (A) the Board of Directors of Trimark shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to AMVESCAP its approval or recommendation of this Agreement or the Arrangement (unless AMVESCAP shall have suffered a Material Adverse Change or AMVESCAP shall have made a misrepresentation at the date hereof or breached its covenant in Section 4.4 (g) or breached any other covenant under this Agreement in such a manner that, taking into account Sections 5.3(2) and 5.4, Trimark would be entitled to rely on the failure of a condition set forth in Sections 5.3(1)(a), (b) or (c) as a reason not to complete the Arrangement), or (B) the Board of Directors of Trimark shall have approved or recommended any Acquisition Proposal;

         (d) be terminated by Trimark if the Board of Directors of AMVESCAP shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to Trimark its approval or recommendation of this Agreement, the AMVESCAP Resolution or the Arrangement;

         (e) be terminated by AMVESCAP or Trimark if either Trimark Securityholder approval or AMVESCAP Shareholder approval shall not have been obtained by reason of the failure to obtain the required vote at the Trimark Meeting or the AMVESCAP Meeting, respectively;

         in each case, prior to the Outside Date.

(4) If the Effective Date does not occur on or prior to the Outside Date, then this Agreement shall terminate.

(5) If this Agreement is terminated in accordance with the foregoing provisions of this Section 6.3, no party shall have any further liability to perform its obligations hereunder except as provided in
         Section 6.4 and as otherwise contemplated hereby, and provided that, subject to Section 6.5, neither the termination of this Agreement nor anything contained in this Section 6.3(5) shall relieve any party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein.

SECTION 6.4       BREAK AND OTHER FEES.

(1)      If:

         (a) AMVESCAP shall terminate this Agreement pursuant to Section 6.3(3)(c); or

         (b) either Trimark or AMVESCAP shall terminate this Agreement pursuant to Section 6.3(1) or (2) solely as a result of the failure to satisfy the conditions specified in either Section 5.1(a) or Section 5.1(b) in circumstances where the requisite Trimark Securityholder approval has not been obtained at the Trimark Meeting, and (x) an Acquisition Proposal has been made or an intention to make an Acquisition Proposal has been publicly announced by any person other than AMVESCAP prior to the Trimark Meeting and not withdrawn more than five days prior to the vote of the Trimark Securityholders and (y) Trimark enters into an agreement with respect to an Acquisition Proposal after the date hereof and prior to the expiration of 18 months following termination of this Agreement;

         then in any such case Trimark shall pay to AMVESCAP $100,000,000 in immediately available funds to an account designated by AMVESCAP. Such payment shall be due (A) in the case of a termination specified in clause (a), within one Business Day after written notice of termination by AMVESCAP, and (B) in the case of a termination specified in clause
         (b) at or prior to the consummation of the transaction referred to therein. Trimark shall not be obligated to make more than one payment pursuant to this Section 6.4(1).

(2) If the holders of the Trimark Common Shares shall fail to approve the Arrangement (unless AMVESCAP shall have suffered a Material Adverse Change or AMVESCAP shall have made a misrepresentation at the date hereof or breached its covenant in Section 4.4 (g) or breached any other covenant under this Agreement in such a manner that, taking into account Sections 5.3(2) and 5.4, Trimark would be entitled to rely on the failure of a condition set forth in Sections 5.3(1)(a), (b) or (c) as a reason not to complete the Arrangement) at the Trimark Meeting, then, except in the circumstances contemplated in Section 6.4(1) above, on the first Business Day following the termination of this Agreement as a result thereof, Trimark shall pay to AMVESCAP $5,000,000 in immediately available funds to an account designated by AMVESCAP. Any payment due under Section 6.4(1) shall be reduced dollar-for-dollar by any payment previously made under this Section 6.4(2).

(3) If the AMVESCAP Shareholders shall fail to approve the matters related to the Arrangement put forward for approval (unless Trimark shall have suffered a Material Adverse Change or Trimark shall have made a misrepresentation at the date hereof or breached a covenant under this Agreement in such a manner that, taking into account Section 5.4, AMVESCAP would be entitled to rely on the failure of a condition set forth in Sections 5.2(1)(a), (b) or (e) as a reason not to complete the Arrangement) at the AMVESCAP Meeting, then, except in the circumstances contemplated in Section 6.4(1) above, on the first Business Day following the termination of this Agreement as a result thereof, AMVESCAP shall pay to Trimark $5,000,000 in immediately available funds to an account designated by Trimark.

SECTION 6.5 EFFECT OF BREAK FEE PAYMENT.

         For greater certainty, the parties hereto agree that if Trimark pays to AMVESCAP amounts required by Section 6.4(1) as a result of the occurrence of any of the events referenced in Section 6.4(1), AMVESCAP shall have no other remedy for any breach of this Agreement by Trimark , unless Trimark makes a claim against AMVESCAP for breach of a provision of this Agreement, in which circumstances the liability of Trimark to AMVESCAP for damages for claims in respect of breaches of this Agreement shall be subject to a maximum limit equal to the liability of AMVESCAP to Trimark for damages for claims in respect of breaches of this Agreement. For greater certainty, in no event shall Trimark be required to pay to AMVESCAP, whether pursuant to Section 6.4 or as a result of any liability of Trimark to AMVESCAP for damages for claims in respect of breaches by Trimark of this Agreement, in excess of $100,000,000 net of amounts owing to Trimark for damages for claims in respect of breaches by AMVESCAP of this Agreement.

SECTION 6.6 REMEDIES.

         Subject to Section 6.5, the parties hereto acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party or its representatives and any such breach would cause the non-breaching party irreparable harm. Accordingly, the parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the parties, the non-breaching party will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this

Agreement but will be in addition to all other remedies available at law or equity to each of the parties.

                                    ARTICLE 7
                                     GENERAL

SECTION 7.1 NOTICES.

         All notices and other communications which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by telecopy, in each case addressed to the particular party at:

         (a)      If to AMVESCAP, at:

                         11 Devonshire Square
                         London, England
                         EC2M 4Y2

                         Attention:      Chairman and Chief Executive Officer
                         Telecopier No.: (011) 44 207 454 3962

                         with a copy to:

                         AMVESCAP
                         1315 Peachtree St. N.E.
                         Suite 500
                         Atlanta, GA 30309

                         Attention:      Neil Williams, General Counsel
                         Telecopier No.: (404) 724-4280

                  with a copy to:

                         Stikeman Elliott
                         Box 85, Commerce Court West
                         199 Bay Street, 53rd Floor
                         Toronto, Ontario  M5L 1B9

                         Attention:      John M. Stransman
                         Telecopier No.: (416) 947-0866

         (b)      If to Trimark at:

                         Trimark Financial Corporation
                         One First Canadian Place
                         Suite 5600
                         Toronto, Ontario
                         M5X 1E5

                         Attention:      Chairman and Chief Executive Officer
                         Telecopier No.: (416) 362-1640

                  with a copy to:

                         Goodman Phillips & Vineberg
                         250 Yonge Street
                         Suite 2400
                         Toronto, Ontario M5B 2M6

                         Attention:      Dale Lastman
                         Telecopier No.: (416) 597-4129

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or telecopying thereof.

SECTION 7.2 ASSIGNMENT.

         No party hereto may assign its rights or obligations under this Agreement or the Arrangement, except that AMVESCAP may assign (provided AMVESCAP remains jointly and severally liable for its obligations hereunder) all or part of its rights or obligations to a lender for financing purposes or, with the consent of Trimark, not to be unreasonably withheld, to a wholly-owned subsidiary.

SECTION 7.3 BINDING EFFECT.

         This Agreement and the Arrangement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns and no third party shall have any rights hereunder.

SECTION 7.4 WAIVER AND MODIFICATION.

         Trimark and AMVESCAP may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

SECTION 7.5 FURTHER ASSURANCES.

         Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

SECTION 7.6 EXPENSES.

(1) Subject to Section 6.4, the parties agree that all out-of-pocket expenses of the parties relating to the Arrangement and the transactions contemplated hereby, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, stock exchange fees, all disbursements of advisors and printing and mailing costs, shall be paid by the party incurring such expenses.

(2) Trimark represents and warrants to AMVESCAP that, except for any amounts owing to those financial advisers referred to in Section
         (c)(iii) of Schedule G by Trimark pursuant to and in accordance with the terms of written and executed agreements existing as at the date hereof and disclosed to AMVESCAP on or prior to the date hereof, no broker, finder or investment banker is or will be entitled to any brokerage, finder's or other fee or commission from Trimark or any subsidiary of Trimark in connection with the transactions contemplated hereby or by the Arrangement.

SECTION 7.7 CONSULTATION.

         AMVESCAP and Trimark agree to consult with each other as to the general nature of any news releases or public statements with respect to this Agreement or the Arrangement, and, subject to applicable Laws to use their respective reasonable efforts not to issue any news releases or public statements inconsistent with the results of such consultations. Subject to applicable Laws, each party shall use its reasonable efforts to enable the other parties to review and comment on all such news releases prior to the release thereof. The parties agree to issue jointly the news release in the agreed form with respect to this Arrangement as soon as practicable following the execution of this Agreement. AMVESCAP and Trimark also agree to consult with each other in preparing and making any filings and communications in connection with any Regulatory Approvals and in seeking any third party consents under leases, joint ventures or other agreements.

SECTION 7.8 GOVERNING LAWS.

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as a Ontario contract. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario in respect of all matters arising under or in relation to this Agreement.

SECTION 7.9 TIME OF ESSENCE.

         Time shall be of the essence in this Agreement.

SECTION 7.10 COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

                                                 AMVESCAP PLC

                                                 By: /s/ Robert F. McCullough
                                                    --------------------------
                                                    Authorized Signing Officer


                                                 TRIMARK FINANCIAL  CORPORATION

                                                 By: /s/ Robert C. Krembil
                                                    --------------------------
                                                    Authorized Signing Officer

                                   SCHEDULE A

                             ARRANGEMENT RESOLUTION

                SPECIAL RESOLUTION OF THE TRIMARK SECURITYHOLDERS



BE IT RESOLVED THAT:

1. The arrangement (the "ARRANGEMENT") under Section 182 of the Business Corporations Act (Ontario) (the "OBCA") involving Trimark Financial Corporation ("TRIMARK"), as more particularly described and set forth in the Management Information Circular (the "CIRCULAR") of Trimark accompanying the notice of this meeting (as the Arrangement may be or may have been modified or amended) is hereby authorized, approved and adopted.

2. The plan of arrangement (the "PLAN OF ARRANGEMENT") involving Trimark, the full text of which is set out as Schedule B to the Merger Agreement (the "MERGER AGREEMENT") made between AMVESCAP PLC and Trimark (as the Plan of Arrangement may be or may have been modified or amended) is hereby authorized, approved and adopted.

3. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of Trimark or that the Arrangement has been approved by the Superior Court of Justice (Ontario), the directors of Trimark are hereby authorized and empowered
         (a) to amend the Merger Agreement or the Plan of Arrangement to the extent permitted by the Merger Agreement, and (b) not to proceed with the Arrangement without further approval of the shareholders of Trimark, but only if the Merger Agreement is terminated in accordance with Article 6 thereof.

4. Any officer or director of Trimark is hereby authorized and directed for and on behalf of Trimark to execute, under the seal of Trimark or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the OBCA in accordance with the Merger Agreement for filing.

5. Any officer or director of Trimark is hereby authorized and directed for and on behalf of Trimark to execute or cause to be executed, under the seal of Trimark or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

                                   SCHEDULE B

                               PLAN OF ARRANGEMENT
                                UNDER SECTION 182
                   OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

                                   ARTICLE 1
                                 INTERPRETATION

SECTION 1.1 DEFINITIONS

         In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

         "AFFILIATE" has the meaning ascribed thereto in the Securities Act.

         "AGENT" means CIBC Mellon Trust Company at its offices set out in the Letter of Transmittal and Election Form and the Holdco Letter of Transmittal and Election Form.

         "AGGREGATE AMOUNT OF CASH" means the aggregate amount of cash that would be payable to Holdco Shareholders and to holders of Trimark Common Shares pursuant to sections 2.2(a) and 2.2(b) before giving effect to the pro-ration provisions of section 2.2(c).

         "AGGREGATE NUMBER OF SHARES" means the aggregate number of Exchangeable Shares and AMVESCAP Ordinary Shares that would be issuable to Holdco Shareholders and to holders of Trimark Common Shares pursuant to sections 2.2(a) and 2.2(b) after giving effect to the pro-ration provisions of section 2.2(c)(i) but before giving effect to the pro-ration provisions of section 2.2(c)(iii).

         "AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES" means the aggregate principal amount of Debentures that would be issuable to Holdco Shareholders and to holders of Trimark Common Shares pursuant to sections 2.2(a) and 2.2(b) after giving effect to the pro-ration provisions of section 2.2(c)(ii) but before giving effect to the pro-ration provisions of section 2.2(c)(i).

         "AMALCO" means the corporation formed on the amalgamation of Trimark and all of the Holding Companies.

         "AMVESCAP" means AMVESCAP PLC, a corporation existing under the laws of England.

         "AMVESCAP CONTROL TRANSACTION" has the meaning ascribed thereto in the Exchangeable Share Provisions.

         "AMVESCAP ORDINARY SHARES" means the ordinary shares in the capital of AMVESCAP.

         "ARRANGEMENT" means an arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with section 6.1 of the Merger Agreement or Article 6 or made at the direction of the Court.

         "ARRANGEMENT RESOLUTION" means the special resolution of the Trimark Securityholders, to be substantially in the form and content of Schedule A annexed to the Merger Agreement.

         "ARTICLES OF ARRANGEMENT" means the articles of arrangement of Trimark in respect of the Arrangement that are required by the OBCA to be sent to the Director after the Final Order is made.

         "BUSINESS DAY" means any day on which commercial banks are generally open for business in Toronto, Ontario and London, England, other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario or in London, England under applicable laws.

         "CALLCO" means AVZ Callco Inc., a company existing under the laws of Nova Scotia, which is a wholly-owned subsidiary of AMVESCAP.

         "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a currency other than Canadian dollars (the "FOREIGN CURRENCY AMOUNT") at any date the product obtained by multiplying:

         (a)  the Foreign Currency Amount, by

         (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the board of directors of AMVESCAP to be appropriate for such purpose.

         "CLOSING PRICE" means, in respect of an AMVESCAP Ordinary Share, the weighted average of the Canadian Dollar Equivalent of the trading prices of the AMVESCAP Ordinary Shares on the LSE for a period of five consecutive trading days ending on the day that is three Business Days prior to the Effective Date.

         "CLOSING PRICE RATIO" means the fraction the numerator of which is the Closing Price of an AMVESCAP Ordinary Share and the denominator of which is Cdn. $21.5078.

         "COMPANIES ACT" means the Companies Act (Nova Scotia), as amended.

         "CONSIDERATION PACKAGE" has the meaning ascribed thereto in section 2.2(b).

         "COURT" means the Superior Court of Justice (Ontario).

         "CURRENT MARKET PRICE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

         "DEBENTURES" means the equity subordinated debentures of Exchangeco, containing the terms ascribed thereto in Schedule F annexed to the Merger Agreement.

         "DIRECTOR" means the Director appointed pursuant to section 278 of the OBCA.

         "DISSENT RIGHTS" has the meaning ascribed thereto in section 3.1.

         "DISSENTING SHAREHOLDER" means a holder of Trimark Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights.

         "DIVIDEND AMOUNT" means an amount equal to, and in full satisfaction of, all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase of such share by Callco from such holder.

         "EFFECTIVE DATE" means the date shown on the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement.

         "EFFECTIVE TIME" means 12:01 a.m. on the Effective Date.

         "ELECTED" means elected in a duly completed Letter of Transmittal and Election Form or Holdco Letter of Transmittal and Election Form deposited with the Agent no later than the Election Deadline and, except where the term "election" is used with respect to elections and election forms under the Tax Act and provincial tax law, "ELECTS" and "ELECTION" shall have corresponding meanings.

         "ELECTION DEADLINE" means 5:00 p.m. (local time) at the place of deposit on the date which is two Business Days prior to the date of the Trimark Meeting.

         "EXCHANGE RATIO" means, subject to adjustment, if any, as provided herein, 1.25536 divided by the Closing Price Ratio; provided that if the Closing Price Ratio is less than 0.875, the Closing Price Ratio shall be deemed for purposes of this definition to be 0.875 and if the Closing Price Ratio is greater than 1.125 the Closing Price Ratio shall be deemed for purposes of this definition to be 1.125.

         "EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the capital of Exchangeco, having the rights, privileges, restrictions and conditions set out in the Exchangeable Share Provisions.

         "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be as set out in Appendix 1 hereto.

         "EXCHANGEABLE SHARE VOTING EVENT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

         "EXCHANGECO" means AMVESCAP Inc., a corporation existing under the laws of Nova Scotia, which is a wholly-owned subsidiary of AMVESCAP.

         "EXCLUDED TRIMARK COMMON SHARES" means Trimark Common Shares held by Persons who, at the Effective Time, are Dissenting Shareholders and Trimark Common Shares, if any, held by AMVESCAP or any Affiliate thereof (including any Holding Company that becomes an Affiliate of AMVESCAP pursuant to section 2.2(a)).

         "FINAL ORDER" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed.

         "GOVERNMENT ENTITY" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) self-regulatory organization or stock exchange, (c) any subdivision, agent, commission, board, or authority of any of the foregoing, or (d) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

         "HOLDCO AGREEMENT" means an agreement satisfactory to AMVESCAP, in its sole discretion, pursuant to which all of the holders of shares in the capital of a Holding Company agree to, among other things, transfer all of the shares in the capital of such company to Exchangeco under the Arrangement and agree to deposit with the Agent prior to the Election Deadline a duly completed Holdco Letter of Transmittal and Election Form.

         "HOLDCO ALTERNATIVE" means the option of all of the holders of shares in the capital of a holding company which is a holder of Trimark Common Shares to enter into a Holdco Agreement with AMVESCAP and to transfer all of the issued and outstanding shares in the capital of such company to Exchangeco under the Arrangement and to receive the consideration provided for in section 2.2.

         "HOLDCO LETTER OF TRANSMITTAL AND ELECTION FORM" means the letter of transmittal and election form for use by Holdco Shareholders.

         "HOLDCO SHARES" means, in respect of a Holding Company, all of the issued and outstanding shares in the capital of such Holding Company.

         "HOLDCO SHAREHOLDERS" means, in respect of a Holding Company, all of the holders of the Holdco Shares of such Holding Company.

         "HOLDERS" means, when used with reference to any shares or options, the holders of such shares or options, respectively, shown from time to time in the register maintained by or on behalf of the applicable corporation in respect thereof.

         "HOLDING COMPANY" means a company which is a holder of Trimark Common Shares and in respect of which all of the holders of shares in the capital of such company have validly exercised the Holdco Alternative and duly completed and deposited with the Agent prior to the Election Deadline a Holdco Letter of Transmittal and Election Form.

         "INTERIM ORDER" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by section
         2.3 of the Merger Agreement.

         "LETTER OF TRANSMITTAL AND ELECTION FORM" means the letter of transmittal and election form for use by holders of Trimark Common Shares (other than Holding Companies), in the form accompanying the Trimark Circular.

         "LIQUIDATION AMOUNT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

         "LIQUIDATION CALL PURCHASE PRICE" has the meaning ascribed thereto in section 5.1(1).

         "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in section 5.1(1).

         "LIQUIDATION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

         "LSE" means the London Stock Exchange plc or its successors.

         "MAXIMUM CASH CONSIDERATION" means the amount equal to Cdn.$7.50 times the Trimark Shares Outstanding.

         "MAXIMUM DEBENTURE CONSIDERATION" means the amount equal to Cdn.$13.00 times the Trimark Shares Outstanding, rounded down to the nearest Cdn.$1,000.

         "MAXIMUM NUMBER OF AMVESCAP ORDINARY SHARES" means the number equal to the Maximum Number of Shares times the aggregate number of AMVESCAP Ordinary Shares that would be issuable to Holdco Shareholders and to holders of Trimark Common Shares pursuant to sections 2.2(a) and 2.2(b) before giving effect to the pro-ration provisions of section 2.2(c), divided by the Aggregate Number of Shares.

         "MAXIMUM NUMBER OF EXCHANGEABLE SHARES" means the number equal to the Maximum Number of Shares times the aggregate number of Exchangeable Shares that would be issuable to Holdco Shareholders and to holders of Trimark Common Shares pursuant to sections 2.2(a) and 2.2(b) before giving effect to the pro-ration provisions of section 2.2(c), divided by the Aggregate Number of Shares.

         "MAXIMUM NUMBER OF SHARES" means the number equal to the Exchange Ratio times the fraction the numerator of which is the difference between (i) the amount equal to Cdn. $19.50 times the Trimark Shares Outstanding and (ii) the aggregate principal amount of Debentures issuable under the Arrangement (for greater certainty, after giving effect to the pro-ration provisions of section 2.2 (c)(i)), and the denominator of which is Cdn. $27.00, rounded down to the nearest whole number.

         "MERGER AGREEMENT" means the amended and restated merger agreement made as of May 9, 2000 between AMVESCAP and Trimark, as may be further amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement.

         "OBCA" means the Business Corporations Act (Ontario), as amended.

                                      -7-
         "PERSON" includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity.

         "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in section 5.2(a).

         "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in section 5.2(a).

         "REDEMPTION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

         "REPLACEMENT OPTION" has the meaning ascribed thereto in section
         2.2(d).

         "SECURITIES ACT" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as amended.

         "SPECIAL VOTING SHARE" means the Special Voting Share of AMVESCAP having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement.

         "SHARE FRACTION" has the meaning ascribed thereto in section 2.2(b)

         "STAMP TAXES" means all stamp, registration and transfer taxes and duties or their equivalents in all jurisdictions where such taxes and duties are payable as a result of any of the transactions contemplated by this Plan of Arrangement including, without limitation, United Kingdom stamp duty and stamp duty reserve tax.

         "SUBSIDIARY" means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a subsidiary.

         "TAX ACT" means the Income Tax Act (Canada) and the rules, regulations and policies made thereunder, as amended.

         "TRANSFER AGENT" has the meaning ascribed thereto in section 5.1(2).

         "TRIMARK" means Trimark Financial Corporation, a corporation existing under the laws of Ontario.

         "TRIMARK CIRCULAR" means the management information circular, and accompanying notice of the Trimark Meeting and including all appendices thereto, to be sent to Trimark Securityholders in connection with the Trimark Meeting.

         "TRIMARK COMMON SHARES" means the outstanding common shares in the capital of Trimark.

         "TRIMARK MEETING" means the annual and special meeting of Trimark Securityholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement.

         "TRIMARK MEETING DATE" means the date of the Trimark Meeting.

         "TRIMARK OPTIONS" means the Trimark Common Share purchase options granted under the Trimark Stock Option Plan.

         "TRIMARK SECURITYHOLDERS" means the holders of Trimark Common Shares and Trimark Options.

         "TRIMARK SHARES OUTSTANDING" means the number of Trimark Common Shares outstanding at the Effective Time.

         "TRIMARK STOCK OPTION PLAN" means the Executive Stock Option Plan established by Trimark's board of directors on February 25, 1992, as amended.

         "TRUSTEE" means the trustee to be chosen by AMVESCAP, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

         "UKLA" means the Financial Services Authority in its capacity as the competent authority for the purposes of Part IV of the Financial Services Act 1986 of the United Kingdom (or any successor Act).

         "VOTING AND EXCHANGE TRUST AGREEMENT" means an agreement to be made between AMVESCAP, Exchangeco and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Schedule E annexed to the Merger Agreement, with such changes thereto as the parties to the Merger Agreement, acting reasonably, may agree.

SECTION 1.2 INTERPRETATION NOT AFFECT BY HEADINGS, ETC.

         The division of this Plan of Arrangement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number and/or a letter refer to the specified Article or Section of this Plan of Arrangement. The terms "this Plan of Arrangement", "hereof", "herein" and "hereunder" and similar expressions refer to this Plan of Arrangement (including the Appendix hereto) and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

SECTION 1.3 NUMBER, ETC.

         Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

                                   ARTICLE 2
                                   ARRANGEMENT

SECTION 2.1 BINDING EFFECT

         This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) Trimark, (ii) AMVESCAP, (iii) Callco, (iv) Exchangeco, (v) each Holding Company, (vi) all holders and all beneficial holders of Trimark Common Shares and Trimark Options, (vii) all holders and all beneficial holders of Exchangeable Shares and Debentures from time to time, and
(viii) all Holdco Shareholders.

SECTION 2.2 ARRANGEMENT

         Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

          (a) with respect to each Holding Company, its Holdco Shares will be transferred by its Holdco Shareholders, without any further act or formality on their part, and free and clear of all liens, claims and encumbrances, to Exchangeco in exchange for the consideration that would have been received by such Holding Company pursuant to sections 2.2(b) and 2.2(c) if such Holding Company had deposited with the Agent prior to the Election Deadline a duly completed Letter of Transmittal and Election Form specifying the same elections as set out in the Holdco Letter of Transmittal and Election Form deposited by such Holding Company's Holdco Shareholders, and the names of its Holdco Shareholders will be removed from the register of holders of such Holding Company and, subject to Article 4, added to the register of holders of the securities, if any, comprising all or part of the consideration received by such Holdco Shareholders for such transfer and Exchangeco will be recorded as the registered holder of such Holdco Shares so transferred and will be deemed to be the legal and beneficial owner of such Holdco Shares;

          (b) subject to the pro-ration adjustments set out in section 2.2(c), each Trimark Common Share (other than an Excluded Trimark Common Share) will be transferred to, and acquired by, Exchangeco, without any further act or formality on the part of the holder of Trimark Common Shares or Exchangeco and free and clear of all liens, claims and encumbrances, in exchange for, at the election (or deemed election) of the holder of Trimark Common Shares either:

               (i)   Cdn. $27.00 of principal amount of Debentures;

               (ii)  Cdn. $27.00 in cash;

               (iii) such number of fully paid and non-assessable Exchangeable
                     Shares as is equal to the Exchange Ratio;

               (iv) such number of fully paid AMVESCAP Ordinary Shares as is equal to the Exchange Ratio; or

               (v) a combination of the foregoing (a "CONSIDERATION PACKAGE") with the aggregate value of the cash portion and the Debenture portion (as determined below) to be less than or equal to Cdn. $27.00 and the total number of Exchangeable Shares and/or AMVESCAP Ordinary Shares (if any) as determined below;

               payable, in each case, in accordance with Article 4, and the name of each such holder of Trimark Common Shares will be removed from the register of holders of Trimark Common Shares and added to the register of holders of the securities, if any, comprising all or part of the consideration to be received by such holder for such transfer, and Exchangeco will be recorded as the registered holder of the Trimark Common Shares so transferred and will be deemed to be the legal and beneficial owner of such Trimark Common Shares.

               For greater certainty, the consideration components of each Consideration Package (if any) received by any holder of Trimark

               Common Shares or any Holdco Shareholder, after taking into account the pro-rations pursuant to section 2.2(c), shall be allocated as consideration for each Trimark Common Share or Holdco Share, as the case may be, on a pro rata basis unless such holder of Trimark Common Shares notifies Exchangeco in writing (at the time such holder deposits its Letter of Transmittal and Election Form with the Agent) that it wishes to segregate the components of the Consideration Package to different Trimark Common Shares owned by such holder in the manner set out in such notice.

               For the purpose of determining the composition of the Consideration Package to be received by a holder of Trimark Common Shares or by a Holdco Shareholder, after taking into account the prorations pursuant to section 2.2(c), (A) the cash portion (if any) shall be valued as cash, (B) the Debenture portion (if any) shall be valued at par, and (C) the total Exchangeable Share and/or AMVESCAP Ordinary Share portion (if any) shall be comprised of that number of shares as is equal to the Share Fraction multiplied by the Exchange Ratio, where the "SHARE FRACTION" means the fraction the numerator of which is equal to $27.00 less the value of the cash portion and the value of the Debenture portion forming part of such Consideration Package, and the denominator of which is $27.00.

               If a holder of Trimark Common Shares (other than Excluded Trimark Common Shares) does not make an election or makes an incomplete or invalid election, such holder shall be deemed to have elected to receive such number of Exchangeable Shares as is equal to the Exchange Ratio for each Trimark Common Share held by such holder;

          (c) the consideration which each holder of Trimark Common Shares and each Holdco Shareholder has elected (or been deemed to have elected) to receive in exchange for such Person's Trimark Common Shares or Holdco Shares, as the case may be, shall be subject to adjustment and pro-ration on the following bases:

               (i) if the Aggregate Principal Amount of Debentures (A) is less than or equal to $100,000,000, then no Debentures will be issuable under the Arrangement and each holder of Trimark Common Shares and each Holdco Shareholder who has elected to receive all or part of the consideration for such Person's Trimark Common Shares or Holdco Shares, as the case may be, in the form of Debentures shall be entitled to receive that number of Exchangeable Shares that such Person would have been entitled to receive if such Person had elected to receive (x) no Debentures, (y) the cash, if any, such Person will be entitled to receive pursuant to section 2.2(b) after giving effect to the pro-ration provisions of section 2.2(c)(ii), and (z) the number of AMVESCAP Ordinary Shares, if any, such Person will be entitled to receive pursuant to section 2.2(b), after giving effect to the pro-ration provisions of section 2.2(c)(iii), or (B) exceeds the Maximum Debenture Consideration, then the principal amount of Debentures issuable under the Arrangement to each holder of Trimark Common Shares and each Holdco Shareholder who had elected to receive all or part of the consideration for such Person's Trimark Common Shares or Holdco Shares, as the case may be, in the form of Debentures shall be prorated (based on the fraction equal to the Maximum Debenture Consideration divided by the Aggregate Principal Amount of Debentures) among all such Persons so that the aggregate principal amount of Debentures issuable to all holders of Trimark Common Shares and to all Holdco Shareholders under the Arrangement shall be equal to the Maximum Debenture Consideration and, subject to section 4.6, each such Person
                    (A) shall be entitled to receive Debentures equal to the principal amount of Debentures issuable to such Person after giving effect to the pro-ration provisions of this section 2.2(c)(i) and (B) subject to the pro-ration provisions of section 2.2(c)(iii), shall be entitled to receive that number of Exchangeable Shares that such Person would have been entitled to receive if such Person had elected to receive (x) such aggregate principal amount of Debentures,
                    (y) the cash, if any, such Person will be entitled to receive pursuant to section 2.2(b) after giving effect to the pro-ration provisions of section 2.2(c)(ii), and (z) the number of AMVESCAP Ordinary Shares, if any, such Person will be entitled to receive pursuant to section 2.2(b) after giving effect to the pro-ration provisions of section 2.2(c)(iii);

               (ii) if the Aggregate Amount of Cash exceeds the Maximum Cash
                    Consideration, then the amount of cash payable under the Arrangement to each holder of Trimark Common Shares and to each Holdco Shareholder who has elected to receive all or part of the consideration for such Person's Trimark Common Shares or Holdco Shares, as the case may be, in the form of cash shall be prorated (based on the fraction equal to the Maximum Cash Consideration divided by the Aggregate Amount of Cash) among all such Persons so that the aggregate amount of cash payable to all holders of Trimark Common Shares and to all Holdco Shareholders under the Arrangement shall be equal to the Maximum Cash Consideration and each such Person (A) shall be entitled to receive cash equal to the amount of cash payable to such Person after giving effect to the pro-ration provisions of this section 2.2(c) and, subject to section 4.6, (B) if such Person has made a further election to receive Exchangeable Shares in such event or has made no further election, such Person shall be entitled to receive that number of Exchangeable Shares that such Person would have been entitled to receive if such Person had elected to receive (x) such amount of cash, (y) the aggregate principal amount of Debentures, if any, such Person will be entitled to receive pursuant to section 2.2(b) after giving effect to the pro-ration provisions of section 2.2(c)(i), and (z) the number of AMVESCAP Ordinary Shares, if any, such Person had elected to receive pursuant to section 2.2(b), or (C) if such Person has made a further election to receive Debentures in such event, subject to the pro-ration provisions of section 2.2(c)(i), such Person shall be entitled to receive Debentures in an aggregate principal amount equal to the amount of cash such Person had elected to receive less the amount of cash such Person will receive after giving effect to the pro-ration provisions of this section 2.2(c)(ii);

               (iii) if the Aggregate Number of Shares exceeds the Maximum
                     Number of Shares, then (A) the number of Exchangeable Shares issuable under the Arrangement to each holder of Trimark Common Shares and to each Holdco Shareholder who has elected (or is deemed to have elected or pursuant to the proration provisions of section 2.2(c)(i) is entitled) to receive all or part of the consideration for such Person's Trimark Common Shares or Holdco Shares, as the case may be, in the form of Exchangeable Shares shall be prorated (based on the fraction equal to the Maximum Number of Exchangeable Shares divided by the Aggregate Number of Shares) among all such Persons so that the number of Exchangeable Shares issuable to all holders of Trimark Common Shares and to all Holdco Shareholders under the Arrangement shall be equal to the Maximum Number of Exchangeable Shares and, subject to section 4.6, each such Person (w) shall be entitled to receive that number of Exchangeable Shares equal to the number of Exchangeable Shares issuable to such Person after giving effect to the pro-ration provisions of this section 2.2(c), and (x) shall be entitled to receive an additional amount of cash equal to (1) the difference between the number of Exchangeable Shares such Person elected to receive pursuant to section 2.2(b) and the number of Exchangeable Shares such Person will be entitled to receive after giving effect to the pro-ration provisions of this section 2.2(c)(iii), divided by (2) the Exchange Ratio, and multiplied by (3) Cdn. $27.00; and (B) the number of AMVESCAP Ordinary Shares issuable under the Arrangement to each holder of Trimark Common Shares and to each Holdco Shareholder who has elected to receive all or part of the consideration for such Person's Trimark Common Shares or Holdco Shares, as the case may be, in the form of AMVESCAP Ordinary Shares shall be prorated (based on the fraction equal to the Maximum Number of AMVESCAP Ordinary Shares divided by the Aggregate Number of Shares) among all such Persons so that the number of AMVESCAP Ordinary Shares issuable to all holders of Trimark Common Shares and to all Holdco Shareholders under the Arrangement shall be equal to the Maximum Number of AMVESCAP Ordinary Shares and, subject to section 4.6, each such Person (y) shall be entitled to receive AMVESCAP Ordinary Shares equal to the number of AMVESCAP Ordinary Shares issuable to such Person after giving effect to the pro-ration provisions of this section 2.2(c), and (z) shall be entitled to receive an additional amount of cash equal to (1) the difference between the number of AMVESCAP Ordinary Shares such Person elected to receive pursuant to section 2.2(b) and the number of AMVESCAP Ordinary Shares such Person will be entitled to receive after giving affect to the pro-ration provisions of this section 2.2(c)(iii), divided by (2) the Exchange Ratio, and multiplied by (3) Cdn. $27.00.

          (d) each Trimark Option that has not been duly exercised prior to the Effective Time shall be exchanged for an option (a "REPLACEMENT OPTION") to purchase the number of AMVESCAP Ordinary Shares equal to the product of the Exchange Ratio multiplied by the number of Trimark Common Shares that may be purchased as if such Trimark Option were exercisable and exercised immediately prior to the Effective Time. Such Replacement Option shall provide for an exercise price per AMVESCAP Ordinary Share equal to the exercise price per Trimark Common Share of such Trimark Option immediately prior to the Effective Time divided by the Exchange Ratio, provided that in no circumstance shall the exercise price per AMVESCAP Ordinary Share be less than 25 pence and if the calculation results in an exercise price less than 25 pence, the exercise price shall be deemed to be 25 pence per AMVESCAP Ordinary Share. If the foregoing calculation results in a Replacement Option being exercisable for a fraction of an AMVESCAP Ordinary Share, then the number of AMVESCAP Ordinary Shares subject to such Replacement Option shall be rounded down to the next whole number of AMVESCAP Ordinary Shares and the total exercise price for the Replacement Option shall be reduced by the exercise price of the fractional AMVESCAP Ordinary Share, provided that in no circumstance shall the exercise price per AMVESCAP Ordinary Share be less than 25 pence and if the calculation results in an exercise price less than 25 pence, the exercise price shall be deemed to be 25 pence per AMVESCAP Ordinary Share. The term to expiry, conditions to and manner of exercising, vesting schedule and all other terms and conditions of such Replacement Option will be the same as the terms and conditions of such Trimark Option, and any document or agreement previously evidencing such Trimark Option shall thereafter evidence and be deemed to evidence such Replacement Options. Notwithstanding the foregoing, the holder of a Trimark Option may, at his or her sole option, notify AMVESCAP in writing on or before the Effective Time that he or she wishes to increase the exercise price per AMVESCAP Ordinary Share for his or her Replacement Option in the event that the value of such Replacement Option immediately after the Effective Time (measured as the difference between the closing price of the AMVESCAP Ordinary Shares on the LSE on the Effective Date and the exercise price for such shares pursuant to such Replacement Option) exceeds the value of the Trimark Option immediately before the Effective Time (measured as the difference between the closing price of the Trimark Common Shares underlying such Trimark Option on The Toronto Stock Exchange Inc. on the trading day immediately preceding the Effective Date and the exercise price for such shares pursuant to such Trimark Option) to the amount necessary to make the value of such Replacement Option immediately after the Effective Time equal to the value of such Trimark Option immediately before the Effective Time and in the event such notice is given, the exercise price per AMVESCAP Ordinary Share under such Replacement Option shall be deemed to be equal to such amount; provided that in no circumstances shall the exercise price per AMVESCAP Ordinary Share be less than 25 pence;

          (e) AMVESCAP shall issue to and deposit with the Trustee the Special Voting Share, in consideration of the payment to AMVESCAP by a non-U.K. resident of one (1) pound sterling, to be thereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement; and

          (f) if there is one or more Holding Companies, Trimark and all of the Holding Companies shall amalgamate and continue as one corporation under the OBCA, Amalco, with the effect described below unless and until otherwise determined in the manner required by law or by Amalco, its directors or shareholders, and the following provisions shall apply:

               (i) NAME. The name of Amalco shall be Trimark Financial Corporation/Societe Financiere Trimark;

               (ii) REGISTERED OFFICE. The registered office of Amalco shall be located in the City of Toronto in the Province of Ontario. The address of the registered office of Amalco shall be 5140 Yonge Street, Suite 900, Toronto, Ontario, M2N 6X7;

               (iii) BUSINESS AND POWERS. There shall be no restrictions on the business that Amalco may carry on or on the powers it may exercise;

               (iv) AUTHORIZED SHARE CAPITAL. Amalco shall be authorized to issue an unlimited number of common shares;

               (v) SHARE CONVERSION. Each share in the capital of Trimark and each share in the capital of each Holding Company shall be converted into one common share in the capital of Amalco;

               (vi)  SHARE RESTRICTIONS.

                    (A) TRANSFER. The transfer of shares in the capital of Amalco shall be restricted in that no share shall be transferred without either (i) the consent of the directors of Amalco expressed by resolution passed by the board of directors or by an instrument or instruments in writing signed by all of such directors, or (ii) the consent of the holders of shares in the capital of Amalco to which are attached more than 50% of the voting rights attaching to all shares for the time being outstanding entitled to vote at such time expressed by a resolution passed by such shareholders at a meeting duly called and constituted for that purpose or by an instrument or instruments in writing signed by all of such shareholders;

                    (B) NUMBER OF SHAREHOLDERS. The number of shareholders of Amalco, exclusive of Persons who are in its employment and exclusive of Persons who, having been formerly in the employment of Amalco, were, while in that employment, and have continued after termination of that employment to be, shareholders of such Amalco, is limited to not more than 50, two or more Persons who are the joint registered owners of one or more shares in the capital of Amalco being counted as one shareholder; and

                    (C) PUBLIC DISTRIBUTIONS. Any invitation to the public to subscribe for any securities of Amalco is prohibited;

               (vii) NUMBER OF DIRECTORS. The number of directors of Amalco shall be not less than one (1) and not more than ten (10) as the shareholders of Amalco may from time to time determine by special resolution or, if empowered to do so by special resolution, as the directors of Amalco may from time to time determine; and

               (viii) INITIAL DIRECTORS. The initial directors of Amalco shall be Robert Hain, Robert Krembil, Robert McCullough and Philip Taylor;

               (ix) BY-LAWS. The by-laws of Amalco shall be the same as the by-laws of AIM Funds Management Inc.; and

               (x) STATED CAPITAL. For the purposes of the OBCA, there shall be added to the stated capital of Amalco, the aggregate amount of the stated capital of the shares of Trimark and the shares of each Holding Company other than shares of a Holding Company held by another Holding Company.

SECTION 2.3 ELECTIONS

          (a) Each Person who, at or prior to the Election Deadline, is a holder of record of Trimark Common Shares or Holdco Shares will be entitled, with respect to their shares, to make an election to receive (i) cash, (ii) Debentures, (iii) Exchangeable Shares,
               (iv) AMVESCAP Ordinary Shares, or (v) a Consideration Package (in which case a holder of Trimark Common Shares or a Holdco Shareholder, as the case may be, must designate the percentage of the Consideration Package to be comprised of each of the foregoing components), in exchange for such Person's Trimark Common Shares or Holdco Shares, as the case may be, all on the basis set forth herein (including the provisions of section

               2.2) and in the Letter of Transmittal and Election Form or the Holdco Letter of Transmittal and Election Form, as the case may be.

          (b) Holders of Trimark Common Shares and Holdco Shareholders, other than any such Person who is exempt by the provisions of the Tax Act from tax under the Tax Act, who are entitled to receive Exchangeable Shares under the Arrangement shall be entitled to make an income tax election pursuant to subsection 85(1) of the Tax Act or, if the Person is a partnership, subsection 85(2) of the Tax Act (and in each case, where applicable, the analogous provisions of provincial income tax law) and, where applicable, an election under section 57.9 of the Corporations Tax Act (Ontario) (or such similar elections as may be applicable under the analogous provisions of any other provincial corporation tax law) with respect to the transfer of their Trimark Common Shares or their Holdco Shares, as the case may be, to Exchangeco by providing two signed copies of the necessary prescribed election forms to the Agent within 90 days following the Effective Date, duly completed with the details of the number of Trimark Common Shares or Holdco Shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms being correct and complete and complying with the provisions of the Tax Act (or applicable provincial income or corporate tax law), the forms will be signed by Exchangeco and returned to such Persons within 30 days after the receipt thereof by the Agent for filing with the Canada Customs and Revenue Agency (or the applicable provincial taxing authority). Exchangeco will not be responsible for the proper completion of any election form and, except for Exchangeco's obligation to return duly completed election forms which are received by the Agent within 90 days of the Effective Date, within 30 days after the receipt thereof by the Agent, Exchangeco will not be responsible for any taxes, interest or penalties resulting from the failure by a holder of Trimark Common Shares or by a Holdco Shareholder to properly complete or file the election forms in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial legislation). In its sole discretion, Exchangeco may choose to sign and return an election form received more than 90 days following the Effective Date, but Exchangeco will have no obligation to do so.

SECTION 2.4 ADJUSTMENTS TO EXCHANGE RATIO

         The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into AMVESCAP Ordinary Shares or Trimark Common

Shares, other than stock dividends paid in lieu of ordinary course dividends), reorganization, recapitalization or other like change with respect to AMVESCAP Ordinary Shares or Trimark Common Shares occurring after the date of the Merger Agreement and prior to the Effective Time.

SECTION 2.5 REGISTRATION REQUIREMENTS

         Notwithstanding sections 2.2, 4.3 and 4.4 but subject to the further provisions of this section 2.5, no Exchangeable Shares, Debentures or AMVESCAP Ordinary Shares shall be issued or transferred to any holder of Trimark Common Shares or any Holdco Shareholder if, as a result thereof, there would be a requirement to file a registration statement with the Securities and Exchange Commission in the United States or ongoing disclosure or other requirements in the United States and, in such event, in lieu of the Exchangeable Shares, Debentures or AMVESCAP Ordinary Shares such Person would otherwise be entitled to receive, such Person shall be entitled to receive a cash payment equal to the net proceeds (after expenses) received by the Agent upon the sale of such Exchangeable Shares, Debentures or AMVESCAP Ordinary Shares and the Agent shall sell such Exchangeable Shares, Debentures or AMVESCAP Ordinary Shares promptly after the Effective Date and after receipt of the certificates representing such holder's Trimark Common Shares or Holdco Shares, as the case may be, and a duly completed Letter of Transmittal and Election Form or a Holdco Letter of Transmittal and Election Form, as applicable, and such other documents and instruments as the Agent may reasonably require.

                                   ARTICLE 3
                                RIGHTS OF DISSENT

SECTION 3.1 RIGHTS OF DISSENT

         Holders of Trimark Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 185 of the OBCA and this section 3.1 (the "DISSENT RIGHTS") in connection with the Arrangement; provided that, notwithstanding subsection 185(6) of the OBCA, the written objection to the Arrangement Resolution referred to in subsection 185(6) of the OBCA must be received by Trimark not later than 5:00 p.m. (Toronto time) on the Business Day preceding the Trimark Meeting; and provided further, that notwithstanding the provisions of subsection 185(14) of the OBCA, holders of Trimark Common Shares who duly exercise such rights of dissent and who:

          (a) are ultimately determined to be entitled to be paid fair value for their Trimark Common Shares, shall be deemed to have transferred such Trimark Common Shares as of the Effective Time, without any further act or formality and free and clear of all liens, claims and encumbrances to Exchangeco in consideration for a payment of cash from Exchangeco equal to such fair value and such shares shall be cancelled as of the Effective Time; or

          (b) are ultimately determined not to be entitled, for any reason, to be paid fair value for their Trimark Common Shares, shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting holder of Trimark Common Shares who did not make an election and shall be entitled to receive Exchangeable Shares on the basis determined in accordance with sections 2.2(b) and 2.2(c);

but in no case shall AMVESCAP, Callco, Exchangeco, the Agent or any other Person be required to recognize any Dissenting Shareholder as a holder of Trimark Common Shares after the Effective Time, and the name of each Dissenting Shareholder shall be deleted from the registers of holders of Trimark Common Shares at the Effective Time.

                                   ARTICLE 4
                       CERTIFICATES AND FRACTIONAL SHARES

SECTION 4.1 PAYMENT OF CASH

         At or promptly after the Effective Time, Exchangeco shall deposit with the Agent, for the benefit of the holders of Trimark Common Shares and of the Holdco Shareholders, cash in the amount of the Maximum Cash Consideration. Upon surrender to the Agent for cancellation of a certificate which immediately prior to the Effective Time represented Trimark Common Shares or Holdco Shares that were transferred for cash under the Arrangement, together with a duly completed Letter of Transmittal and Election Form or a Holdco Letter of Transmittal and Election Form, as the case may be, and such other documents and instruments as the Agent may reasonably require, the holder of such surrendered certificate shall be entitled to receive, and after the Effective Time the Agent shall deliver to such Person, the amount of cash such Person is entitled to receive under the Arrangement (less any amounts withheld pursuant to section 4.9), and any certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of such Trimark Common Shares which was not registered in the transfer records of Trimark, the amount of cash payable for such Trimark Common Shares under the Arrangement may be delivered to the transferee if the certificate representing such Trimark Common Shares is presented to the Agent, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Time represented one or more outstanding Trimark Common Shares that, under the Arrangement, were exchanged for cash pursuant to section 2.2 shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the cash payment contemplated by this section 4.1, less any amounts withheld pursuant to section 4.9.

SECTION 4.2 ISSUANCE OF CERTIFICATES REPRESENTING DEBENTURES

         At or promptly after the Effective Time, Exchangeco shall deposit with the Agent, for the benefit of the holders of Trimark Common Shares and of the Holdco Shareholders, certificates representing Debentures with an aggregate principal amount equal to the aggregate principal amount of Debentures issuable under the Arrangement which shall not be less than Cdn. $100,000,000 and shall not exceed the Maximum Debenture Consideration. Upon surrender (on or prior to the Election Deadline) to the Agent for cancellation of a certificate which immediately prior to the Effective Time represented Trimark Common Shares or Holdco Shares that were transferred for Debentures under the Arrangement, together with a duly completed Letter of Transmittal and Election Form or a Holdco Letter of Transmittal and Election Form, as the case may be, and such other documents and instruments as the Agent may reasonably require, the holder of such surrendered certificate shall be entitled to receive, and after the Effective Time the Agent shall deliver to such Person, certificates registered in the name of such Person representing the principal amount of Debentures which such Person is entitled to receive (together with any interest with respect thereto pursuant to section 4.5 and any cash in lieu of Debentures with a principal amount less than Cdn.$1,000 pursuant to section 4.6, less any amounts withheld pursuant to section 4.9), and any certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of such Trimark Common Shares which was not registered in the transfer records of Trimark, the certificates representing the principal amount of Debentures issuable in exchange for such Trimark Common Shares may be registered in the name of and issued to the transferee if the certificate representing such Trimark Common Shares is presented to the Agent, accompanied by all documents required to evidence and effect such transfer.

SECTION 4.3 ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES

         At or promptly after the Effective Time, Exchangeco shall deposit with the Agent, for the benefit of the holders of Trimark Common Shares and of the Holdco Shareholders, certificates representing that number of whole Exchangeable Shares issuable under the Arrangement. Upon surrender to the Agent for cancellation of a certificate which immediately prior to the Effective Time represented Trimark Common Shares or Holdco Shares that were transferred for Exchangeable Shares under the Arrangement, together with a duly completed Letter of Transmittal and Election Form or a Holdco Letter of Transmittal and Election Form, as the case may be, and such other documents and instruments as the Agent may reasonably require, the holder of such surrendered certificate shall be entitled to receive, and after the Effective Time the Agent shall deliver to such Person, certificates registered in the name of such Person representing that number of Exchangeable Shares which such Person is entitled to receive (together with any dividends or distributions with respect thereto pursuant to section 4.5 and any cash in lieu of fractional Exchangeable Shares pursuant to section 4.6, less any amounts withheld pursuant to section 4.9), and any certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of such Trimark Common Shares which was not registered in the transfer records of Trimark, certificates representing the number of Exchangeable Shares issuable in exchange for such Trimark Common Shares may be registered in the name of and issued to the transferee if the certificate representing such Trimark Common Shares is presented to the Agent, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.3, each certificate which immediately prior to the Effective Time represented one or more outstanding Trimark Common Shares that, under the Arrangement, were exchanged for Exchangeable Shares pursuant to section 2.2 shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) a certificate representing the Exchangeable Shares as contemplated by this section 4.3, (ii) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by section 4.6 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to the Exchangeable Shares as contemplated by section 4.5, in each case less any amounts withheld pursuant to section 4.9.

SECTION 4.4 EXCHANGE OF CERTIFICATES FOR AMVESCAP ORDINARY SHARES

         At or promptly after the Effective Time, Exchangeco shall deposit or cause the deposit with the Agent, for the benefit of the holders of Trimark Common Shares and of the Holdco Shareholders, certificates representing that whole number of AMVESCAP Ordinary Shares issuable under the Arrangement. Upon surrender (on or prior to the Election Deadline) to the Agent for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Trimark Common Shares or Holdco Shares that were transferred for AMVESCAP Ordinary Shares under the Arrangement, together with a duly completed Letter of Transmittal and Election Form or a Holdco Letter of Transmittal and Election Form, as the case may be, and such other documents and instruments as the Agent may reasonably require, the holder of such surrendered certificate shall be entitled to receive, and after the Effective Time the Agent shall deliver to such Person, a certificate representing that number of AMVESCAP Ordinary Shares which such Person is entitled to receive (together with any dividends or distributions with respect thereto pursuant to section 4.5 and any cash in lieu of fractional AMVESCAP Ordinary Shares pursuant to section 4.6, less any amounts withheld pursuant to section 4.9), and any certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of such Trimark Common Shares which was not registered in the transfer records of Trimark, the certificates representing the number of AMVESCAP Ordinary Shares issuable in exchange for such Trimark Common Shares may be registered in the name of and issued to the transferee if the certificate representing such Trimark Common Shares is presented to the Agent on or prior to the Election Deadline, accompanied by a duly completed Letter of Transmittal and Election Form and all documents required to evidence and effect such transfer.

SECTION 4.5 DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES

         No interest, dividends or other distributions paid, declared or made with respect to (i) Debentures, (ii) Exchangeable Shares, or (iii) AMVESCAP Ordinary Shares, in each case with a record date after the Effective Time, shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Trimark Common Shares or outstanding Holdco Shares, and no cash payment in lieu of Debentures with a principal amount less than Cdn.$1,000 or in lieu of fractional Exchangeable Shares or AMVESCAP Ordinary Shares shall be paid to any such Person pursuant to section 4.6, unless and until such Person shall have complied with the provisions of sections 4.2, 4.3 or 4.4, as applicable. Subject to applicable law, at the time such Person shall have complied with the provisions of such sections (or, in the case of clause (z) below, at the appropriate payment date), there shall be paid to such Person, without interest, (x) the amount of any cash payable in lieu of Debentures with a principal amount less than Cdn.$1,000 or in lieu of a fractional Exchangeable Share or AMVESCAP Ordinary Share to which such Person is entitled pursuant to section 4.6, (y) the amount of interest, dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Debentures, the Exchangeable Share or the AMVESCAP Ordinary Share, as the case may be, to which such Person is entitled pursuant hereto and (z) on the appropriate payment date, the amount of interest, dividends or other distributions with a record date after the Effective Time but prior to the date of compliance by such Person with the provisions of sections 4.2, 4.3 or 4.4 and a payment date subsequent to the date of such compliance and payable with respect to such Debentures, Exchangeable Shares or AMVESCAP Ordinary Shares, as the case may be.

SECTION 4.6 NO FRACTIONAL DEBENTURES OR SHARES

         No certificates representing Debentures with a principal amount less than Cdn.$1,000 or fractional Exchangeable Shares or fractional AMVESCAP Ordinary Shares shall be issued upon compliance with the provisions of sections 4.2, 4.3 or 4.4 and no interest payment and no dividend, stock split or other change in the capital structure of Exchangeco or AMVESCAP shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Exchangeco or AMVESCAP. In lieu of any such fractional securities, each Person otherwise entitled to Debentures with a principal amount less than Cdn.$1,000 or to a fractional interest in an Exchangeable Share or AMVESCAP Ordinary Share will be entitled to receive from Exchangeco (i) the principal amount of such Debentures or (ii) a cash payment equal to such fractional interest multiplied by the Current Market Price of an AMVESCAP Ordinary Share as of the Effective

Date, as the case may be. On the date of the notice referred to in section 7(2) of the Exchangeable Share Provisions, the aggregate number of Exchangeable Shares and the aggregate number of AMVESCAP Ordinary Shares for which no certificates were issued as a result of the foregoing provisions of this section
4.6 shall be deemed to have been surrendered by the Agent for no consideration to Exchangeco or AMVESCAP, as the case may be.

SECTION 4.7 LOST CERTIFICATES

         In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Trimark Common Shares that were exchanged pursuant to section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Agent will issue in exchange for such lost, stolen or destroyed certificate, any cash and/or certificates representing Debentures, Exchangeable Shares or AMVESCAP Ordinary Shares (and any interest, dividends or distributions with respect thereto) deliverable in accordance with section 2.2 and such holder's Letter of Transmittal and Election Form. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom cash and/or certificates representing Debentures, Exchangeable Shares or AMVESCAP Ordinary Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Trimark, Exchangeco, AMVESCAP and their respective transfer agents in such sum as Trimark, Exchangeco or AMVESCAP may direct or otherwise indemnify Trimark, Exchangeco and AMVESCAP in a manner satisfactory to Trimark, Exchangeco and AMVESCAP against any claim that may be made against Trimark, Exchangeco or AMVESCAP with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 4.8 EXTINCTION OF RIGHTS

         Any certificate which immediately prior to the Effective Time represented outstanding Trimark Common Shares that were exchanged pursuant to section 2.2 that is not deposited with all other instruments required by sections 4.1, 4.2, 4.3 or 4.4 on or prior to the date of the notice referred to in section 7(2) of the Exchangeable Share Provisions shall cease to represent a claim or interest of any kind or nature as a securityholder of Exchangeco or AMVESCAP. On such date, the (i) cash and/or Exchangeable Shares and/or (ii) the Debentures to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Exchangeco. None of AMVESCAP, Trimark, Exchangeco or the Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

SECTION 4.9 WITHHOLDING RIGHTS

         Trimark, Exchangeco, Callco, AMVESCAP and the Agent shall be entitled to deduct and withhold from any interest, dividend or consideration otherwise payable to any holder of Trimark Common Shares, Holdco Shares, Debentures, AMVESCAP Ordinary Shares or Exchangeable Shares such amounts as Trimark, Exchangeco, Callco, AMVESCAP or the Agent is required to deduct and withhold with respect to such payment under the Tax Act, United Kingdom tax laws or any provision of provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the securities in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to such holder, Trimark, Exchangeco, Callco, AMVESCAP and the Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Trimark, Exchangeco, Callco, AMVESCAP or the Agent, as the case may be, to enable it to comply with such deduction or withholding requirement (provided that, if practicable, first Debentures, then AMVESCAP Ordinary Shares and finally Exchangeable Shares will be sold or otherwise disposed of) and Trimark, Exchangeco, Callco, AMVESCAP or the Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

SECTION 4.10 STAMP TAX

         Notwithstanding any other provision herein, a holder of Debentures and/or Exchangeable Shares or a Person to whom Debentures and/or Exchangeable Shares are issued (in each case other than AMVESCAP, its Affiliates (except for Affiliates who, at the date of the Merger Agreement, were Affiliates and holders of Trimark Common Shares and except in respect of the conversion into or exchange of such shares for AMVESCAP Ordinary Shares, Exchangeable Shares or Debentures and any transfer of such securities), the Agent and the Transfer Agent) shall be responsible for any and all Stamp Taxes payable by any Person in connection with the transfer or issuance of such Person's securities or their conversion into or exchange for Exchangeable Shares or AMVESCAP Ordinary Shares (or any transaction or event completed in furtherance of such transfer, issuance, conversion or exchange) and a transferee of AMVESCAP Ordinary Shares or a Person to whom AMVESCAP Ordinary Shares are issued (in each case other than AMVESCAP, its Affiliates (except for Affiliates who, at the date of the Merger Agreement, were Affiliates and holders of Trimark Common Shares and except in respect of the conversion into or exchange of such shares for AMVESCAP Ordinary Shares, Exchangeable Shares or Debentures and any transfer of such securities), the Agent and the Transfer Agent) shall be responsible for any and all Stamp Taxes payable by any Person in connection with the transfer or issuance of such Person's shares (or any transaction or event completed in furtherance of such transfer or issuance); provided that, in no event shall any Person (other than AMVESCAP, its Affiliates, the Agent and the Transfer Agent) be entitled to rely on the provisions of this section 4.10 in any action, suit or proceeding relating to Stamp Taxes brought against any holder of Debentures and/or Exchangeable Shares or any Person to whom Debentures and/or Exchangeable Shares are issued. In no event will AMVESCAP, its Affiliates, the Agent or the Transfer Agent be responsible for any such Stamp Taxes and AMVESCAP, its Affiliates, the Agent and/or the Transferee Agent shall make such regulations and arrangements as are necessary to ensure that such holders, such transferees and such Persons pay all such applicable Stamp Taxes.

                                   ARTICLE 5
             CERTAIN RIGHTS OF CALLCO TO ACQUIRE EXCHANGEABLE SHARES

SECTION 5.1 CALLCO LIQUIDATION CALL RIGHT

(1) Callco shall have the overriding right (the "LIQUIDATION CALL RIGHT"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is AMVESCAP or an Affiliate of AMVESCAP) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco of an amount per share (the "LIQUIDATION CALL PURCHASE PRICE") equal to the Current Market Price of an AMVESCAP Ordinary Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by Callco delivering or causing to be delivered to such holder one AMVESCAP Ordinary Share, which on issue will be admitted to listing by the UKLA and traded on the LSE, plus any Dividend Amount. In the event of the exercise of the Liquidation Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Liquidation Date on payment by Callco to the holder of the Liquidation Call Purchase Price for each such share, and Exchangeco shall have no obligation to pay any Liquidation Amount or Dividend Amount to the holders of such shares so purchased by Callco.

(2) To exercise the Liquidation Call Right, Callco must notify Exchangeco's transfer agent (the "TRANSFER AGENT"), as agent for the holders of Exchangeable Shares, and Exchangeco of Callco's intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Exchangeco or any other voluntary distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Exchangeco or any other involuntary distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Liquidation Call Right, then on the Liquidation Date Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

(3) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of AMVESCAP Ordinary Shares which Callco shall deliver or cause to be delivered pursuant to Section 5.1(1) and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the total Liquidation Call Purchase Price, in each case less any amounts withheld pursuant to section 4.9. Provided that Callco has complied with the immediately preceding sentence, on and after the Liquidation Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Liquidation Call Purchase Price, unless payment of the total Liquidation Call Purchase Price for the Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the following provisions of this section 5.1(3), in which case the rights of the holders shall remain unaffected until the total Liquidation Call Purchase Price has been paid in the manner herein provided. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Companies Act and the Memorandum and Articles of Association of Exchangeco and such additional documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall transfer to such holder, the AMVESCAP Ordinary Shares to which such holder is entitled and as soon as reasonably practicable thereafter the Transfer Agent shall deliver to such holder certificates representing the AMVESCAP Ordinary Shares to which the holder is entitled and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the remaining portion, if any, of the total Liquidation Call Purchase Price, and when received by the Transfer Agent, all dividends and other distributions with respect to such AMVESCAP Ordinary Shares with a record date after the Liquidation Date and before the date of the transfer of such AMVESCAP Ordinary Shares to such holder, less any amounts withheld pursuant to section 4.9. If Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by Exchangeco in connection with the liquidation, dissolution or winding-up of Exchangeco or any distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Exchangeable Share Provisions.

SECTION 5.2 CALLCO REDEMPTION CALL RIGHT

     In addition to Callco's rights contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right (as defined in the Exchangeable Share Provisions), Callco shall have the following rights in respect of the Exchangeable Shares:

     (a) Callco shall have the overriding right (the "REDEMPTION CALL RIGHT"), notwithstanding the proposed redemption of the Exchangeable Shares by Exchangeco pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is AMVESCAP or an Affiliate of AMVESCAP) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to each holder of an amount per Exchangeable Share (the "REDEMPTION CALL PURCHASE PRICE") equal to the Current Market Price of an AMVESCAP Ordinary Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Callco delivering or causing to be delivered to such holder one AMVESCAP Ordinary Share, which on issue will be admitted to listing by the UKLA and traded on the LSE, plus any Dividend Amount. In the event of the exercise of the Redemption Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Redemption Date on payment by Callco to the holder of the Redemption Call Purchase Price for each such share, and Exchangeco shall have no obligation to redeem, or to pay any Dividend Amount in respect of, such shares so purchased by Callco.

     (b) To exercise the Redemption Call Right, Callco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Exchangeco of Callco's intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of an AMVESCAP Control Transaction or an Exchangeable Share Voting Event, in which case Callco shall so notify the Transfer Agent and Exchangeco on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Redemption Call Right, on the Redemption Date Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of AMVESCAP Ordinary Shares which Callco shall deliver or cause to be delivered pursuant to Section 5.2(1) and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the total Redemption Call Purchase Price, in each case less any amounts withheld pursuant to section 4.9. Provided that Callco has complied with the immediately preceding sentence, on and after the Redemption Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Redemption Call Purchase Price, unless payment of the total Redemption Call Purchase Price for the Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the following provisions of this section 5.2(c), in which case the rights of the holders shall remain unaffected until the total Redemption Call Purchase Price has been paid in the manner herein provided. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Companies Act and the Memorandum and Articles of Association of Exchangeco and such additional documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall transfer to such holder, the AMVESCAP Ordinary Shares to which such holder is entitled and as soon as reasonably practicable thereafter the Transfer Agent shall deliver to such holder certificates representing the AMVESCAP Ordinary Shares to which the holder is entitled and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the remaining portion, if any, of the total Redemption Call Purchase Price and when received by the Transfer Agent, all dividends and other distributions with respect to such AMVESCAP Ordinary Shares with a record date after the Redemption Date and before the date of the transfer of such AMVESCAP Ordinary Shares to such holder, less any amounts withheld pursuant to section 4.9. If Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Exchangeco in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

                                   ARTICLE 6
                                   AMENDMENTS

SECTION 6.1 AMENDMENTS TO PLAN OF ARRANGEMENT

(1) Trimark reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must be
     (i) set out in writing, (ii) approved by AMVESCAP, (iii) filed with the Court and, if made following the Trimark Meeting, approved by the Court, and (iv) communicated to holders of Trimark Common Shares and Trimark Options if and as required by the Court.

(2) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Trimark at any time prior to the Trimark Meeting (provided that AMVESCAP shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Trimark Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(3) Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Trimark Meeting shall be effective only (i) if it is consented to by each of Trimark, Exchangeco and AMVESCAP and (ii) if required by the Court, it is consented to by holders of the Trimark Common Shares and Trimark Options voting in the manner directed by the Court.

(4) Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by AMVESCAP, provided that it concerns a matter which, in the reasonable opinion of AMVESCAP, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse or prejudicial to the financial or economic interests of any holder of Exchangeable Shares or Debentures or any Person who, upon compliance with the terms and conditions set out herein, is entitled to become a holder of Exchangeable Shares or Debentures.

                                   ARTICLE 7
                               FURTHER ASSURANCES

SECTION 7.1 FURTHER ASSURANCES

         Each of the parties to the Merger Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

                                   APPENDIX 1
                           TO THE PLAN OF ARRANGEMENT

                           PROVISIONS ATTACHING TO THE
                               EXCHANGEABLE SHARES

The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

SECTION 1         INTERPRETATION
(1)      For the purposes of these share provisions:

         "AFFILIATE" has the meaning ascribed thereto in the Securities Act.

         "AGENT" means any chartered bank or trust company in Canada selected by the Corporation for the purposes of holding some or all of the Liquidation Amount or Redemption Price in accordance with section 5 or 7, respectively.

         "AMVESCAP" means AMVESCAP PLC, a corporation existing under the laws of England.

         "AMVESCAP ORDINARY SHARES" mean the ordinary shares in the capital of AMVESCAP and any other securities into which such shares may be changed.

         "AMVESCAP CONTROL TRANSACTION" means any merger, amalgamation, arrangement, take-over bid or tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving AMVESCAP, or any proposal to do so.

         "AMVESCAP DIVIDEND DECLARATION DATE" means the date on which (i) in the case of an interim dividend, the board of directors of AMVESCAP and
         (ii) in the case of a final dividend, AMVESCAP in a general meeting, declares any dividend on the AMVESCAP Ordinary Shares.

         "ARRANGEMENT" means an arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, to which plan these share provisions are attached as Appendix 1 and which Plan of Arrangement (other than Appendix 1 thereto) is attached to these share provisions as Exhibit A.

         "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

         "BUSINESS DAY" means any day on which commercial banks are open for business in Toronto, Ontario and London, England, other than a Saturday, a

         Sunday or a day observed as a holiday in Toronto, Ontario or London, England under applicable laws.

         "CALLCO" means AVZ Callco Inc., a company existing under the laws of Nova Scotia.

         "CALLCO CALL NOTICE" has the meaning ascribed thereto in section 6(3) of these share provisions.

         "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a currency other than Canadian dollars (the "FOREIGN CURRENCY AMOUNT") at any date the product obtained by multiplying:

         (a)      the Foreign Currency Amount; by

         (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

         "COMMON SHARES" means the common shares in the capital of the Corporation.

         "COMPANIES ACT" means the Companies Act (Nova Scotia), as amended.

         "CORPORATION" means AMVESCAP Inc., a corporation incorporated under the laws of Nova Scotia.

         "CURRENT MARKET PRICE" means, in respect of an AMVESCAP Ordinary Share on any date, the quotient obtained by dividing (a) the aggregate of the Daily Value of Trades for each day during the period of 20 consecutive trading days ending not more than three trading days before such date; by (b) the aggregate volume of AMVESCAP Ordinary Shares used to calculate such Daily Value of Trades.

         "DAILY VALUE OF TRADES" means, in respect of the AMVESCAP Ordinary Shares on any trading day, the Canadian Dollar Equivalent of the product of (a) the volume weighted average price of AMVESCAP Ordinary Shares on the LSE (or, if the AMVESCAP Ordinary Shares are not listed on the LSE, on such other stock exchange or automated quotation system on which the AMVESCAP Ordinary Shares are listed or quoted, as the case may be, as may be selected by the board of directors of AMVESCAP for such purpose) on such date, as determined by Bloomberg L.P. or another reputable, third party information source selected by the board of directors of AMVESCAP; and
         (b) the aggregate volume of AMVESCAP Ordinary Shares traded on such day on the LSE or such other stock exchange or automated quotation system and used to calculate such volume weighted average price; provided that any such selections by the board of directors of AMVESCAP shall be conclusive and binding.

         "DIRECTOR" means the Director appointed pursuant to section 278 of the OBCA.

         "DIVIDEND AMOUNT" means an amount equal to, and in full satisfaction of, all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase of such share by Callco from such holder.

         "EFFECTIVE DATE" means the date shown on the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement.

         "EXCHANGEABLE SHARES" mean the non-voting exchangeable shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth herein.

         "EXCHANGEABLE SHARE VOTING EVENT" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic equivalence of the Exchangeable Shares and the AMVESCAP Ordinary Shares.

         "GOVERNMENTAL ENTITY" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi- governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

         "HOLDER" means, when used with reference to the Exchangeable Shares, a holder of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Exchangeable Shares.

         "LIQUIDATION AMOUNT" has the meaning ascribed thereto in section 5(1) of these share provisions.

         "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

         "LIQUIDATION DATE" has the meaning ascribed thereto in section 5(1) of these share provisions.

         "LSE" means the London Stock Exchange plc or its successors.

         "MERGER AGREEMENT" means the amended and restated merger agreement made as of May 9, 2000 between AMVESCAP and Trimark Financial Corporation, as further amended, supplemented and/or restated in accordance with its terms, providing for, among other things, the Arrangement.

         "OBCA" means the Business Corporations Act (Ontario), as amended.

         "PERSON" includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

         "PLAN OF ARRANGEMENT" means the plan of arrangement substantially in the form and content of Schedule B annexed to the Merger Agreement and any amendments or variations thereto made in accordance with section
         6.1 of the Merger Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court.

         "PURCHASE PRICE" has the meaning ascribed thereto in section 6(3) of these share provisions.

         "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in the Plan of Arrangement.

         "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

         "REDEMPTION DATE" means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Section 7 of these share provisions, which date shall be no earlier than December 31, 2009, unless:

         (a) there are fewer than 5,000,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by AMVESCAP and its affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to December 31, 2009 as they may determine, upon at least 60 days' prior written notice to the holders of the Exchangeable Shares and the Trustee;

         (b) an AMVESCAP Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such AMVESCAP Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such AMVESCAP Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to December 31, 2009 as they may determine, upon such number of days' prior written notice to the holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances; or

         (c) an Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action, at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b) or (c) above to any of the holders of Exchangeable Shares shall not affect the validity of any such redemption.

         "REDEMPTION PRICE" has the meaning ascribed thereto in section 7(1) of these share provisions.

         "RETRACTED SHARES" has the meaning ascribed thereto in section 6(1)(a) of these share provisions.

         "RETRACTION CALL RIGHT" has the meaning ascribed thereto in section 6(1)(c) of these share provisions.

         "RETRACTION DATE" has the meaning ascribed thereto in section 6(1)(b) of these share provisions.

         "RETRACTION PRICE" has the meaning ascribed thereto in section 6(1) of these share provisions.

         "RETRACTION REQUEST" has the meaning ascribed thereto in section 6(1) of these share provisions.

         "SECURITIES ACT" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as amended.

         "STAMP TAXES" means all stamp, registration and transfer taxes and duties or their equivalents in all jurisdictions where such taxes and duties are payable as a result of any of the transactions contemplated by these share provisions including, without limitation, United Kingdom stamp duty and stamp duty reserve tax.

         "SUPPORT AGREEMENT" means the agreement made between AMVESCAP, Callco and the Corporation substantially in the form and content of Schedule D annexed to the Merger Agreement, as amended pursuant to the terms of the Support Agreement.

         "TRANSFER AGENT" means CIBC Mellon Trust Company or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

         "TRUSTEE" means the trustee chosen by AMVESCAP to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

         "UKLA" means the Financial Services Authority in its capacity as the competent authority for the purposes of Part IV of the Financial Services Act 1986 of the United Kingdom (or any successor Act).

         "VOTING AND EXCHANGE TRUST AGREEMENT" means the agreement made between AMVESCAP, the Corporation and the Trustee in connection with the Plan of Arrangement in the form of Schedule E annexed to the Merger Agreement, as amended pursuant to the terms of the Voting and Exchange Trust Agreement.

SECTION 2 RANKING OF EXCHANGEABLE SHARES

         The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

SECTION 3 DIVIDENDS

(1) A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each AMVESCAP Dividend Declaration Date, declare a dividend on each Exchangeable
         Share:

         (a) in the case of a cash dividend declared on the AMVESCAP Ordinary Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent of the cash dividend declared on each AMVESCAP Ordinary Share on the AMVESCAP Dividend Declaration Date;

         (b) in the case of a stock dividend declared on the AMVESCAP Ordinary Shares to be paid in AMVESCAP Ordinary Shares, by the issue or transfer by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of AMVESCAP Ordinary Shares to be paid on each AMVESCAP Ordinary Share unless in lieu of such stock dividend the Corporation elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with section 2.7(d) of the Support Agreement) subdivision of the outstanding Exchangeable Shares; or

         (c) in the case of a dividend declared on the AMVESCAP Ordinary Shares in property other than cash or AMVESCAP Ordinary Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by section 3(5) hereof) the type and amount of property declared as a dividend on each AMVESCAP Ordinary Share.

         Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable. The holders of Exchangeable Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this section 3.1.

         (2) Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by section 3(1)(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by section 3(1)(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by section 3(1)(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

         (3) The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under section 3(1) hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the AMVESCAP Ordinary Shares. The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision, redivision or change of the Exchangeable Shares under section 3(1)(b) hereof and the effective date of such subdivision shall be the same dates as the record and payment date, respectively, for the corresponding stock dividend declared on the AMVESCAP Ordinary Shares.

         (4) If on any payment date for any dividends declared on the Exchangeable Shares under section 3(1) hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

         (5) The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of section 3(1) hereof, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

         (a) in the case of any stock dividend or other distribution payable in AMVESCAP Ordinary Shares, the number of such shares issued in proportion to the number of AMVESCAP Ordinary Shares previously outstanding;

         (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase AMVESCAP Ordinary Shares (or securities exchangeable for or convertible into or carrying rights to acquire AMVESCAP Ordinary Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

         (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of AMVESCAP of any class other than AMVESCAP Ordinary Shares, any rights, options or warrants other than those referred to in section 3(5)(b) hereof, any evidences of indebtedness of AMVESCAP or any assets of AMVESCAP), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding AMVESCAP Ordinary Share and the Current Market Price of an AMVESCAP Ordinary Share; and

         (d) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of AMVESCAP Ordinary Shares as a result of differences between taxation laws of Canada and the United Kingdom (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

SECTION 4         CERTAIN RESTRICTIONS

         So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in section 10(2) of these share provisions:

         (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

         (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

         (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; or

         (d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than (i) in accordance with the terms of an Indenture to be dated the Effective Date among AMVESCAP, the Corporation and CIBC Mellon Trust Company pursuant to which the Corporation may issue 6% equity subordinated debentures to certain holders of securities of Trimark pursuant to the Plan of Arrangement, and (ii) by way of stock dividends to the holders of such Exchangeable Shares.

The restrictions in sections 4(1)(a), (b), (c) and (d) hereof shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the AMVESCAP Ordinary Shares shall have been declared and paid on the Exchangeable Shares.

SECTION 5 DISTRIBUTION ON LIQUIDATION

(1) In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the exercise by Callco of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "LIQUIDATION DATE") of such liquidation, dissolution, winding-up or other distribution, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "LIQUIDATION Amount") equal to the Current Market Price of an AMVESCAP Ordinary Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder one AMVESCAP Ordinary Share, plus an amount equal to all declared and unpaid dividends on each such

         Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

(2) On or promptly after the Liquidation Date, and provided the Liquidation Call Right has not been exercised by Callco, the Corporation shall pay or cause to be paid to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Companies Act and the Memorandum and Articles of Association of the Corporation and such additional documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by transferring or causing to be transferred to each holder the AMVESCAP Ordinary Shares to which such holder is entitled and by delivering to such holder, at the address of such holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation certificates representing AMVESCAP Ordinary Shares (which shares shall be fully paid and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of the total Liquidation Amount, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited with, the Agent the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the

         Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by the Agent as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares after such deposit shall be limited to receiving its proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, without interest, and when received by the Agent, all dividends and other distributions with respect to the AMVESCAP Ordinary Shares to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such AMVESCAP Ordinary Shares to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions.

(3) After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 5(1) of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

SECTION 6 RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

(1) A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Callco of the Retraction Call Right and otherwise upon compliance with, and subject to, the provisions of this section 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of an AMVESCAP Ordinary Share on the last Business Day prior to the Retraction Date (the "RETRACTION PRICE"), which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder one AMVESCAP Ordinary Share (which on issue will be admitted to listing by the UKLA and admitted to trading by the LSE) for each Exchangeable Share presented and surrendered by the holder together with, on the designated payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Companies Act and the Memorandum and Articles of Association of the Corporation and such additional documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as the

         Transfer Agent and the Corporation may reasonably require, and together with a duly executed statement (the "RETRACTION REQUEST") in the form of Schedule A hereto or in such other form as may be acceptable to the
         Corporation:

         (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "RETRACTED SHARES") redeemed by the Corporation;

         (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "RETRACTION DATE"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation and subject also to section 6(8); and

         (c) acknowledging the overriding right (the "RETRACTION CALL RIGHT") of Callco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the terms and conditions set out in section 6(3) hereof.

(2) Provided that Callco has not exercised the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in section 6(1) of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6(7), the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall transfer or cause to be issued or transferred to such holder the AMVESCAP Ordinary Shares to which such holder is entitled and shall comply with section 6(4) hereof. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Callco pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

(3) Subject to the provisions of this section 6, upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Callco thereof and shall provide to Callco a copy of the Retraction Request. In order to exercise the Retraction Call Right, Callco must notify the Corporation of its determination to do so (the "CALLCO CALL NOTICE") within five Business Days of notification to Callco by the Corporation of the receipt by the Corporation of the Retraction Request. If Callco does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that Callco will not exercise the Retraction Call Right. If Callco delivers the Callco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6(7), the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Callco shall purchase from such holder and such holder shall sell to Callco on the Retraction Date the Retracted Shares for a purchase price (the "PURCHASE PRICE") per share equal to the Retraction Price per share, plus on the designated payment date therefor, to the extent not paid by the Corporation on the designated payment date therefor, any Dividend Amount. To the extent that Callco pays the Dividend Amount in respect of the Retracted Shares, the Corporation shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. For the purpose of completing a purchase pursuant to the Retraction Call Right, on the Retraction Date Callco shall transfer or cause to be issued or transferred to the holder of the Retracted Shares the AMVESCAP Ordinary Shares to which such holder is entitled. Provided that Callco has complied with the immediately preceding sentence and section 6(4) hereof, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Callco does not deliver a Callco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6(7), the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this
         Section 6.

(4) The Corporation or Callco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the AMVESCAP Ordinary Shares (which shares shall be fully paid and shall be free and clear of any lien, claim or encumbrance and which on issue will be admitted to listing by the UKLA and admitted to trading by the LSE) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or Callco, as applicable, representing the aggregate Dividend Amount, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of the Corporation or by Callco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

(5) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in section 6(4) hereof, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Callco shall thereafter be a holder of the AMVESCAP Ordinary Shares delivered to it.

(6) Notwithstanding any other provision of this Section 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with section 6(2) of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to section 6(2) hereof. If the Corporation would otherwise be obligated to redeem the Retracted Shares pursuant to section 6(2) of these share provisions but is not obligated to do so as a result of solvency requirements or other provisions of applicable law, AMVESCAP shall, subject to applicable law, purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by AMVESCAP to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

(7) A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco shall be deemed to have been revoked.

(8)      Notwithstanding any other provisions of this section 6, if:

         (a) exercise of the rights of the holders of the Exchangeable Shares, or any of them, to require the Corporation to redeem any Exchangeable Shares pursuant to this section 6 on any Retraction Date would require listing particulars or any similar document to be issued in order to obtain the approval of the UKLA to the listing of, or the approval of the LSE to the trading of, the AMVESCAP Ordinary Shares that would be required to be delivered to such holders of Exchangeable Shares in connection with the exercise of such rights; and

         (b) as a result of (a) above, it would not be practicable (notwithstanding the reasonable endeavours of AMVESCAP) to obtain such approvals in time to enable all or any of such AMVESCAP Ordinary Shares to be admitted to listing by the UKLA or admitted to trading by the LSE when so delivered, that Retraction Date shall, notwithstanding any other date specified or otherwise deemed to be specified in any relevant Retraction Request, be deemed for all purposes to be the earlier of (i) the second Business Day immediately following the date the approvals referred to in section 6(8)(a) are obtained, and (ii) the date which is 30 Business Days after the date on which the relevant Retraction Request is received by the Corporation, and references in these share provisions to such Retraction Date shall be construed accordingly.

(9) Notwithstanding any other provisions of this section 6, a holder may not exercise its rights pursuant to this section 6 to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder to the extent that the issue of AMVESCAP Ordinary Shares resulting on the exercise of such right would require registration under the United States Securities Act of 1933, as amended.

SECTION 7 REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

(1) Subject to applicable law, and provided Callco has not exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Current Market Price of an AMVESCAP Ordinary Share on the last Business Day prior to the Redemption Date (the "REDEMPTION PRICE"), which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one AMVESCAP Ordinary Share for each Exchangeable Share held by such holder, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

(2) In any case of a redemption of Exchangeable Shares under this Section 7, the Corporation shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with an AMVESCAP Control Transaction or an Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with an AMVESCAP Control Transaction or an Exchangeable Share Voting Event, the written notice of the redemption by the Corporation or the purchase by Callco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

(3) On or after the Redemption Date and provided that the Redemption Call Right has not been exercised by Callco, the Corporation shall pay or cause to be paid to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Companies Act and the Memorandum and Articles of Association of the Corporation and such additional documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent and the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by transferring or causing to be issued or transferred to each holder the AMVESCAP Ordinary Shares to which such holder is entitled and by delivering to such holder, at the address of such holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation certificates representing AMVESCAP Ordinary Shares (which shares shall be fully paid and shall be free and clear of any lien, claim or encumbrance), and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of any such dividends, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to transfer or cause to be issued or transferred to, and deposited with, the Agent named in such notice the total Redemption Price for the Exchangeable Shares (except as otherwise provided in this section 7(3)) so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, less any amounts withheld on account of tax required to be deducted and withheld therefrom, such Redemption Price to be held by the Agent as trustee for and on behalf of, and for the use and benefit of, such holders. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares, without interest, and when received by the Agent, all dividends and other distributions with respect to the AMVESCAP Ordinary Shares to which such holder is entitled with a record date after the later of the date of such deposit and the Redemption Date and before the date of transfer of such AMVESCAP Ordinary Shares to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom), against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions.

SECTION 8 PURCHASE FOR CANCELLATION

         Subject to applicable law, the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares.

SECTION 9 VOTING RIGHTS

         Except as required by applicable law and by Section 10 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the Exchangeable Shares shall not have class votes in the circumstances described in clauses 2(2)(a) or (e) of the Third Schedule of the Companies Act as in force on the Effective Date.

SECTION 10 AMENDMENT AND APPROVAL

(1) The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

(2) Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the

         Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

SECTION 11 RECIPROCAL CHANGES, ETC. IN RESPECT OF AMVESCAP ORDINARY SHARES

(1) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that so long as any Exchangeable Shares not owned by AMVESCAP or its affiliates are outstanding, AMVESCAP will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10(2) of these share provisions:

         (a) issue or distribute AMVESCAP Ordinary Shares (or securities exchangeable for or convertible into or carrying rights to acquire AMVESCAP Ordinary Shares) to the holders of all or substantially all of the then outstanding AMVESCAP Ordinary Shares by way of stock dividend or other distribution, other than an issue of AMVESCAP Ordinary Shares (or securities exchangeable for or convertible into or carrying rights to acquire AMVESCAP Ordinary Shares) to holders of AMVESCAP Ordinary Shares (i) who exercise an option to receive dividends in AMVESCAP Ordinary Shares (or securities exchangeable for or convertible into or carrying rights to acquire AMVESCAP Ordinary Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or scrip dividend;

         (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding AMVESCAP Ordinary Shares entitling them to subscribe for or to purchase AMVESCAP Ordinary

                  Shares (or securities exchangeable for or convertible into or carrying rights to acquire AMVESCAP Ordinary Shares); or

         (c) issue or distribute to the holders of all or substantially all of the then outstanding AMVESCAP Ordinary Shares:

                  (i) shares or securities of AMVESCAP of any class other than AMVESCAP Ordinary Shares (other than shares convertible into or exchangeable for or carrying rights to acquire AMVESCAP Ordinary Shares);

                  (ii) rights, options or warrants other than those referred to in section 11(1)(b) above;

                  (iii)    evidences of indebtedness of AMVESCAP; or

                  (iv)     assets of AMVESCAP,

         unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by AMVESCAP in order to give effect to and consummate the transactions contemplated by, and in accordance with, the Merger Agreement.

(2) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that so long as any Exchangeable Shares not owned by AMVESCAP or its affiliates are outstanding, AMVESCAP will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10(2) of these share provisions:

         (a) subdivide, redivide or change the then outstanding AMVESCAP Ordinary Shares into a greater number of AMVESCAP Ordinary Shares;

         (b) reduce, combine, consolidate or change the then outstanding AMVESCAP Ordinary Shares into a lesser number of AMVESCAP Ordinary Shares; or

         (c) reclassify or otherwise change the AMVESCAP Ordinary Shares or effect an amalgamation, merger, reorganization or other transaction affecting the AMVESCAP Ordinary Shares, unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with section 10(2) of these share provisions.

SECTION 12 ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

(1) The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by AMVESCAP, Callco and the Corporation with all provisions of the Support Agreement applicable to AMVESCAP, Callco and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

(2) The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with section 10(2) of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

         (a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

         (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

         (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

SECTION 13 LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

(1) The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and automatic exchange thereunder) and the Retraction Call Right.

(2) Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Callco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Callco as therein provided.

(3) The Corporation, Callco, AMVESCAP and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation, Callco, AMVESCAP or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United Kingdom tax laws or any provision of provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, Callco, AMVESCAP and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, Callco, AMVESCAP or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, Callco, AMVESCAP or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

SECTION 14 NOTICES

(1) Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

(2) Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

(3) Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

SECTION 15 DISCLOSURE OF INTERESTS IN EXCHANGEABLE SHARES

         The Corporation shall be entitled to require any holder of an Exchangeable Share or any Person who the Corporation knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to whom has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of "equity shares" of Exchangeco) under section 101 of the Securities Act or as would be required under the articles of AMVESCAP or any laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of the United Kingdom if the Exchangeable Shares were AMVESCAP Ordinary Shares

SECTION 16 STAMP TAX

         Notwithstanding any other provision herein, a holder of Exchangeable Shares or a Person to whom Exchangeable Shares are issued (in each case other than the Corporation, its affiliates (except for affiliates who, at the date of the Merger Agreement, were affiliates of AMVESCAP and holders of common shares in the capital of Trimark Financial Corporation and except in respect of the conversion into or exchange of such shares for AMVESCAP Ordinary Shares, Exchangeable Shares or Debentures and any transfer of such securities), the Transfer Agent or the Agent) shall be responsible for any and all Stamp Taxes payable by any Person in connection with the transfer or issuance of such Person's shares or their exchange for AMVESCAP Ordinary Shares or the transfer or issue of AMVESCAP Ordinary Shares to such holder or Person pursuant to a redemption of the Exchangeable Shares, a liquidation of the Corporation, or on the exercise of the Liquidation Call Right, the Redemption Call Right or the Retraction Call Right (or any transaction or event completed in furtherance of such transfer, exchange or issuance); provided that, in no event shall any Person (other than the Corporation, its affiliates, the Transfer Agent and the Agent) be entitled to rely on the provisions of this section 16 in any action, suit or proceeding relating to Stamp Taxes brought against any holder of Exchangeable Shares or any Person to whom Exchangeable Shares are issued. In no event will the Corporation, its affiliates, the Transfer Agent or the Agent be responsible for any Stamp Taxes and the Corporation, its affiliates, the Transfer Agent and/or the Agent shall make such regulations and arrangements as are necessary to ensure that holders and such Persons pay all applicable Stamp Taxes.

                                   SCHEDULE A
                               RETRACTION REQUEST

[TO BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES]

To: AMVESCAP Inc. ("Exchangeco") and AVZ Callco Inc. ("Callco") c/o CIBC mellon Trust Company
         199 Bay Street
         Commerce Court West
         Securities Level
         Toronto (Ontario) Canada
         M5L 1G9

         This notice is given pursuant to Section 6 of the provisions (the "SHARE PROVISIONS") attaching to the Exchangeable Shares of Exchangeco represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

         The undersigned hereby notifies Exchangeco that, provided that the Retraction Call Right referred to below has not been exercised, the undersigned desires to have Exchangeco redeem in accordance with Section 6 of the Share
Provisions:

o        all share(s) represented by this certificate; or

o        _______ share(s) only represented by this certificate.

         The undersigned hereby notifies Exchangeco that the Retraction Date shall be _____________________.

NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by Exchangeco. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by Exchangeco.

         The undersigned acknowledges the overriding Retraction Call Right of Callco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in section 6(3) of the Share Provisions. This Retraction Request, and this offer to sell the Retracted Shares to Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to Exchangeco at any time before the close of business on the Business Day immediately preceding the Retraction Date.

         The undersigned acknowledges that if, as a result of solvency provisions of applicable law, Exchangeco is unable to redeem all Retracted Shares, the Retracted Shares will be automatically exchanged pursuant to the Voting and Exchange Trust Agreement so as to require AMVESCAP to purchase the unredeemed Retracted Shares.

         The undersigned hereby represents and warrants to Callco and Exchangeco that the undersigned:

o        is

                           (select one)

o        is not

a non-resident of Canada for purposes of the Income Tax Act (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS NOT A NON-RESIDENT OF CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

o The undersigned hereby represents and warrants to Callco and Exchangeco that the undersigned is not a person within the United States of America, its territories or possessions or any state thereof, or the District of Columbia (collectively, the "United States") or a U.S. person (within the meaning of Regulation S under the United States Securities Act of 1933, as amended) and is not making this Retraction Request for the account or benefit of a person within the United States or such a U.S. person.

         The undersigned hereby represents and warrants to Callco and Exchangeco that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Callco or Exchangeco, as the case may be, free and clear of all liens, claims and encumbrances.




---------------------------    ------------------------------------------     ------------------------------------
(Date)                         (Signature of Shareholder)                     (Guarantee of Signature)


         o Please check box if the certificates for AMVESCAP Ordinary Shares and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which such certificates and cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of Exchangeco and the certificates for AMVESCAP Ordinary Shares and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:  __________________

Name of Person in Whose Name Securities or Cheque(s)

Are to be Registered, Issued or Delivered (please print):

Street Address or P.O. Box:

Signature of Shareholder:

City, Province and Postal Code:

Signature Guaranteed by:

NOTE: If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of Exchangeco represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of Exchangeco, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

                                   SCHEDULE C
                              REGULATORY APPROVALS

CANADA

o expiration or earlier termination of the waiting period under Part IX of the Competition Act (Canada) and receipt of an advance ruling certificate ("ARC") pursuant to the Competition Act (Canada) or, in the alternative to an ARC, a no-action letter from the Commissioner of Competition

o if applicable, a determination by the Minister responsible for Investment Canada under the Investment Canada Act (Canada) that the Arrangement is of "net benefit to Canada" for purposes of such Act on terms and conditions satisfactory to AMVESCAP, acting reasonably

o exemption orders from the Canadian Securities Regulatory Authorities from the registration and prospectus requirements with respect to the Exchangeable Share structure

o approval of the Toronto Stock Exchange regarding the conditional listing of the Exchangeable Shares and the AMVESCAP Equity Subordinated Debentures

o approval of the Canadian Securities Regulatory Authorities and notice to the unitholders of the Funds of the change in control of the manager of the Funds, as required pursuant to National Instrument 81-102

o consent of the Minister of Finance (Canada) to the transactions contemplated by the Arrangement under the sections 518(3)(a)(i) to (v) under the Bank Act (Canada) unless prior consent has been provided in a form acceptable to each of AMVESCAP and Trimark, acting reasonably

o approval of Canadian Securities Regulatory Authorities, if necessary, regarding the acquisition of the Trimark Shares

o        the non-objection of the Director under the Securities Act pursuant to section 104 of the Regulation made under such Act and compliance with corresponding applicable provisions, if any, under securities legislation of the other provinces and territories of Canada to the indirect acquisition by AMVESCAP of beneficial ownership, control or direction of securities of another registrant

o notice to the OSC pursuant to section 217 of the Regulation to the Securities Act and to the QSC pursuant to section 228 of the Regulation to the Securities Act (Quebec) and other applicable Canadian Securities Regulatory Authorities regarding the expected acquisition of the Trimark Shares by AMVESCAP

o approval of applicable Canadian stock exchanges, if necessary, regarding amendments to and acceleration of the Trimark Options

o requisite approvals pursuant to section 375(1) of the Trust and Loan Companies Act (Canada)

UNITED STATES

o if applicable, expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976

UNITED KINGDOM

o approval of the LSE and the UKLA to the publication of the AMVESCAP Circular (if required in accordance with the rules of such authorities)

o approval of the LSE and the UKLA to the publication of the AMVESCAP Listing Particulars (if required in accordance with the rules of such authorities)

o final consent of the UK Treasury under section 765 of the Income and Corporation Taxes Act 1988 to all of those transactions which require such consent and which are necessary to implement the transactions contemplated herein

o the relevant approvals, if any, from the UK Secretary of State for Trade and Industry or the European Commission (as appropriate) on terms and conditions satisfactory to AMVESCAP, acting reasonably, or AMVESCAP obtaining confirmation on terms satisfactory to it that the transactions referred to in this Agreement or any matter relating thereto will not be referred to the UK Competition Commission

o admission to the Official List of the UKLA and admission to trading on the LSE of the AMVESCAP Ordinary Shares to be issued at the Effective Time, in accordance with the applicable rules of such authorities

                                   SCHEDULE F
                TERMS OF AMVESCAP EQUITY SUBORDINATED DEBENTURES


ISSUER:                    o        Exchangeco (the "ISSUER") and all of its
                                    obligations in respect of the Debentures will be fully and unconditionally guaranteed by AMVESCAP pursuant to a guarantee of AMVESCAP on terms and conditions mutually agreeable to Trimark and AMVESCAP each acting reasonably.


ISSUE:                     o        AMVESCAP Equity Subordinated Debentures (the
                                    "DEBENTURES"). The Debentures will be issued under a trust indenture (the "INDENTURE").
                                    AMVESCAP shall be a party to the Indenture, which will incorporate the guarantee of AMVESCAP. Holders of Debentures will also be issued a Certificate of Entitlement which will allow holders to receive, on a conversion of the Debentures (or such other event that results in a holder receiving
                                    Exchangeable Shares) and for no additional consideration, the voting rights, the automatic exchange right and the automatic exchange on liquidation (and any other similar rights that may be available from time to time to holders of Exchangeable
                                    Shares).

ISSUE PRICE:               o        $1,000 per Debenture

INTEREST:                  o        6.00% per annum, payable semi-annually,
                                    commencing 6 months from the Effective Date

TERM:                      o        3 years

MATURITY AMOUNT:           o        $1,000 per Debenture. Unless an Event of
                                    Default has occurred and is continuing,
                                    Issuer may, upon not less than 10 Business
                                    Days and not more than 20 Business Days
                                    prior notice, in lieu of paying the
                                    principal amount of the Debentures in cash at maturity, deliver that number of Exchangeable Shares obtained by dividing the principal amount of the Debentures by 95% of the then Current Market Price (as defined below) of the AMVESCAP Ordinary Shares (the
                                    "SHARES").

CONVERSION PRIVILEGE:      o        Each outstanding Debenture will be
                                    convertible (subject to notice and other usual limitations) at any time and from time to time, at the option of the holder, into the Conversion Number of Exchangeable
                                    Shares.

                           o The Conversion Number of Exchangeable Shares will be calculated as of the date of the conversion as:

                                       the Conversion Value, being the lesser of the AMVESCAP Share Value (as defined below) and $1,200, divided by the then Current Market Price of the Shares.

                           o The AMVESCAP Share Value as at any date will be the amount equal to the AMVESCAP Share Rate multiplied by the Current Market Price of the Shares as at such date.

                           o The AMVESCAP Share Rate will be equal to $1,000 divided by (i) the Closing Price if the Closing Price Ratio is equal to or greater than 0.875 and is less than or equal to 1.125 or (ii) $18.8193 if the Closing Price Ratio is less than 0.875 or (iii) $24.1963 if the Closing Price Ratio is greater than 1.125.

                           o The Conversion Number of Exchangeable Shares is subject to adjustment upon the occurrence of certain events such as the subdivision or consolidation of the outstanding Exchangeable Shares or the making of certain distributions to the holders of Exchangeable Shares (other than customary dividends paid in the ordinary course)

OPTIONAL PAYMENT IN CASH   o        The Issuer has the option in lieu of
UPON CONVERSION:                    delivering Exchangeable Shares upon a
                                    conversion of Debentures, to pay the
                                    Conversion Value in cash for each $1,000 principal amount of Debentures converted.

REDEMPTION:                o        At any time, subject to not less than 20
                                    days and not more than 30 days prior notice, Issuer has the right to redeem each $1,000 principal amount of Debentures for cash at a price of $1,200 plus accrued and unpaid interest on such $1,000 principal amount
                                    (the "REDEMPTION AMOUNT"). Unless an Event of Default has occurred and is continuing, Issuer may satisfy the Redemption Amount by the delivery of a number of Exchangeable
                                    Shares equal to the Redemption Amount
                                    divided by 95% of the Current Market Price at the date of notice of redemption.

CURRENT MARKET PRICE:      o        In respect of a Share on any date, the
                                    quotient obtained by dividing (a) the
                                    aggregate of the Daily Value of Trades for each day during the period of 20 consecutive trading days ending not more than three trading days before such date; by (b) the aggregate volume of Shares used to calculate such Daily Value of Trades; where "Daily
                                    Value of Trades" means, in respect of the Shares on any trading day, the Canadian dollar equivalent of the product of (a) the volume weighted average price of Shares on the LSE (or, if the Shares are not then listed on the LSE, on such other stock exchange or automated quotation system on which the Shares are listed or quoted, as the case may be, as may be selected by the board of directors of AMVESCAP for such purpose) on such date, as determined by Bloomberg L.P. or another reputable, third party information source selected by the board of directors of AMVESCAP; and (b) the aggregate volume of Shares traded on such day on the LSE or such other stock exchange or automated quotation system and used to calculate such volume weighted average price; provided that any such selections by the board of directors of AMVESCAP shall be conclusive and binding.

RANK:                      o        The Debentures will be subordinated to all
                                    other indebtedness and obligations of Issuer and of AMVESCAP.

CURRENCY:                  o        All prices in this Schedule are in Canadian
                                    dollars. AMVESCAP Ordinary Share prices will be converted into their Canadian dollar equivalent at the exchange rates on the dates of such prices.

LISTING:                   o        The Debentures will be listed on the Toronto
                                    Stock Exchange.

MERGER:                    o        The Indenture will provide that, so long as
                                    any Debentures remain outstanding, the
                                    Issuer will continue to be a wholly-owned subsidiary of AMVESCAP. In addition, the Indenture will provide that, so long as any Debentures remain outstanding, subject to certain exceptions, AMVESCAP will not enter into any transaction (whether by way of merger, consolidation, reorganization, amalgamation (except with one or more of its wholly-owned subsidiaries), conveyance, transfer, lease, sale or otherwise) whereby all or substantially all of its undertaking or assets would become the property of another person unless AMVESCAP's successor assumes all of the covenants and obligations of AMVESCAP under the Indenture.

EVENTS OF DEFAULT:         o        The Indenture will contain certain Events of
                                    Default consistent with other equity
                                    subordinated debenture issues in the
                                    Canadian market, including, without
                                    limitation: (i) failure to pay principal or interest when due (there will be a 30 day cure period for failure to pay interest when due); (ii) default in the performance, or breach, of any other covenant or agreement of the Issuer under the Indenture or the Debentures or AMVESCAP under its guarantee and the continuance of such default for 60 days after written notice to the Company by the Trustee or by the holders of not less than 25% in principal amount of outstanding
                                    Debentures; (iii) the occurrence of any
                                    default with respect to any other
                                    indebtedness of the Issuer or AMVESCAP
                                    having an outstanding principal amount of U.S.$50 million or more, that has caused the holder thereof to declare such indebtedness to be due and payable prior to its maturing and such acceleration is not rescinded or annulled within 10 days; and (iv) certain events of bankruptcy, insolvency or reorganization affecting the Issuer or
                                    AMVESCAP.

                                   SCHEDULE G
                     TRIMARK REPRESENTATIONS AND WARRANTIES

(a)      Organization.

         Each of Trimark and the Trimark Material Subsidiaries has been duly incorporated or formed under all applicable Laws, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted. The only material subsidiaries of Trimark are the Trimark Material Subsidiaries. All of the outstanding shares and other ownership interests of the Trimark Material Subsidiaries are held directly or indirectly by Trimark and are validly issued, fully paid and non-assessable and all such shares and other ownership interests are owned directly or indirectly by Trimark, free and clear of all material liens, claims or encumbrances, except as has been disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP or pursuant to restrictions on transfers contained in constating documents, and except as aforesaid there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares or other ownership interests in any of the Trimark Material Subsidiaries. Trimark has disclosed in writing to AMVESCAP in a form acceptable to AMVESCAP the names and jurisdictions of incorporation of each of the Trimark Material Subsidiaries. Each of the Funds are (i) duly incorporated or are duly organized as trusts, and are validly existing or are assets of an insurance company held on a segregated basis pursuant to applicable insurance legislation, and
         (ii) up-to-date in the filing of all information required to be filed according to the applicable Laws. No proceedings have been taken or authorized by Trimark or any of its subsidiaries or, to Trimark's knowledge (after due enquiry), by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of any of the Funds.

(b) Capitalization. The authorized capital of Trimark consists of an unlimited number of Trimark Common Shares and an unlimited number of preferred shares, issuable in series. As of the date hereof, there are 94,275,450 Trimark Common Shares issued and outstanding, and options to acquire an aggregate of 7,280,150 Trimark Common Shares are granted and outstanding under the Trimark Stock Option Plan. As of the date hereof, there are no preferred shares issued or outstanding. Except as described in the preceding sentences of this Section (b) and in Section
         (a) above, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating Trimark or any Trimark

         Material Subsidiary to issue or sell any shares of Trimark or any of the Trimark Material Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of Trimark or any Trimark Material Subsidiary. All outstanding Trimark Common Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. Except as described in the preceding sentences of this Section (b), there are no outstanding bonds, debentures or other evidences of indebtedness of Trimark or any subsidiary having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the Trimark Common Shares on any matter. Except as has been set forth in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP or as Publicly Disclosed by Trimark, there are no outstanding contractual obligations of Trimark or any of the Trimark Material Subsidiaries to repurchase, redeem or otherwise acquire any of its outstanding securities or with respect to the voting or disposition of any outstanding securities of any of the Trimark Material Subsidiaries.

(c)      Authority and No Violation.

         (i) Subject to paragraphs (A) and (B) below, Trimark has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Trimark and (subject to obtaining the Regulatory Approvals) the consummation by Trimark of the transactions contemplated by this Agreement have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby, other than:

                  (A) with respect to the Trimark Circular and other matters relating solely thereto, the approval of the Board of Directors of Trimark; and

                  (B) with respect to the completion of the Arrangement, the approval of the Trimark Securityholders.

         (ii) This Agreement has been duly executed and delivered by Trimark and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity.

         (iii) The Board of Directors of Trimark (Messrs. Krembil, Labatt, Binnington, Howe, Badeau and Waitzer having declared their interest and abstaining from voting thereon) has (A) determined as of the date hereof unanimously that the Arrangement is fair to the holders of the Trimark Common Shares and is in the best interests of Trimark, (B) received an opinion from RBC Dominion Securities Inc. to the effect that, as of the date of this Agreement, the Arrangement is fair from a financial point of view to Trimark shareholders and (C) determined as of the date hereof to unanimously recommend that the holders of the Trimark Common Shares vote in favour of the Arrangement. Each of Trimark's directors has advised Trimark that, as of the date hereof, they intend to vote Trimark Common Shares held by them in favour of the Arrangement and (except with respect to Messrs. Binnington, Howe, Krembil and Labatt), unless the Board of Directors of Trimark shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to AMVESCAP its approval or recommendation of this Agreement or the Arrangement or shall have approved or recommended any unsolicited Superior Proposal in accordance with Section 4.6, will so represent in the Trimark Circular. Trimark is not subject to a shareholder rights plan or "poison pill" or similar plan.

         (iv) The approval of this Agreement, the execution and delivery by Trimark of this Agreement and the performance by it of its obligations hereunder and the completion of the Arrangement and the transactions contemplated thereby, will not, except as disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP:

                  (A) result in a violation or breach of, require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

                           (I) its or any Trimark Material Subsidiary's certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any constating document of a Fund;

                           (II) any Laws, judgment or decree (subject to obtaining the Regulatory Approvals relating to Trimark), except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws, judgment or decree would not, individually or in the aggregate, have a Material Adverse Effect on Trimark; or

                           (III) except as would not, individually or in the aggregate, have a Material Adverse Effect on Trimark, any contract, agreement, license, franchise or permit to which Trimark or any subsidiary or any Fund is party or by which it is bound or subject or is the beneficiary;

                  (B) give rise to any right of termination or acceleration of indebtedness of Trimark or any subsidiary or any Fund, or cause any such indebtedness to come due before its stated maturity, or cause any available credit of Trimark or any subsidiary or any Fund to cease to be available, other than as would not, individually or in the aggregate, have a Material Adverse Effect on Trimark; or

                  (C) except as would not, individually or in the aggregate, have a Material Adverse Effect on Trimark or a Material Adverse Effect on the Funds (taken in the aggregate), result in the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any Trimark Material Subsidiary or any Fund, or restrict, hinder, impair or limit the ability of Trimark or any Trimark Material Subsidiary to carry on the business of Trimark or any Trimark Material Subsidiary as and where it is now being carried on.

                  No consent, waiver, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by Trimark and its subsidiaries and the Funds in connection with the execution and delivery of this Agreement or the consummation by Trimark of the transactions contemplated hereby other than (A) any approvals required by the Interim Order, (B) the Final Order, (C) filings with the Director under the OBCA, (D) the Regulatory Approvals relating to Trimark and its subsidiaries and (E) any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which have been disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP or which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on Trimark.

(d) No Defaults. Subject to obtaining the Regulatory Approvals relating to Trimark and its subsidiaries and except as has been disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP, neither Trimark nor any of its subsidiaries nor any Fund is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under, any contract, agreement, license or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect on Trimark.

(e) Absence of Certain Changes or Events. Except as has been (A) disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP or
         (B) Publicly Disclosed by Trimark, or (C) Publicly Disclosed by the Funds, each of Trimark, the Trimark Material Subsidiaries and the Funds has conducted its business only in the ordinary and regular course of business consistent with past practice and there has not occurred:

         (i) a Material Adverse Change with respect to Trimark or any of the Funds;

         (ii) any damage, destruction or loss not fully covered by insurance that could reasonably be expected to have a Material Adverse Effect on Trimark;

         (iii) any redemption, repurchase or other acquisition of Trimark Common Shares by Trimark or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to Trimark Common Shares, other than regular quarterly dividends on the Trimark Common Shares;

         (iv) any material increase in or modification of the compensation payable or to become payable by it to any of its directors or officers, or any grant to any such director or officer of any increase in severance or termination pay;

         (v) any material increase in or modification of any bonus, pension, employee insurance or benefit arrangement (including the granting of stock options, restricted stock awards or stock appreciation rights) other than the adoption of the Trimark Deferred Share Unit Plan and the acceleration of vesting of unvested Trimark Shares under the Trimark Employee Profit Sharing Plan, made to, for or with any of its directors or officers;

         (vi) any acquisition or sale of its property or assets aggregating 10% or more of Trimark's total consolidated property and assets as at March 31, 1999 other than in the ordinary and regular course of business consistent with past practice;

         (vii) any entering into, amendment of, relinquishment, termination or non-renewal by it of any material contract, agreement, license, franchise, lease transaction, commitment or other right or obligation that could reasonably be expected to have a Material Adverse Effect on Trimark;

         (viii) any resolution to approve a split, consolidation or reclassification of any of its outstanding shares or in respect of each of the Funds, any of its outstanding units;

         (ix) any material change in its accounting methods, principles or practices;

         (x) any guarantee of the payment of material indebtedness or any incurrence of material indebtedness for money borrowed or any issue or sale of any debt securities except in the ordinary and regular course of business consistent with past practice; or

         (xi) except in the usual, ordinary and regular course of business and consistent with past practice: (A) any satisfaction or settlement of any claims or liabilities prior to the same being due, which were, individually or in the aggregate, material; or (B) any grant of any waiver, exercise of any option or relinquishment of any contractual rights which were, individually or in the aggregate, material.

(f)      Employment Matters.

         (i) Except as has been disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP, neither Trimark nor any Trimark Material Subsidiary nor any Fund is a party to any agreement, obligation or understanding providing for severance or termination payments to, or any employment agreement with, any director or officer other than any common law obligations of reasonable notice of termination or pay in lieu thereof and any statutory obligations.

         (ii) Except as has been disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP, neither Trimark nor any Trimark Material Subsidiary nor any Fund is subject to any litigation, actual or, to the knowledge of Trimark, threatened, relating to employment or termination of employment of employees or independent contractors, other than those claims or such litigation as would, individually or in the aggregate, not have a Material Adverse Effect on Trimark.

         (iii) Trimark, all Trimark Material Subsidiaries and all Funds have operated in accordance with all applicable Laws with respect to employment and labour, including, but not limited to, employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labour relations and there are no current, pending or, to the knowledge of Trimark, threatened proceedings before any board or tribunal with respect to any of the above areas, other than as has been set forth in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP or where the failure to so operate or such proceedings would, individually or in the aggregate, not have a Material Adverse Effect on Trimark.

         (iv) Except as has been Publicly Disclosed by Trimark or disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP, there are no outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Trimark, any Trimark Material Subsidiary or any Fund.

(g) Financial Statements. Each of (i) the audited consolidated financial statements for Trimark as at and for each of the 12-month periods ended March 31, 1999 and 1998; (ii) the unaudited consolidated financial statements for Trimark as at and for the 12-month period ended March 31, 2000; and (iii) the audited financial statements for each of the Funds for the fiscal years ended December 31, 1999 and 1998 have been prepared in accordance with Canadian generally accepted accounting principles (subject, in the case of such unaudited financial statements, to the absence of notes and to usual year-end adjustments), and such financial statements present fairly, in all material respects, the consolidated financial position and results of operations of Trimark and its subsidiaries or of such Fund, as applicable, as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of such unaudited financial statements, to usual year-end adjustments.

(h) Books and Records. The financial books, records and accounts of Trimark, its subsidiaries and each of the Funds, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Trimark and its subsidiaries and the Funds and (iii) accurately and fairly reflect the basis for the Trimark consolidated financial statements or such Fund's financial statements, as applicable. Except as has been disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP, Trimark's and the Trimark Material Subsidiaries' corporate minute books contain minutes of all meetings and resolutions of the directors (including all committees of directors) and shareholders held to December 31, 1999 has been provided to AMVESCAP, and no matters (other than the executive severance agreements referred to in Section 4.4(e)) were considered at any meetings subsequent to December 31, 1999 which, if effected subsequent to the date hereof and prior to the Effective Date, would constitute a breach of Section 4.3(a).

(i) Litigation, Etc. Except as has been disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP or Publicly Disclosed by Trimark, there is no claim, action, proceeding or investigation pending or, to the knowledge of Trimark, threatened against Trimark, any Trimark Material Subsidiary or any Fund before any court or Governmental Entity that would reasonably be expected to have a Material Adverse Effect on Trimark or to prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement. Neither Trimark nor any Trimark Material Subsidiary, nor any Fund, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect on Trimark or that would prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement. Except as has been disclosed in writing previously by Trimark to AMVESCAP in a form acceptable to AMVESCAP, Trimark and the Trimark Material Subsidiaries are not to their knowledge subject to any warranty, negligence, performance or other claims or disputes or potential claims or disputes in respect of products or services currently being delivered or previously delivered, and to their knowledge there are no events or circumstances which could reasonably be expected to give rise to any such claims or disputes or potential claims or disputes, in each case which could reasonably be expected to have a Material Adverse Effect on Trimark.

(j) Tax Matters. Except as has been disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP:

         (i) Trimark, each of the Trimark Material Subsidiaries and each Fund have filed, or caused to be filed, all material Tax Returns required to be filed by them (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all material amounts of Taxes shown to be due and payable thereon, and the most recently published financial statements for Trimark and each Fund contain an adequate provision in accordance with Canadian generally accepted accounting principles for all material amounts of Taxes payable in respect of each period covered by such financial statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns. Trimark, each of the Trimark Material Subsidiaries and each Fund have made adequate provision in accordance with Canadian generally accepted accounting principles in their books and records for any material amounts of Taxes accruing in respect of any accounting period which has ended subsequent to the period covered by such financial statements.

         (ii) Neither Trimark nor any Trimark Material Subsidiary nor any Fund has received any written notification that any issues involving a material amount of Taxes have been raised (and are currently pending) by Canada Customs and Revenue Agency, the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns referred to above and no waivers of statutes of limitations have been given or requested with respect to Trimark or any Trimark Material Subsidiary or any Fund. All liability of Trimark, the Trimark Material Subsidiaries and the Funds for income taxes has been assessed for all fiscal years up to and including the fiscal year ended March 31, 1999 (with respect to Trimark and Trimark Investment Management Inc.) and December 31, 1998 (with respect to Trimark Trust and the Funds). To the knowledge of Trimark, there are no proposed in writing (but unassessed) additional Taxes involving a material amount of Taxes and none has been asserted in writing. No Tax liens have been filed for material amounts of Taxes other than for Taxes not yet due and payable. Neither Trimark nor any of the Trimark Material Subsidiaries nor any Fund is a party to any Tax sharing or other similar agreement or arrangement of any nature with any other person (other than Trimark or any of its subsidiaries) pursuant to which Trimark or any of the Trimark Material Subsidiaries or any Fund has or could have any material liabilities in respect of Taxes, other than any liability arising under an agreement providing for the sale or other disposition of property by Trimark or any of the Trimark Material Subsidiaries.

         (iii) Each Fund which is a mutual fund within the meaning of the Securities Act (a "MUTUAL FUND"), other than Trimark Global High Yield Bond Pooled Fund currently meets the requirements set out in the Tax Act to qualify as a "mutual fund trust", and each such Mutual Fund has so qualified at all relevant times since the date such Mutual Fund was established. At all times during which the units of a Fund purported not to be or were represented not to constitute "foreign property" under the Tax Act, such Fund has restricted its investment in "foreign property" so that its units have not at any time during such period constituted foreign property for registered retirement savings plans, registered retirement income funds, registered pension funds and plans and deferred profit sharing plans. Each of Trimark Canadian Fund, Trimark RSP Equity Fund, Trimark Select Canadian Growth Fund, Trimark Enterprise Fund, Trimark Canadian Resources Fund, Trimark Canadian Small Companies Fund, Trimark Enterprise Small Cap Fund, Trimark Income Growth Fund, Trimark Select Balanced Fund, Trimark Interest Fund, Trimark Government Income Fund, Trimark Canadian Bond Fund, Trimark Advantage Bond Fund, The Americas RSP Fund, Trimark Discovery RSP Fund, Trimark Europlus RSP Fund, Trimark Indo-Pacific RSP Fund, Trimark Select Growth RSP Fund, Trimark US Companies RSP Fund, Trimark Global Balanced RSP Fund, Trimark Global High Yield Bond RSP Fund, Trimark International Companies RSP Fund and Trimark RSP Fund is a "registered investment" under the Tax Act for registered retirement savings plans, registered retirement income funds and deferred profit sharing plans under the Tax Act and has been a registered investment continuously for all periods when the Fund held itself out to be a registered investment. For each Fund, distributions or allocations, as the case may be, have been made in such amounts to holders of units thereof or interests therein such that there is no liability (contingent or otherwise), after taking into account any refund of Tax to which the Fund is entitled, of the Fund or any actual or deemed trustee thereof to pay Tax for any period ending on or before the date hereof.

         (iv) Trimark and, to the knowledge of Trimark after due enquiry, any other trustees and former trustees of all the registered plans (including registered retirement savings plans, registered retirement income funds and registered education savings plans) made available to investors by Trimark have complied in all material respects with all of their obligations under the Tax Act and pension and other laws with respect to such plans, including withholding and remittance obligations, "locking-in" obligations and the payment or recognition in the financial statements of the applicable plan of any liability or potential liability for taxes. All of Trimark's registered plans are properly registered with applicable tax authorities, up to date in all applicable filings and comply in all material respects with all requirements imposed under the Tax Act and other applicable Law.

         (v) "TAX" and "TAXES" means, with respect to any entity, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing.

         (vi) For purposes of this Section (j), the term "MATERIAL AMOUNT OF TAXES" shall mean an amount of Taxes that is material to Trimark and its subsidiaries taken as a whole or material to a Fund, as applicable.

(k)      Pension and Employee Benefits.

         (i) Trimark has disclosed in writing to AMVESCAP, in a form acceptable to AMVESCAP, all material employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock option, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices, whether written or oral, which are maintained by Trimark or any Trimark Material Subsidiary (collectively referred to as the "TRIMARK PLANS"). The provisions of the United States Employee Retirement Income Security Act of 1974, as amended and any regulations thereunder do not apply to any of the Trimark Plans.

         (ii) To Trimark's knowledge, no step has been taken, no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Trimark Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable Laws refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material Taxes, penalties or levies under applicable Laws. Except as has been disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP, to Trimark's knowledge, there are no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings which are pending or threatened in respect of any of the Trimark Plans or their assets which individually or in the aggregate would have a Material Adverse Effect on Trimark.

         (iii) Trimark has disclosed in writing to AMVESCAP, in a form acceptable to AMVESCAP, true, correct and complete copies of all of the Trimark Plans (or, in the case of any unwritten Trimark Plan, a description thereof) together with financial information and statements with respect to each Trimark Plan, and current plan summaries, booklets and personnel manuals. Trimark has made available to AMVESCAP a true and complete copy of the most recent report filed with applicable Governmental Entities with respect to each Trimark Plan in respect of which such a report was required.

         (iv) Except as has been disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP, all of the Trimark Plans are in compliance in all material respects with all applicable Laws and their terms. Neither Trimark nor any of its subsidiaries have any payment obligations under any Trimark Plans other than to make contributions as they become due in the ordinary course, and such obligations have been fulfilled to the date hereof and to make any payments under Trimark's short term disability plan.

         (v) Except as has been disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP, the entry into or performance by Trimark of this Agreement and the completion of the Arrangement and the transactions contemplated thereby will not result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Trimark or any Trimark Material Subsidiary or increase any benefits otherwise payable under any Trimark Plan or result in the acceleration of time of payment or vesting of any such benefits except to accelerate the vesting of ownership of unvested Trimark Common Shares under the Employee Profit Sharing Plan.

(l) Reports. Trimark has filed with each of the Canadian Securities Regulatory Authorities true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "TRIMARK DOCUMENTS"). The Trimark Documents at the time filed (i) did not contain any misrepresentation (as defined in the Securities Act) and
         (ii) complied in all material respects with the requirements of applicable securities Laws. Trimark has not filed any confidential material change report with the OSC or any other securities authority or regulator or any stock exchange or other self-regulatory authority which at the date hereof remains confidential. Trimark is a reporting issuer in, and is not in default in any material respect of any requirement of the securities Laws of, each province and territory in Canada.

(m) Fund Reports. Each of the Mutual Funds (except Trimark Global High Yield Bond Pooled Fund) has filed with each of the Canadian Securities Regulatory Authorities true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "FUND DOCUMENTS"). The Fund Documents at the time filed (i) did not contain any misrepresentation (as defined in the Securities Act) and (ii) complied in all material respects with the requirements of applicable securities Laws including all requirements imposed by discretionary orders granted by any Canadian Security Regulatory Authority. None of the Mutual Funds has filed any confidential material change report with the OSC or any other securities authority or regulator or any stock exchange or other self-regulatory authority which at the date hereof remains confidential. The securities issued by each Mutual Fund are duly qualified for distribution to the public in each of the provinces and territories of Canada under applicable securities Laws. Each Mutual Fund is a reporting issuer in, and is not in default in any material respect of any requirement of the securities Laws of, each province and territory of Canada.

(n) Compliance with Laws. Except as has been disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP or Publicly Disclosed by Trimark, Trimark, the Trimark Material Subsidiaries and the Funds have complied with and are not in violation of any applicable Laws, orders, judgments and decrees other than non-compliance or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Trimark. Without limiting the generality of the foregoing, all securities of Trimark and of each of the Funds (including, all options, rights or other convertible or exchangeable securities) have been issued in compliance, in all material respects, with all applicable securities Laws and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws, or in accordance with the terms of the exemptive relief granted to Trimark or the Funds by Canadian Securities Regulatory Authorities.

(o) Restrictions on Business Activities. Except as has been disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP or Publicly Disclosed by Trimark, there is no agreement, judgment, injunction, order or decree binding upon Trimark, any subsidiary or any Fund that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business activity of Trimark, any subsidiary or affiliate or any Fund, any acquisition of property by Trimark or any subsidiary or affiliate or the conduct of business by Trimark, any subsidiary or affiliate or any Fund as currently conducted (including following the Arrangement) other than such agreements, judgments, injunctions, orders or decrees which would not, individually or in the aggregate, have a Material Adverse Effect on Trimark or AMVESCAP.

(p) Property. Except as has been disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP, Trimark and each Trimark Material Subsidiary have good and sufficient title to the real property interests, including fee simple estate of and in real property, leases, easements, rights of way, permits or licences from land owners or authorities permitting the use of land by Trimark or such Trimark Material Subsidiary, necessary to permit the operation of its businesses as presently owned and conducted except for such failure of title that would individually or in the aggregate not have a Material Adverse Effect on Trimark. Except as has been disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP, Trimark is not a party to, or under any agreement to become a party to, any lease with respect to real property which if terminated could reasonably be expected to have a Material Adverse Effect on Trimark.

(q) Licences, Etc. Except as has been disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP, Trimark and each Trimark Material Subsidiary and each Fund owns, possesses, or has obtained and is in compliance with, all licences, permits, certificates, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its businesses as now conducted except for such failure that would individually or in the aggregate not have a Material Adverse Effect on Trimark. Trimark Investment Management Inc. is registered as a limited market dealer and an investment counsel/portfolio manager in the Province of Ontario and a mutual fund dealer in the provinces of Ontario, Nova Scotia, Prince Edward Island, Newfoundland, New Brunswick, Quebec, Alberta, Saskatchewan and British Columbia, a broker/dealer in the Province of Manitoba and a broker in Nunavut, Yukon and the Northwest Territories. Trimark Trust is licensed under the trust legislation of each of the provinces of Canada. Trimark Trust's authorized asset to capital ratio and borrowing ratio is less than or equal to 20:1, calculated in accordance with the provisions of relevant trust legislation.

(r) Registration Rights. No holder of securities issued by Trimark has any right to compel Trimark to register or otherwise qualify such securities for public sale in Canada or the United States.

(s) Intellectual Property. Trimark has disclosed in writing in a form acceptable to AMVESCAP a complete and accurate list of all registered trade-marks, service marks, copyrights, industrial designs, patents, design patents and all applications therefor of Trimark, its subsidiaries or any of the Funds ("TRIMARK IP"). Except as disclosed in writing in a form acceptable to AMVESCAP, none of Trimark nor its subsidiaries nor any of the Funds has received written notice or is aware that its use of Trimark IP infringes upon or breaches the industrial or intellectual property rights of any other Person in any material respect. Except as disclosed in writing in a form acceptable to AMVESCAP, none of Trimark nor any of its subsidiaries nor any of the Funds has commenced legal proceedings relating to an infringement by any Person of the Trimark IP. Trimark and each of the Funds has or has rights to use all of the intellectual property necessary to conducts its business as currently conducted. Trimark or one of Trimark's Material Subsidiaries has valid licences from third parties (and no such licence may be terminated at the discretion of a third party upon a change of control of Trimark or any of its Material Subsidiaries) in respect of or is the sole owner of all computer software, computer systems, databases, platforms, programs, applications, telephone and/or communication systems, designs and any related good will ("COMPUTER SYSTEMS") necessary to conduct its business as currently carried on. Except as has been disclosed in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP, no current or former employee, independent contractor or consultant of Trimark or any Trimark Material Subsidiary has any rights in respect of or ownership interests in any of the Computer Systems other than those which are validly licensed to Trimark.

(t) Non-Arm's Length Transactions. Except as has been set forth in writing by Trimark to AMVESCAP in a form acceptable to AMVESCAP, there are no material contracts, commitments, agreements, arrangements or other transactions between Trimark or any of its subsidiaries or any Fund, on the one hand, and any (i) officer or director of Trimark or any of its subsidiaries, (ii) record or beneficial owner of five percent or more of the voting securities of Trimark or (iii) affiliate of any such officer, director or beneficial owner, on the other hand.

(u) Insurance. Trimark has provided or made available to AMVESCAP true, correct and complete copies of all material policies of insurance to which any of Trimark and its subsidiaries are a party or are a beneficiary or named insured. Trimark and its subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Trimark and its subsidiaries (taking into account the cost and availability of such insurance).

(v) Related Party Investments. To Trimark's knowledge after due enquiry, no Person related to Trimark (as that term is interpreted for purposes of the Tax Act) with Trimark or any subsidiary of Trimark, beneficially holds, directly or indirectly, any material number of units of any of the Funds or held any material number of such units as at December 31, 1999.

(w) Material Facts. Trimark has attempted in good faith to deliver all documents under its control and the control of the Trimark Material Subsidiaries or the Funds and their respective advisors that have been requested by AMVESCAP or its advisors, and has not withheld any material fact in responding to the inquiries made to it in writing by AMVESCAP or its advisors in connection with the transactions contemplated by this Agreement.

                                   SCHEDULE H
                     AMVESCAP REPRESENTATIONS AND WARRANTIES

(a) Organization. Each of AMVESCAP and the AMVESCAP Material Subsidiaries has been duly incorporated or formed under all applicable Laws, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted. All of the outstanding shares and other ownership interests of the AMVESCAP Material Subsidiaries which are held directly or indirectly by AMVESCAP are validly issued and fully paid and all such shares and other ownership interests are owned directly or indirectly by AMVESCAP, subject to certain liens, claims and encumbrances. Except as Publicly Disclosed by AMVESCAP or as has been set forth in writing by AMVESCAP to Trimark in a form acceptable to Trimark, there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares or other ownership interests in any of the AMVESCAP Material Subsidiaries. AMVESCAP has disclosed in writing to Trimark in a form acceptable to Trimark the names and jurisdictions of incorporation of each of the AMVESCAP Material Subsidiaries.

(b) Capitalization. The authorized capital of AMVESCAP consists of 850,800,000 AMVESCAP Ordinary Shares, 25 pence par value, Shares, of which 676,276,000 AMVESCAP Ordinary Shares were issued and outstanding at March 31, 2000. Except for employee stock options pursuant to employee compensation plans, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (contingent or otherwise) obligating AMVESCAP to issue or sell any shares or securities or obligations of any kind convertible into or exchangeable for any shares. All outstanding AMVESCAP Ordinary Shares have been duly authorized and are validly issued and outstanding as fully paid shares. There are no outstanding bonds, debentures or other evidences of indebtedness of AMVESCAP having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the AMVESCAP Ordinary Shares on any matter. Other than employee stock option plans, there are no outstanding contractual obligations of AMVESCAP to repurchase, redeem or otherwise acquire any of its outstanding Ordinary Shares.

(c)      Authority and No Violation.

         (i) AMVESCAP has the requisite corporate power and authority to enter into this Agreement, the Support Agreement and the Voting and Exchange Trust Agreement and (subject to the passing of the AMVESCAP Resolution and obtaining the Regulatory Approvals) to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Support Agreement and the Voting and Exchange Trust Agreement by AMVESCAP and (subject to the passing of the AMVESCAP Resolution and obtaining the Regulatory Approvals) the consummation by AMVESCAP of the transactions contemplated by this Agreement, the Support Agreement and the Voting and Exchange Trust Agreement have been duly authorized by its respective Board of Directors and other than passing the AMVESCAP Resolution and obtaining the Regulatory Approvals, no other corporate proceedings on its part are necessary to authorize this Agreement, the Support Agreement and the Voting and Exchange Trust Agreement or the transactions contemplated hereby or thereby, other than:

                  (A) with respect to the AMVESCAP Circular and other matters relating solely thereto, the approval of the Board of Directors of AMVESCAP; and

                  (B)      the approval of the AMVESCAP Shareholders.

         (ii) This Agreement has been duly executed and delivered by AMVESCAP and (subject to the passing of the AMVESCAP Resolution and obtaining the Regulatory Approvals) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity. Each of the Support Agreement and the Voting and Exchange Trust Agreement will be duly executed and delivered by AMVESCAP and its subsidiaries who will be a party thereto and, (subject to the passing of the AMVESCAP Resolution and obtaining the Regulatory Approvals) when so executed and delivered, will constitute their legal, valid and binding obligation, enforceable against them in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity.

         (iii) The Board of Directors of AMVESCAP has (A) determined as of the date hereof that the Arrangement is in the best interests of AMVESCAP, and (B) determined as of the date hereof to recommend that the AMVESCAP Shareholders vote in favour of the matters in connection with the Arrangement to be considered at the AMVESCAP Meeting. AMVESCAP is not subject to a shareholder rights plan or "poison pill" or similar plan.

         (iv) The approval of this Agreement, the Support Agreement and the Voting and Exchange Trust Agreement, the execution and delivery by AMVESCAP and each of its subsidiaries who will be a party to this

                  Agreement, the Support Agreement and the Voting and Exchange Trust Agreement and the performance by them of their obligations hereunder and thereunder and the completion of the Arrangement and the transactions contemplated thereby, will not (subject to the passing of the AMVESCAP Resolution and obtaining the Regulatory Approvals):

                  (A) result in a violation or breach of, require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

                           (I) its certificate of incorporation, articles, by-laws or other charter documents;

                           (II) any Laws, judgment or decree (subject to obtaining the Regulatory Approvals relating to AMVESCAP), except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws, judgment or decree would not, individually or in the aggregate, have a Material Adverse Effect on AMVESCAP; or

                           (III) except as would not, individually or in the aggregate, have a Material Adverse Effect on AMVESCAP, any contract, agreement, license, franchise or permit to which it is party or by which it or any AMVESCAP Material Subsidiary is bound or subject or is the beneficiary;

                  (B) give rise to any right of termination or acceleration of indebtedness of AMVESCAP or any AMVESCAP Material Subsidiary, or cause any such indebtedness to come due before its stated maturity or cause any available credit of AMVESCAP or any AMVESCAP Material Subsidiary to cease to be available, other than as would not, individually or in the aggregate, have a Material Adverse Effect on AMVESCAP; or

                  (C) except as would not, individually or in the aggregate, have a Material Adverse Effect on AMVESCAP, result in the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any AMVESCAP Material Subsidiary, or restrict, hinder, impair or limit the ability of AMVESCAP or any AMVESCAP Material Subsidiary to carry on its business as and where it is now being carried on.

                  No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by AMVESCAP in connection with the execution and delivery of this

                  Agreement, the Support Agreement and the Voting and Exchange Trust Agreement or the consummation by any of AMVESCAP of the transactions contemplated hereby or thereby other than (A) the Regulatory Approvals relating to AMVESCAP, (B) any filings required in connection with the creation and issue of the AMVESCAP Special Voting Share, (C) the passing of the AMVESCAP Resolution by the AMVESCAP Shareholders, and (D) any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which have been set forth in writing by AMVESCAP to Trimark in a form acceptable to Trimark or which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on AMVESCAP.

(d) Absence of Certain Changes or Events. Except as Publicly Disclosed by AMVESCAP, since December 31, 1999 through to the date hereof each of the AMVESCAP and each AMVESCAP Material Subsidiary has conducted its business only in the ordinary and regular course of business consistent with past practice and there has not occurred:

         (i)      a Material Adverse Change with respect to AMVESCAP;

         (ii) any damage, destruction or loss not fully covered by insurance that could reasonably be expected to have a Material Adverse Effect on AMVESCAP;

         (iii) any entering into, amendment of, relinquishment, termination or non-renewal by it of any material contract, agreement, license, franchise, lease transaction, commitment or other right or obligation that could reasonably be expected to have a Material Adverse Effect on AMVESCAP;

         (iv) any resolution to approve a split, consolidation or reclassification of the AMVESCAP Ordinary Shares; or

         (v) any material change in its accounting methods, principles or practices.

(e) Financial Statements. The audited consolidated financial statements for AMVESCAP as at and for each of the 12-month periods ended December 31, 1999, 1998 and 1997 have been prepared in accordance with United Kingdom generally accepted accounting principles and practices consistently applied and all applicable United Kingdom Financial Reporting Standards and Statements of Standard Accounting Practice and the United Kingdom Companies Act 1985 (as amended); such financial statements give a true and fair view of the consolidated financial position and results of operations of AMVESCAP and its subsidiaries as of the respective dates thereof and for the respective periods covered thereby. The unaudited consolidated financial statements of AMVESCAP for the 3 month period ended March 31, 2000 fairly present in all material respects the trading results and profits before taxation of AMVESCAP and its subsidiaries for such period and save for the fact that they are unaudited (and subject to the absence of notes and the usual year end adjustments), have been prepared in accordance with United Kingdom generally accepted accounting principles and practices consistently applied and all applicable United Kingdom Financial Reporting Standards and Statements of Standard Accounting Practice (to the extent normally complied with in respect of such interim statements by similar UK listed companies).

(f) Reports. AMVESCAP has filed with applicable United Kingdom authorities true and complete copies of all material forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2000, and such documents, at the time filed, (i) did not contain any misrepresentation (as defined in the Securities Act) and (ii) complied in all material respects with the requirements of applicable securities Laws.

(g) Compliance with Laws. Except as has been set forth in writing by AMVESCAP to Trimark in a form acceptable to Trimark or Publicly Disclosed by AMVESCAP, AMVESCAP and the AMVESCAP Material Subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgments and decrees other than non-compliance or violations which would not, individually or in the aggregate, have a Material Adverse Effect on AMVESCAP.

(h) Litigation, Etc. Except as has been set forth in writing by AMVESCAP to Trimark in a form acceptable to Trimark or Publicly Disclosed by AMVESCAP, there is no claim, action, proceeding or investigation pending or, to the knowledge of AMVESCAP, threatened against AMVESCAP or any AMVESCAP Material Subsidiary before any court or Governmental Entity that would reasonably be expected to have a Material Adverse Effect on AMVESCAP or to prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement. Neither AMVESCAP nor any AMVESCAP Material Subsidiary, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect on AMVESCAP or that would prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement.

(i) AMVESCAP Ordinary Shares. Subject to compliance with the requirements of the LSE and UKLA, and the passing of the AMVESCAP Resolution, the AMVESCAP Ordinary Shares to be issued at the Effective Date and upon the exchange, conversion or exercise from time to time of the Exchangeable

         Shares, and the Replacement Options, respectively, will, in all cases, be duly and validly issued by AMVESCAP on their respective dates of issue as fully paid shares and approved for listing (subject to allotment) by the UKLA.

(j) Exchangeable Shares. Subject to Exchangeco complying with all applicable Laws, including the rules and regulations of the Toronto Stock Exchange, the Exchangeable Shares to be issued at the Effective Date and in accordance with the terms of the AMVESCAP Equity Subordinated Debentures will, in all cases, be duly and validly issued by Exchangeco on their respective dates of issue as fully paid and non-assessable shares, and, together with the AMVESCAP Equity Subordinated Debentures, will be conditionally approved for listing by the Toronto Stock Exchange.

(k) Financing. AMVESCAP has made adequate arrangements to ensure that sufficient cash funds are and will at the Effective Time be available to pay to Trimark Securityholders all such cash amounts as will be payable at the Effective Time pursuant to the Arrangement.